As filed with the Securities and Exchange Commission on August 11, 2026

Registration No. 333-297005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIDELITY® ETHEREUM FUND

(Exact name of registrant as specified in its charter)

Delaware	99-6342530
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o FD Funds Management LLC

Nicole Macarchuk

245 Summer Street V13E

Boston, MA 02210

(800) 343-3548

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and agent for service)

Copy to:

Morrison C. Warren, Esq.,

Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

(312) 845-3484

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This pre-effective amendment no.2 to the Registrant’s registration statement on Form S-3 is being filed by the Registrant to (i) update and replace the Registrant’s registration statement on Form S-1, as amended (Registration No. 333-278249), which was declared effective by the SEC on July 31, 2025 and (ii) include disclosure regarding the addition of staking of ether held by the Registrant. No additional securities are being registered under this registration statement.

The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated August 11, 2026

PROSPECTUS

Shares

Fidelity® Ethereum Fund

The Fidelity Ethereum Fund (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ether, the native token of the Ethereum blockchain, as measured by the performance of the Fidelity Ethereum Reference Rate (the “Index”), adjusted for the Trust’s expenses and other liabilities, plus an amount based on the staking rewards associated with ether. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. The Index is constructed using ether price feeds from eligible ether spot markets and a volume-weighted median price (“VWMP”) methodology, calculated every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. The Index is designed to reflect the performance of ether in U.S. dollars. FD Funds Management LLC (the “Sponsor”) is the sponsor of the Trust, CSC Delaware Trust Company (the “Trustee”) is the trustee of the Trust, State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) is the Trust’s transfer agent (in such capacity, the “Transfer Agent”) and cash custodian (in such capacity, the “Cash Custodian”), and Anchorage Digital Bank NA, BitGo Bank & Trust, N.A. (formerly BitGo Trust Company, Inc.), and Fidelity Digital Assets, N.A. (formerly Fidelity Digital Asset Services, LLC) (each a “Custodian” and collectively the “Custodians”) are the custodians for the Trust, and hold all of the Trust’s ether on the Trust’s behalf.

Pursuant to its investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more trusted node operators (which may include the Custodians or their affiliates) (each, a “Node Operator”), except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (see “The Trust’s Staking Program – Liquidity Risk Management”). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize liquid staking tokens (“LSTs”) or purchase the rights to staked ether from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. LSTs are not contemplated by the generic listing standards under which the Trust intends to list and trade its Shares on the Exchange, and accordingly, the Trust will only utilize LSTs if such listing standards are modified to permit their use. The Sponsor only will seek to engage in staking activities to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes. In seeking to achieve its investment objective, the Trust holds ether and values its Shares daily based on the same methodology used to calculate the Index.

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 25,000 Shares (a “Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either ether represented by the Basket being created or cash needed to purchase the amount of ether represented by the Basket being created, in each case as calculated by the Administrator (as defined below). For a redemption of Shares, the Sponsor shall arrange for the ether represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. A financial firm that is authorized to purchase or redeem Shares with the Trust (known as an “Authorized Participant”) will deliver, or facilitate the delivery of, ether or cash to the Trust’s account with the Custodians (in the case of ether) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver ether or cash to such Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Owners of the beneficial interests of Shares (“Shareholders”) who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the per Share net asset value of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. The Shares are listed for trading on the Exchange under the ticker symbol “FETH.”

The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering. The Trust is not a fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by funds registered under the 1940 Act. The Sponsor is not an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), and therefore the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act and is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. Shareholders in the Trust will not benefit from the protections afforded to investors in ether futures contracts on regulated futures markets. The Trust’s Shares are neither interests in nor obligations of the Sponsor or the Trustee.

AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD ETHER. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 27.

THE SHARES OF THE TRUST ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF THE SPONSOR, THE TRUSTEE, THE ADMINISTRATOR, THE TRANSFER AGENT, THE DISTRIBUTOR, THE CUSTODIANS OR ANY OF THEIR RESPECTIVE AFFILIATES. THE SHARES ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [   ], 2026

This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.

Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.

Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

iii

PROSPECTUS SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.

Overview of the Trust

The Fidelity Ethereum Fund (the “Trust”) is an exchange-traded product that issues shares of beneficial interest (the “Shares”) that seeks to list and trade on the Cboe BZX Exchange, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of ether, as measured by the performance of the Fidelity Ethereum Reference Rate (the “Index”), adjusted for the Trust’s expenses and other liabilities, plus an amount based on the staking rewards associated with ether. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. The Index is constructed using ether price feeds from eligible ether spot markets and a volume-weighted median price (“VWMP”) methodology, calculated every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. The Index is designed to reflect the performance of ether in U.S. dollars. In seeking to achieve its investment objective, the Trust holds ether. The Trust is sponsored by FD Funds Management LLC (the “Sponsor”), a wholly-owned subsidiary of FMR LLC. The Trust will custody its ether at Anchorage Digital Bank NA, BitGo Bank & Trust, N.A. (formerly BitGo Trust Company, Inc.), and Fidelity Digital Assets, N.A. (formerly Fidelity Digital Asset Services, LLC) (each a “Custodian” and collectively the “Custodians”), each of which provides custody services for digital assets.

Pursuant to its investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more trusted node operators (which may include the Custodians or their affiliates) (each, a “Node Operator”), except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets and comply with its Liquidity Program (see “The Trust’s Staking Program – Liquidity Risk Management”). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize liquid staking tokens (“LSTs”) or purchase the rights to staked ether from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. LSTs are not contemplated by the generic listing standards under which the Trust intends to list and trade its Shares on the Exchange, and accordingly, the Trust will only utilize LSTs if such listing standards are modified to permit their use. The Sponsor expects to commence the Trust’s staking activities as soon as practicable following the date of this Prospectus.

The Trust provides exposure to the value of ether, and the Shares of the Trust are valued on a daily basis using the same methodology used to calculate the Index. The Trust provides investors with the opportunity to access the market for ether through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring ether directly or acquiring it from an ether spot market. The Trust is passively managed and does not pursue active management investment strategies. The Trust will not invest in derivatives. The Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to invest in ether without purchasing, holding and trading ether directly.

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement (as defined below).

The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

Ether and the Ethereum Network

Ether is a digital asset that is created and transmitted through the operations of the peer-to-peer Ethereum network, a decentralized network of computers that operates pursuant to a set of cryptographic protocols. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a decentralized user base. The Ethereum network allows people to exchange tokens of value, called “ether” or “ETH,” which are recorded on a public transaction ledger known as a blockchain. Ether can be used to pay for goods and services or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. In addition, ether is used to compensate node operators on the Ethereum network for using computational resources to confirm transactions and secure the network. Furthermore, the Ethereum network allows users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with bitcoin, with the goal of creating a global platform for decentralized applications powered by smart contracts. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the protocol’s development. The Ethereum network went live on July 30, 2015. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether or “ETH” were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million which was used to fund the development of the Ethereum network.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive mining process. Following the introduction of EIP-1559, described below, the ether supply and issuance rate has varied based on factors such as recent use of the network.

Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to support the development of the Ethereum protocol and related technologies, including support to projects and entities in the Ethereum community. The Ethereum network is decentralized in that it does not operate under governmental or other centralized authorities or require financial institution intermediaries to create or transmit ether or make governance decisions for the Ethereum network. Rather, the creation, supply and transmission of ether are governed by the rules of the Ethereum protocol and effected through the voluntary participation of node operators and validators, and governance and development of the Ethereum network are by consensus and open competition among developers, users and operating entities in the Ethereum community. The Ethereum network has no central decision-making body. See “Ether, Ether Markets and Regulation of Ether – Ether and the Ethereum Network”.

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

Ether may be regarded as a digital commodity or currency depending on its specific use in particular transactions. On March 17, 2026, the SEC and CFTC jointly issued interpretive guidance expressly identifying ether by name as a “digital commodity” under their five-category token taxonomy, and not a security under federal securities laws. Ether may be used as a medium of exchange or unit of account. Although a number of large and small retailers accept ether as a form of payment in the United States and foreign markets, there is relatively limited use of ether for commercial and retail payments. Similarly, ether may be used as a store of value (i.e., an asset that maintains its value rather than depreciating), although it has experienced significant periods of price volatility.

There can be no assurance as to the future performance of ether; the past performance and volatility of ether should not be taken as an indication of future performance or volatility.

For more information on ether and the Ethereum network, see “Ether, Ether Markets and Regulation of Ether” below.

The Trust’s Investment Objective

The Trust’s investment objective is to seek to track the performance of ether, as measured by the Index, adjusted for the Trust’s expenses and other liabilities, plus an amount based on the staking rewards associated with ether. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust holds ether and values its Shares daily as of 4:00 p.m. Eastern time (“EST”) using the same methodology used to calculate the Index. Pursuant to the Trust’s investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize LSTs or purchase the rights to staked ether from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. LSTs are not contemplated by the generic listing standards under which the Trust intends to list and trade its Shares on the Exchange, and accordingly, the Trust will only utilize LSTs if such listing standards are modified to permit their use.

The Fidelity Ethereum Reference Rate

The Fidelity Ethereum Reference Rate (the “Index”) is designed to reflect the performance of ether in U.S. dollars. The Index is constructed using ether price feeds from eligible ether spot markets and the VWMP methodology, calculated every 15 seconds based on VWMP spot market data over rolling sixty-minute increments to develop an ether price composite. The Index methodology was developed by Fidelity Product Services LLC (the “Index Provider”) and is monitored by the Fidelity Index Committee (the “Index Committee”) with the assistance of the Fidelity Digital Asset Management Product Review Committee. Coin Metrics, Inc. is the third-party calculation agent (“Calculation Agent”) for the Index.

The Trust is entitled to use the Index pursuant to a licensing arrangement with the Index Provider. As the Index is calculated as a price return, it does not track forks or air drops involving ether. Accordingly, the Trust will not normally hold forked or air dropped assets, as further described below in “Risk Factors—The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

Ether Staking Activities

The Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Node Operator will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s ether on the Ethereum network. As a result of the Sponsor utilizing staking activity services of the Custodians, the Trust expects to receive certain staking rewards of ether, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. The Node Operator exercises no discretion as to the amount of the Trust’s ether to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodians will maintain exclusive possession and control of the private keys associated with any staked ether at all times. Staking activity comes with a risk of loss of ether, including in the form of “slashing” penalties. Additionally, as part of the “activating” and “exiting” processes of ether staking, any staked ether will be inaccessible for a period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor will manage.

The Node Operator, the Custodians and the Sponsor will each receive a portion of the staking rewards generated by the Node Operator’s staking activities (the “Staking Fees”). The Staking Fees will be paid from the proceeds of the Node Operator’s staking activities that the Trust receives from the Ethereum network. See “The Trust’s Staking Program – Allocation of Staking Rewards” for more information.

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s ether. There can be no guarantee that the process for the Custodians to unstake or “exit” the Trust’s staked ether positions will result in the Trust regaining complete control of its ether in time to satisfy its current obligations. Accordingly, the Sponsor may consider a number of options to manage the liquidity risk of the Trust in times of stress, including (i) a temporary extension of the settlement timeline for redemption orders, including extending the standard settlement period for redemption distributions for such additional period as the Sponsor determines is necessary to allow for the unstaking of the Trust’s ether to complete, or (ii) fulfilling redemption orders in cash in lieu of ether where the Sponsor determines that the Trust’s unstaked ether reserves are insufficient to satisfy a redemption in kind within the standard settlement period. The Sponsor may also rely on other means of managing liquidity in the future such as the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender), borrowing digital assets directly (subject to applicable legal, regulatory and tax considerations, including requirements necessary to maintain the Trust’s status as a grantor trust for U.S. federal income tax purposes), selling or transferring validator positions to third parties, utilizing liquid staking tokens or smart contract-based intermediation solutions to access liquidity from staked positions (subject to the limitations described above regarding liquid staking tokens), or trading the rights to staked ether for unstaked ether, in each case in its sole discretion and subject to applicable legal, regulatory and tax considerations. See “The Trust’s Staking Program – Liquidity Risk Management”.

Distributions

Under normal circumstances, the Trust will make quarterly cash distributions based on the staking rewards generated by the Trust’s staking program. Record and payment dates will be set by the Sponsor in accordance with the rules of the Exchange, considering what is in the best interest of the Trust. Staking rewards are accumulated in ether until a record date is declared, at which time the Sponsor, pursuant to the Trust’s staking program and distribution procedures, will convert all staking rewards received and available for distribution, net of Trust expenses, into U.S. dollars by instructing a trading counterparty to sell ether before the applicable payment date for distribution to Shareholders of record. The process for converting staking rewards to cash is the same process the Sponsor utilizes to convert ether to cash in connection with redemption transactions. The amount and timing of any future distributions will depend on, among other things, network staking yields, validator performance, protocol rules (including any lock-up or unbonding periods), slashing or downtime events, operational considerations, fees and expenses, and market conditions. Distributions are not guaranteed, and the Sponsor may modify, suspend, or terminate distributions at any time, in its sole discretion (unless doing so would impact the qualification of the Trust as a grantor trust for U.S. federal income tax purposes). For example, the Sponsor may temporarily suspend distributions if current liabilities of the Trust exceed the amount of staking rewards received by the Trust. In such circumstance, the Sponsor shall cause the Trust to retain the staking rewards to satisfy the Trust’s obligations and would not distribute such amounts to investors.

Summary of Risk Factors

An investment in the Trust involves risks described in the section below entitled “Risk Factors” and elsewhere in this Prospectus. Some of these risks are summarized below.

Risks associated with ether and the Ethereum network

The Ethereum network has a limited history relative to traditional commodities and currencies. There is no assurance that use or acceptance of ether will continue to grow. A contraction in use or adoption of ether may result in increased volatility or a reduction in the price of ether, which would likely have an adverse impact on the value of the Shares. Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether. Ether trading prices experience high levels of volatility, and in some cases such volatility has been sudden and extreme. Because of such volatility, owners of beneficial interests of Shares (“Shareholders”) could lose all or substantially all of their investment in the Trust in a very short time, even in the course of one day. Shareholders who invest in the Trust should actively manage and monitor their investments.

The Ethereum network depends on developers for both monitoring and upgrading the software protocols on which the Ethereum network is based and for the release of new and upgraded versions of existing DeFi applications. The Ethereum network and related DeFi applications could cease to be a focal point for developer activity, and there is no assurance that the most active developers who participate in such activities will continue to do so in the future, which could damage the network or reduce ether’s competitiveness with competing digital assets or blockchain protocols.

Spot markets on which ether trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust. Disruptions at ether spot markets, futures markets and in the over-the-counter (“OTC”) markets could adversely affect the availability of ether and the ability of Authorized Participants (as defined below) to purchase or sell ether or ether derivatives (or provide cash in relation thereto) and therefore their ability to create and redeem Shares of the Trust. The loss or destruction of certain “private keys,” including by the Custodians, could prevent the Trust from accessing its ether. Loss of these private keys may be irreversible and could result in the loss of all or substantially all of an investment in the Trust. Loss of private keys may also impede the Trust’s ability to operate, including by limiting the Trust’s ability to transfer ether in the face of a redemption request and forcing the Trust to consider liquidation.

Risks Associated with the Index

The failure of the Index methodology to measure the actual value of ether could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the value of ether as calculated by the Index methodology may differ from the value of ether calculated by other methodologies and the price of ether on any single spot market.

Risks Associated with Investing in the Trust

Shareholders may choose to use the Trust as a means of investing indirectly in ether. As noted, there are significant risks and hazards inherent in the ether market that may cause the price of ether to fluctuate widely. Shareholders considering a purchase of Shares of the Trust should carefully consider what percentage of their total assets should be exposed to the ether market, and should fully understand, be willing to assume, and have the financial resources necessary to withstand, the risks involved in the Trust’s investment strategy, and be in a position to bear the potential loss of their entire investment in the Trust. Because the value of ether, and thus the value of the Shares, may be extremely volatile, Shareholders will need to monitor their investment frequently.

In addition, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. Staking activity comes with a risk of loss of ether. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) member institutions. The staked assets may also be subject to “slashing” penalties, which are designed to deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Node Operator to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodians’ liability to the Trust for the actions of the Node Operator is limited, and the Custodians may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

There is no assurance that the Trust will generate a profit for investors. In addition, an actual or perceived breach of the Trust’s accounts with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares. Any investment made in the Trust may result in a total loss of the investment.

The Trust’s net return will not match the performance of the Index because the Trust incurs operating expenses and other fees and liabilities and the Index does not take staking activities into account. Moreover, the net asset value (“NAV”) of the Trust may deviate from the market price of its Shares for a number of reasons, including price volatility, trading activity, normal trading hours for the Trust, the calculation methodology of the NAV, and/or the closing of ether trading platforms due to fraud, failure, security breaches or otherwise.

The amount of ether represented by the Shares may be reduced during the life of the Trust due to the transfer of the Trust’s ether to pay for the Sponsor Fee (as defined below), distributions, and other liabilities.

Shareholders of the Trust should not expect to receive the economic benefit of any “fork” of the Ethereum network or asset “air dropped” to holders of ether. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Ethereum network (other than what the Sponsor determines to be ether) or any air drop. If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Pricing Information Available on the Exchange and Other Sources

The current market price per Share (symbol: “FETH”) is published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share is published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The website for the Trust, www.fidelity.com, or any successor thereto, which is publicly accessible at no charge, contains the following information: (a) the prior business day’s NAV; (b) the prior business day’s official closing price; (c) calculation of the premium or discount of such Exchange’s official closing price against such NAV; (d) data in chart form displaying the frequency distribution of discounts and premiums of the Exchange’s official closing price against the NAV, within appropriate ranges for each of the four previous calendar quarters (or for the life of the Trust, if shorter); (e) the Prospectus; and (f) other applicable quantitative information. The Trust also disseminates the Trust’s holdings on a daily basis on the Trust’s website. The NAV for the Trust is calculated by the Administrator once a day and is disseminated daily to all market participants at the same time. Quotation and last sale information regarding the Shares are disseminated through the facilities of the consolidated tape.

Any adjustments made to the Index will be published on the Sponsor’s website at i.fidelity.com/indices.

The intra-day levels and closing levels of the Index are published by the Index Provider, and the closing NAV is published by the Administrator (as defined below).

The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.

The Index Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Index for any purpose. Index information and any other data calculated and/or disseminated, in whole or part, by the Index Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Index Provider does not warrant that the Index information will be uninterrupted or error-free, or that defects will be corrected. The Index Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.

For more information on the Index and the Index Provider, see “The Trust and Ether Prices” below.

The Trust’s Legal Structure

The Trust is a Delaware statutory trust, formed on October 31, 2023, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to an Amended and Restated Trust Agreement, as further amended and/or restated from time to time (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the trustee of the Trust (the “Trustee”). The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on August 23, 2019.

The Trust’s Service Providers

The Sponsor

The Sponsor, FD Funds Management LLC, arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor’s principal address is 245 Summer Street, Boston, MA 02210. The Sponsor is responsible for oversight and overall management of the Trust and develops a marketing plan for the Trust, prepares marketing materials regarding the Shares of the Trust, and exercises the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses (defined below) out of the Sponsor’s unified fee.

The Trustee

The Trustee, CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust in accordance with the Declaration of Trust and as required by the Delaware Statutory Trust Act to create a Delaware statutory trust.

The Administrator

Fidelity Service Company, Inc., an affiliate of the Sponsor, serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 245 Summer Street, Boston, MA 02210. Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s ether and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

The Transfer Agent

State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent facilitates the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Trust (“Authorized Participants”).

The Custodians

Anchorage Digital Bank NA (“Anchorage Digital”), BitGo Bank & Trust, N.A. (“BitGo”), and Fidelity Digital Assets, N.A. (formerly Fidelity Digital Asset Services, LLC) (“FDA”) serve as the Trust’s ether custodians. Anchorage Digital is a national trust bank with a principal address at 101 South Reid Street, Suite

329, Sioux Falls, SD 57103. BitGo is a national banking association with a principal address at 6216 South Pinnacle Place, Suite 101, Sioux Falls, SD 57108. FDA, an affiliate of the Sponsor, is a national trust bank with a principal address at 245 Summer Street, Boston, MA 02210. Under each of the agreements entered into with the Custodians (each a “Custodial Services Agreement”), each Custodian is responsible for safekeeping a portion of the ether owned by the Trust. The Custodians were selected by the Sponsor. The Sponsor is responsible for opening accounts with the Custodians that hold the Trust’s ether (the “Ether Accounts”), as well as facilitating the transfer or sale of ether required for the operation of the Trust.

In determining the amount and percentage of the Trust’s ether to allocate to each such Custodian, the Sponsor will consider (i) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (ii) the ability of each Custodian to implement the Trust’s staking program, (iii) the node operator(s) offered through the Custodian, (iv) each Custodian’s reputation and experience in providing ether custody and staking services, (v) the concentration of the Trust’s ether at each Custodian, (vi) the financial resources of each Custodian including its insurance policies, (vii) the fees and expenses associated with the storage and/or staking of the Trust’s ether at each Custodian, and (viii) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor may in the future engage additional custodians for the Trust’s ether.

The Cash Custodian

State Street also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-ether assets of the Trust.

The Distributor

Fidelity Distributors Company LLC, an affiliate of the Sponsor (“FDC” or the “Distributor”), is responsible for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and the Financial Industry Regulatory Authority, Inc. (“FINRA”) advertising laws, rules, and regulations pursuant to a marketing agreement with the Trust. The principal business address of FDC is 900 Salem Street, Smithfield, RI 02917. FDC is a broker-dealer registered under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of FINRA.

Index Services

Fidelity Product Services LLC, an affiliate of the Sponsor, is responsible for oversight of the Fidelity Ethereum Reference Rate. Coin Metrics, Inc. is the third-party, independent calculation agent for the Index.

The Trust’s Fees and Expenses

The Trust pays the Sponsor an annual unified fee of 0.25% of the Trust’s Ether Holdings (the “Sponsor Fee”). The Trust’s “Ether Holdings” is the quantity of the Trust’s ether plus any cash or other assets held by the Trust represented in ether as calculated using the Index price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in ether as calculated using the Index price. The Sponsor Fee is paid by the Trust to the Sponsor as partial compensation for services performed under the Trust Agreement. The Administrator calculates the Sponsor Fee in respect of each day by reference to the prior day’s Ether Holdings. The Sponsor Fee accrues daily in ether and is payable monthly in ether or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of ether to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

In addition to the Sponsor Fee, the Trust will bear the Staking Fees, which the Sponsor, Custodians, and Node Operator will each receive from the proceeds of the Node Operator’s staking activities that the Trust receives from the Ethereum network. The total amount of the Staking Fee will equal a flat 15% of all staking rewards received by the Trust, and the Trust will retain that remaining 85%. The Trust’s NAV will reflect the amount of ether the Trust is entitled to under its staking activities after deduction of accrued but unpaid Staking Fees. For a complete description of the Staking Fees, see “The Trust’s Staking Program – Allocation of Staking Rewards.”

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes and the Staking Fees, but including: (i) the fees of the Trust’s third-party service providers, including, but not limited to, the Distributor, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Index Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of ether, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of ether to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor will cause the transfer or sale of ether in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor, payment for distributions, or for payment of cash redemption proceeds to Authorized Participants. The Trust will seek to transfer or sell ether at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in ether, the amount of ether transferred or sold may vary from time to time depending on the actual sales price of ether relative to the Trust’s expenses and liabilities (e.g., if the price of ether falls, the amount of ether needed to be transferred or sold to pay an expense or liability denominated in U.S. dollars will increase). To the extent the Trust must buy or sell ether, the Trust may do so through a third-party digital asset broker or dealer, including affiliates of the Sponsor. The Sponsor will select third party brokers or dealers that it believes have implemented adequate AML, KYC and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of ether incurred in connection with the fulfillment of a creation or redemption order.

Custody of the Trust’s Assets

The Trust’s Custodians maintain custody of all of the Trust’s ether, which are held in segregated accounts in the name of the Trust on the Custodians’ books and records. A substantial majority (normally in excess of 98%) of the ether held by the Custodians is held in offline (“cold”) storage, and the Custodians are solely responsible for managing the allocation of ether in hot and cold storage, while a portion of the ether is held in “hot” storage in order to be more accessible for ether transfers. The Custodians do not publicly disclose what percentage of ether is held in cold storage. The Trust, as client of the Custodians, performs regular diligence of operational practices of the Custodians, including practices related to the custody of assets held in cold storage.

Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s ether is (are) generated and stored in an offline manner. Private keys are generated on devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, and hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The private keys related to the Trust’s ether are not accessible to any person or entity except the Custodians, including the Sponsor. The Sponsor and the Trust’s service providers have the ability to verify the existence of the Trust’s ether through information provided from the Custodians.

Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the private keys on a storage device or printed medium and deleting the keys from all computers. The Custodians may receive deposits of ether but may not send ether without use of the corresponding private keys. Outbound ether transfers require cryptographic signing by the Custodians using private keys, which are protected using high standards of physical, cyber, and operational controls. As an additional measure, Custodians cannot cause any outbound ether transfers without explicit instruction and approval from the Sponsor.

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction or cash held by the Trust pending distribution to Authorized Participants in a redemption transaction, or payment of Trust expenses or distributions. The Trust has entered into a cash custodian agreement (the “Cash Custody Agreement”) with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash. The Trust is obligated to convert any cash contributed to ether as soon as practicable, except to the extent necessary for a redemption transaction or to pay expenses or distributions.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

The Shares

The Trust issues Shares, which represent fractional undivided beneficial interests in and ownership of the Trust. Shares issued by the Trust will be registered in a book entry system and held in the name of Cede & Co. at the facilities of the Depository Trust Company (“DTC”), and one or more global certificates issued by the Trust to DTC will evidence the Shares. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”) or indirectly through entities (such as broker-dealers) that are DTC Participants.

Net Asset Value

Net Asset Value means the total assets of the Trust including, but not limited to, all ether and cash less total liabilities of the Trust.

The Administrator determines the NAV of the Trust on each day that the Exchange is open for regular trading, as promptly as practical after 4:00 p.m. EST. The NAV of the Trust is the aggregate value of the Trust’s assets less its accrued but unpaid liabilities (which include accrued expenses). In determining the Trust’s NAV, the Administrator values the ether held by the Trust based on the price set by the Index as of 4:00 p.m. EST. The Administrator also determines the NAV per Share. For purposes of the Trust’s financial statements, the Trust will utilize a pricing source that is consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), as of the financial statement measurement date, which may result in valuations that differ from the Trust’s daily NAV calculations. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Plan of Distribution

The Trust is an exchange-traded product. When the Trust sells or redeems its Shares, it will do so in blocks of 25,000 Shares (a “Basket”) based on the quantity of ether attributable to each Share of the Trust (net of accrued but unpaid expenses and liabilities). For a subscription for Shares, the subscription shall be in the amount of either ether represented by the Basket being created or cash needed to purchase the amount of ether represented by the Basket being created, in each case as calculated by the Administrator. For a redemption of Shares, the Sponsor shall arrange for the ether represented by the Basket to be either distributed in kind or sold and the cash proceeds distributed. An Authorized Participant, or the Authorized Participant’s designee (an “Authorized Participant Designee”), will deliver, or facilitate the delivery of, ether or cash to the Trust’s account with the Custodians (in the case of ether) or Cash Custodian (in the case of cash) in exchange for Shares when they purchase Shares, and the Trust will deliver ether or cash to such Authorized Participant or its Authorized Participant Designee when they redeem Shares with the Trust. Shares initially comprising the same Basket but offered by the Authorized Participants to the public at different times may have different offering prices, which depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.

Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. The Shares are listed for trading on the Exchange under the ticker symbol “FETH.”

Federal Income Tax Considerations

It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A shareholder will accordingly include in the computation of their taxable income their proportionate share of the income and expenses realized by the Trust. Each sale or other disposition of ether by the Trust (including, under current Internal Revenue Service (“IRS”) guidance, the use of ether to pay expenses of the Trust) will give rise to gain or loss and will therefore constitute a taxable event for some or all of the Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Use of Proceeds

Proceeds received by the Trust from the issuance of Baskets consist of ether or cash. In addition, the Trust will periodically receive proceeds derived from its staking program that consist of ether. All of the Trust’s ether will be held by the Custodians on behalf of the Trust until (i) deployed into the staking program, (ii) transferred out or sold in connection with the redemption of Baskets or distributions, or (iii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. All of the Trust’s cash proceeds will be held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of ether, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

As of June 1, 2026, the Trust has entered into agreements with each of A1, Ltd., Cumberland DRW LLC, Flow Traders B.V., Galaxy Digital Trading Cayman LLC, JSCT, LLC, Lion Rock Ltd., Virtu Financial Singapore Pte. Ltd., and Wintermute Trading Ltd to serve as an ether trading counterparty to the Trust. JSCT, LLC is an affiliate of Jane Street Capital LLC and Virtu Financial Singapore Pte. Ltd. is an affiliate of Virtu Americas LLC. Each of Jane Street Capital LLC and Virtu Americas LLC is an Authorized Participant. Each of these third parties are, and any other trading counterparty the Trust places orders with will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

ETHER, ETHER MARKETS AND REGULATION OF ETHER

This section of the Prospectus provides a more detailed description of ether, including information about the historical development of ether, how a person holds ether; how to use ether in transactions; how to trade ether; the spot markets where ether can be bought, held and sold; and the ether OTC market and the proof-of-stake concept.

Ether and the Ethereum Network

Ether is a digital asset that is created and transmitted through the operations of the Ethereum peer-to-peer network and associated blockchain ledger (the “Ethereum blockchain” and together the “Ethereum network”), a network of computers, known as nodes, that operates on cryptographic computer-code based logic, called a protocol. No single entity owns or operates the Ethereum network, the infrastructure of which is collectively maintained by a distributed user base, a phenomenon known as decentralization. Ether is not issued by governments, banks or any other centralized authority. The Ethereum network allows people to exchange tokens of value, called ether, which are recorded on a public transaction ledger known as the Ethereum blockchain. Ether can be used to pay for goods and services, including computational power on the Ethereum network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system.

The Ethereum network allows users to write and implement computer programs called smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than ether on the Ethereum network. Smart contract operations are executed on the Ethereum blockchain in exchange for payment of ether. The Ethereum network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Ethereum network is commonly understood to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of ether. Rather, following the initial distribution of ether, ether is created, burned and allocated by the Ethereum network protocol through a process that is currently subject to an issuance and burn rate as further described under “Limits on Ether Supply” below. The value of ether is determined by the supply of and demand for ether on the digital asset exchanges or in private end-user-to-end-user transactions. There is no hard cap which would limit the number of outstanding ether at any one time to a predetermined maximum.

New ether are created and rewarded to the validators of a block in the Ethereum blockchain for verifying transactions. The Ethereum blockchain is effectively a decentralized database that includes all blocks that have been validated and it is updated to include new blocks as they are validated. Each ether transaction is broadcast to the Ethereum network and, when included in a block, recorded in the Ethereum blockchain. As each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the Ethereum blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum network. For further details, see “Creation of New Ether.”

Among other things, ether is used to pay for transaction fees and computational services (i.e., smart contracts) on the Ethereum network; users of the Ethereum network pay for the computational power of the machines executing the requested operations with ether. Requiring payment in ether on the Ethereum network incentivizes developers to write quality applications and increases the efficiency of the Ethereum network because wasteful code costs more. It also ensures that the Ethereum network remains economically viable by compensating people for their contributed computational resources.

History of Ethereum

The Ethereum network was originally described in a 2013 white paper by Vitalik Buterin, a programmer involved with bitcoin, with the goal of creating a peer-to-peer, open-source network enabling users to create so-called decentralized applications powered by smart contracts, which are general-purpose code that executes on the Ethereum network. By combining the Ethereum blockchain with a flexible scripting language that is designed to be capable of implementing sophisticated logic and to execute a wide variety of instructions, the Ethereum network was designed to act as a programmable infrastructure layer that would enable users to create their own rules for ownership, transaction formats and state transition functions that they could build into custom software programs of their own creation. The formal development of the Ethereum network began through a Swiss firm called Ethereum Switzerland GmbH (“EthSuisse”) in conjunction with several other entities. Subsequently, the Ethereum Foundation, a Swiss non-profit organization, was set up to oversee the Ethereum network protocol’s development. The Ethereum network went live on July 30, 2015. Decentralized applications may be controlled by a single user or small group. See “Risk Factors-Risk Factors Related to Digital Assets.” Smart contracts, including those relating to decentralized finance (“DeFi”) applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.”

Ether is the digital asset that powers the Ethereum network and serves as the network’s native unit of account that is used to pay the “gas” fees needed to power decentralized applications and smart contracts and execute transactions. Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. For additional information on the initial distribution, see “Creation of New Ether.” Coinciding with the network launch, it was decided that EthSuisse would be dissolved, designating the Ethereum Foundation as the sole organization dedicated to protocol development.

Smart Contracts and Development on the Ethereum Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Ethereum network involves building more complex tools on top of smart contracts, such as decentralized applications (“DApps”); organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

The Ethereum network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings. As of December 31, 2025, it is believed that a majority of digital assets not issued as the native token on their own blockchains were built on the Ethereum network, with such assets representing a significant amount of the total market value of all digital assets.

More recently, the Ethereum network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as algorithmic stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. During 2025, between $43.1 billion and $97.4 billion worth of digital assets were locked up as collateral on DeFi platforms on the Ethereum network. The Ethereum network remains the dominant blockchain by total value locked (“TVL”) in DeFi protocols. This concentration of DeFi activity on the Ethereum network is a significant driver of demand for ether, as users are required to pay gas fees in ether to execute transactions and smart contracts on the network.

In addition, the Ethereum network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Ethereum network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

The DAO and Ethereum Classic

In July 2016, the Ethereum network experienced what is referred to as a permanent hard fork that resulted in two different versions of its blockchain: Ethereum and Ethereum Classic.

In April 2016, a blockchain solutions company known as Slock announced the launch of a decentralized autonomous organization, known as “The DAO” on the Ethereum network. The DAO was designed as a decentralized crowdfunding model, in which anyone could contribute ether to The DAO in order to become a voting member and equity stakeholder in the organization. Members of The DAO could then make proposals about different projects to pursue and put them to a vote. By committing to profitable projects, members would be rewarded based on the terms of a smart contract and their proportional interest in The DAO. As of May 27, 2016, $150 million, or approximately 14% of all ether outstanding, was contributed to, and invested in, The DAO.

On June 17, 2016, an anonymous hacker exploited The DAO’s smart contract code to siphon approximately $60 million, or 3.6 million ether, into a segregated account. Upon the news of the breach, the price of ether was quickly cut in half as investors liquidated their holdings and members of the Ethereum community worked to determine a solution.

In the days that followed, several attempts were made to retrieve the stolen funds and secure the Ethereum network. However, it soon became apparent that direct interference with the protocol (i.e., a hard fork) would be necessary. The argument for the hard fork was that it would create an entirely new version of the Ethereum blockchain, erasing any record of the theft, and restoring the stolen funds to their original owners. The counterargument was that it would be antithetical to the core principle of immutability of the Ethereum blockchain.

The decision as to whether or not to hard fork the Ethereum blockchain was put to a vote of Ethereum community members. A majority of votes were cast in favor of a hard fork. On July 15, 2016, a hard fork specification was implemented by the Ethereum Foundation. On July 20, 2016, the Ethereum network completed the hard fork, and a new version of the blockchain, without recognition of the theft, was born.

Many believed that after the hard fork the original version of the Ethereum blockchain would dissipate entirely. However, a group of validators continued to mine the original Ethereum blockchain for philosophical and economic reasons. On July 20, 2016, the original Ethereum protocol was rebranded as “Ethereum Classic,” and its native token as ether classic (ETC), preserving the untampered transaction history (including the theft involving the DAO). Following the hard fork of Ethereum, each holder of ether automatically received an equivalent number of ETC tokens.

Overview of the Ethereum Network’s Operations

In order to own, transfer or use ether directly on the Ethereum network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Ethereum network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent double-spending of ether, a user must cryptographically sign and broadcast a transaction to the Ethereum peer-to-peer network. Transactions are validated by network nodes and included in blocks by validators according to Ethereum’s consensus rules. Double-spending is prevented through account nonces and global state consensus, and confirmed transactions are permanently recorded on the publicly accessible and transparent Ethereum blockchain. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Ethereum network validation process, which adds “blocks” of data, including recent transaction information, to the Ethereum blockchain.

Summary of an Ether Transaction

A “transaction request” refers to a request to the Ethereum network made by a user, in which the requesting user (the “sender”) asks the Ethereum network to send some ether or execute some code. A “transaction” refers to a fulfilled transaction request and the associated change in the Ethereum network’s state. An Ethereum client (“Ethereum Client”) is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A node is a computer or other device, such as a mobile phone, running an individual Ethereum Client that is connected to other computers also running their own Ethereum Clients, which collectively form the Ethereum network. Nodes can be full nodes (meaning they host a local copy of the entire Ethereum blockchain) or light nodes, which only host a local copy of a sub-portion of the full Ethereum blockchain with reduced data. Nodes may (but do not have to) be validators, which requires them to download an additional piece of software in the node’s Ethereum Client and stake a certain amount of ether, which is discussed below.

Any user can broadcast a transaction request to the Ethereum network from a node located on the network. A user can run their own node, or they can connect to a node operated by others. For the transaction request to actually result in a change to the current state of the Ethereum network, it must be validated, executed, and “committed to the network” by another node (specifically, a validator node). Execution of the transaction request by the validator results in a change to the Ethereum network’s state once the transaction is broadcast to all other nodes across the Ethereum network. Transactions can include, for example, sending ether from one account to another, as discussed below; publishing a new smart contract onto the Ethereum network; or activating and executing the code of an existing smart contract, in accordance with the terms and conditions specified in the sender’s transaction request.

The Ethereum blockchain can be thought of as a ledger recording a history of transactions and the balances associated with individual accounts, each of which has an address on the Ethereum network. An Ethereum network account can be used to store ether. There are two types of Ethereum accounts: “externally owned accounts,” which are controlled by a private key, and “smart contract accounts,” which are controlled by their own code. Externally owned accounts are controlled by users, do not contain executable code, and are associated with a unique “public key” and “private key” pair, commonly referred to as a “wallet,” with the private key being used to execute transactions. Smart contract accounts contain, and are controlled by, their own executable code: every time the smart contract account receives a transaction from, or is “called” by, another user, the smart contract account’s code activates, allowing it to read and write to internal storage, send ether, or perform other operations. Both externally owned accounts and smart contract accounts can be used to send, hold, or receive ether, and both can interact with other smart contracts. However, only externally owned accounts have the power to initiate transactions; smart contract accounts can only send transactions of their own after they are first activated or called by another transaction. An externally owned account is associated with both a public address on the Ethereum network and a private key, while a smart contract account is only associated with a public address. While a smart contract account does not use a private key to authorize transactions, including transfers of ether, the developer of a smart contract may hold an “admin key” to the smart contract account, or have special access privileges, allowing the developer to make changes to the smart contract, enable or disable features on the smart contract, or change how the smart contract receives external inputs and data, among others.

Accounts depend on nodes to access the peer-to-peer Ethereum network. Through the node’s Ethereum Client, a user’s Ethereum wallet and its associated Ethereum network address enable the user to connect to the

Ethereum network and transfer ether to, and receive ether from, other users, and interact with smart contracts, on a peer-to-peer basis. A user with an externally owned account can run their own node (and their own Ethereum Client) and connect that node to their Ethereum wallet, allowing them to make transactions from their Ethereum wallet on the Ethereum network, or a user’s wallet can connect to third-party nodes operated as a service (e.g., Infura) and access the Ethereum network that way. Multiple accounts can access the Ethereum network through one node.

Each user’s Ethereum wallet is associated with a unique “public key” and “private key” pair. To receive ether in a peer-to-peer transaction, the ether recipient must provide its public key to the sender. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The sender approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from which the sender is transferring the ether. The recipient, however, does not make public or provide to the sender the recipient’s related private key, only its public key.

Neither the recipient nor the sender reveal their private keys in a peer-to-peer transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses their private key, the user may permanently lose access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum wallet must sign the transaction with the sender’s associated private key. In addition, since every computation on the Ethereum network requires processing power, there is a mandatory transaction fee involved with the transfer that is paid by the sender to the Ethereum network itself (“base fee”), plus additional transaction fees the sender can elect (or not) to pay at their discretion to the validators who validate their transaction (“tip”). The resulting digitally signed transaction is sent by the user’s Ethereum wallet, via a node (whether run by the user or operated by others), to other Ethereum network nodes, who in turn broadcast it on a peer-to-peer basis to validators to allow transaction confirmation.

Ethereum network validators record and confirm transactions when they validate and add blocks of information to the Ethereum blockchain. Validators operate by running Ethereum nodes configured with both execution and consensus clients, as well as validator software enabled by dedicated cryptographic keys. Under Ethereum’s proof-of-stake consensus mechanism, validators are pseudo-randomly selected to propose new blocks and to attest to the validity of blocks proposed by others. To become a validator, an operator must stake a minimum of 32 ether, which activates a unique validator identity associated with one or more cryptographic keys, including a validator signing key and withdrawal credentials. Following the Ethereum Pectra upgrade in May 2025, validators may have an effective balance between 32 ether and 2,048 ether. Each validator corresponds to a unique validator identity backed by a 32 ether stake, and multiple validators may be operated on a single physical node or through a third-party validator service. Validators generally both propose blocks (“proposers”) and participate in a committee that approves the block (“attesters”). Validators are selected based on a random process. A single person or entity running a group of validators does not gain an advantage in any one of their validators being selected. Further, a validator’s effective balance determines its participation weight, and significant penalties—such as slashing or prolonged inactivity—can reduce this balance and may ultimately result in the validator being forcibly exited from the active validator set. A single person or entity can increase the numerical chances that any of their validators will be randomly selected by staking ether across one or more validators. When a validator is randomly selected by the protocol’s algorithm to propose a block, it submits a proposal for the block to be committed to the blockchain subject to completion of validation by other validators on the network, which includes data relating to (i) the verification of newly submitted transaction requests submitted by senders and (ii) a reference to the prior block in the Ethereum blockchain to which the new block is being added. The proposing validator becomes aware of outstanding transaction requests through peer-to-peer data packet transmission and distribution enforced by the Ethereum protocol rules, which connects the proposer to users who want transactions recorded. If, once created, the proposing validator’s block is confirmed by a committee of randomly selected attesters, the block is committed to the Ethereum network and added to the Ethereum blockchain. Any smart contract code invoked by a transaction is executed only if the transaction is included in a block by a validator. Execution occurs within the Ethereum Virtual Machine and is bounded by the gas limit specified by the sender, with gas costs paid at the prevailing base fee and any applicable priority fee. Transactions that remain in the mempool and are not included in a block are not executed and incur no gas costs. Upon the addition of a block included in the Ethereum blockchain, an adjustment to the ether balance in both the sender’s and the recipient’s Ethereum network public key will occur, completing the ether transaction. Once a transaction is confirmed on the Ethereum blockchain, it is irreversible.

Ethereum validators are compensated through a combination of transaction-based rewards and protocol-issued ether. Block proposers receive execution-layer rewards, including transaction priority fees and any extractable value, while newly issued ether is distributed at the consensus layer to both block proposers and attesting validators in proportion to their participation in block proposal, attestation, and other consensus duties. Validators may incur penalties for failing to perform their assigned duties, such as missing attestations or prolonged inactivity, which can result in reduced rewards or gradual balance reductions. Validators that violate core protocol rules—such as proposing multiple blocks in the same slot or making conflicting attestations—may be subject to slashing. Slashing is a protocol-enforced penalty that involves an immediate reduction of the validator’s staked ether, a forced exit from the active validator set, and potential additional penalties that increase in severity if other validators are slashed for the same misbehavior. Through these incentives and penalties, the Ethereum network seeks to deter double-spending and other consensus attacks while promoting validator integrity.

Some ether transactions are conducted “off-blockchain” and are therefore not recorded in the Ethereum blockchain. These off-chain transfers typically involve changes in beneficial ownership or control of ether held within a centralized digital asset exchange or custodial wallet, rather than a protocol-level transfer of ether between blockchain addresses. If a transaction takes place through a centralized digital asset exchange or a custodian’s internal books and records, it is not broadcast to the Ethereum network or recorded on the Ethereum blockchain. In contrast to on-blockchain transactions, which are publicly recorded on the Ethereum blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not peer-to-peer ether transactions in that they do not involve a transaction on the Ethereum network and do not reflect a movement of ether between addresses recorded in the Ethereum blockchain. For these reasons, off-blockchain transactions are not immutable or irreversible as any such transfer of ether ownership is not cryptographically protected by the protocol behind the Ethereum network or recorded in, and validated through, the blockchain mechanism.

Ether Markets and Exchanges

Ether spot markets hosted on centralized venues typically permit investors to open accounts with the market and then purchase and sell ether via websites or through mobile applications. Prices for trades on ether spot markets are typically reported publicly. In general, an investor opening a trading account on such a venue must deposit an accepted government-issued currency into its account with the spot market, or a previously acquired digital asset, before they can purchase or sell assets on the spot market. The process of establishing an account with an ether market and trading ether is different from, and should not be confused with, the process of users sending ether from one ether address to another ether address on the Ethereum network. This latter process is an activity that occurs on the Ethereum network, while the former is an activity that occurs entirely within the order book operated by the spot market. The spot market typically records the investor’s ownership of ether in its internal books and records, rather than on the Ethereum blockchain. The spot market ordinarily does not transfer ether to the investor on the Ethereum blockchain unless the investor makes a request to the exchange to withdraw the ether in its exchange account to an off-exchange ether wallet.

Outside of the spot markets, ether can be traded OTC. The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for ether, investment managers, proprietary trading firms, high-net-worth individuals that trade ether on a proprietary basis, entities with sizable ether holdings and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of ether. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price—often via chat or voice—and then one of the two parties will initiate the transaction. For example, a seller of ether could initiate the transaction by sending the ether to the buyer’s Ethereum network address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with accompanying trades on ether spot markets.

In addition, ether futures and options trading occurs on exchanges in the United States regulated by the Commodity Futures Trading Commission (the “CFTC”). The market for CFTC-regulated trading of ether derivatives has developed substantially. Ether futures on the CME (“CME Ether Futures”) traded around $43.42 billion per month in the one year ending December 31, 2025 and represented around $56.23 billion in open interest per month.

Creation of New Ether

Initial Creation of Ether

Unlike other digital assets, such as bitcoin, which are solely created through a progressive mining process, 72.0 million ether were created in connection with the launch of the Ethereum network. The initial 72.0 million ether were distributed as follows:

Initial Distribution: 60.0 million ether, or 83.33% of the supply, was sold to the public in a crowd sale conducted between July and August 2014 that raised approximately $18 million.

Ethereum Foundation: 6.0 million ether, or 8.33% of the supply, was distributed to the Ethereum Foundation for operational costs.

Ethereum Developers: 3.0 million ether, or 4.17% of the supply, was distributed to developers who contributed to the Ethereum network.

Developer Purchase Program: 3.0 million ether, or 4.17% of the supply, was distributed to members of the Ethereum Foundation to purchase at the initial crowd sale price.

Following the launch of the Ethereum network, ether supply initially increased through a progressive validation process. Following the introduction of EIP-1559, described below, the ether supply and issuance rate has varied based on factors such as recent use of the network.

Proof-of-Work Validation Process

Prior to September 2022, Ethereum operated using a proof-of-work consensus mechanism. Under proof-of-work, in order to incentivize those who incurred the computational costs of securing the network by validating transactions, there was a reward given to the computer (under proof-of-work, validators were known as “miners”) that was able to create the latest block on the chain. Every 12 seconds, on average, a new block was added to the Ethereum blockchain with the latest transactions processed by the network, and the miner that generated this block was awarded a variable amount of ether, depending on use of the network at the time. In certain validation scenarios, ether was sometimes sent to another miner if they were also able to find a solution but their block was not included. This is referred to as an “uncle/aunt reward.” Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) was guaranteed to be random. Prior to the Merge upgrade, described below, miners on the Ethereum network engaged in a set of prescribed complex mathematical calculations in order to add a block to the Ethereum blockchain and thereby confirm ether transactions included in that block’s data.

Proof-of-Stake Process

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade that was initially known as “Ethereum 2.0.” and eventually became known as the “Merge” to transition the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. The Merge was completed on September 15, 2022, and the Ethereum network has operated on a proof-of-stake model since such time.

Unlike proof-of-work, in which miners expend computational resources to compete for the right to propose new blocks and receive rewards if selected, proof-of-stake relies on validators who lock up (“stake”) cryptocurrency as economic collateral. In a proof-of-stake system, validators are pseudo-randomly selected—weighted by the amount of cryptocurrency staked—to propose and attest to new blocks. Validators earn rewards for correct participation in consensus and risk losing a portion of their stake for violating protocol rules or failing to perform assigned duties. Proof-of-stake is believed by some to be more energy efficient and scalable than proof-of-work. Approximately every 12 seconds, a new block may be proposed and added to the Ethereum blockchain containing recently submitted transactions. The validator selected to propose the block receives execution-layer rewards such as transaction priority fees and any extractable value, as well as a portion of newly issued ether, while additional newly issued ether is distributed to other validators that attest to the block.

Limits on Ether Supply

The rate at which new ether are issued and put into circulation is expected to vary. In September 2022, the Ethereum network converted from proof-of-work to a new proof-of-stake consensus mechanism. Following the Merge, Ethereum’s annual ether issuance decreased relative to the proof-of-work era and now fluctuates based on network usage and validator behavior. In addition, the issuance of new ether may be partially offset—or, at times, more than fully offset—by the fee-burn mechanism introduced by EIP-1559, under which ether is permanently removed from circulation at a rate that varies with network usage, creating the potential for periods of net deflation. See “Modifications to the Ethereum Protocol.” On occasion, the ether supply has been deflationary over a 24-hour period as a result of the burn mechanism. The attributes of the new consensus algorithm are subject to change but, in sum, the new consensus algorithm and related modifications reduced total new ether issuances and could turn the ether supply deflationary over the long term.

As of December 31, 2025, the current circulating supply of ether is estimated to be around 120.69 million coins.

Modifications to the Ethereum Protocol

The Ethereum network is an open-source project with no official developer or group of developers that controls it. However, historically the Ethereum network’s development has been overseen by the Ethereum Foundation and other core developers. The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Ethereum network’s source code. However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum network’s source code in their individual Ethereum Client, and ultimately a critical mass (in practice, a substantial majority) of validators and users—such as DApp and smart contract developers, as well as users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or Ethereum network—must support the shift, or the upgrades will lack adoption. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. If a modification is accepted by less than a substantial majority of users and validators, a division in the Ethereum network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors-Risk Factors Related to Digital Assets-A temporary or permanent “fork” could adversely affect the value of the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Ethereum network only if accepted by a sufficiently broad cross-section of the Ethereum network’s participants.

For example, in 2019 the Ethereum network completed a network upgrade called Metropolis that was designed to enhance the usability of the Ethereum network and was introduced in two stages. The first stage, called Byzantium, was implemented in October 2017. The purpose of Byzantium was to increase the network’s privacy, security, and scalability and reduce the block reward for validators (at that time, validators on the proof-of-work consensus version of Ethereum were known as “miners”) who created new blocks in proof-of-work consensus from 5.0 ether to 3.0 ether. The second stage, called Constantinople, was implemented in February 2019, along with another upgrade, called St. Petersburg. Another network upgrade, called Istanbul, was implemented in December 2019. The purpose of Istanbul was to make the network more resistant to denial of service attacks, enable greater ether and Zcash interoperability as well as other Equihash-based proof-of-work digital assets, and to increase the scalability and performance for solutions on zero-knowledge privacy technology like SNARKs and STARKs. The purpose of these upgrades was to prepare the Ethereum network for the introduction of a proof-of-stake algorithm and reduce the block reward from 3.0 ether to 2.0 ether.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to be proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof of work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was given only to the first validator to successfully solve the puzzle and hash a given block, and not to others).

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding, which has been discussed for years, is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those that would rely on handling the bulk of computational work relating to transactions or smart contracts and decentralized applications (“DApps”) outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions that are designed to help increase throughput and reduce transaction fees by handling or validating transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by uploading the transactions validated on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” execute transactions and generate validity proofs off Ethereum’s base layer, with Ethereum verifying only the proof and recording the necessary data on-chain. By contrast, optimistic rollups assume transactions are valid by default and only invoke onchain verification through fraud proofs if a submitted batch of transactions is challenged during a defined dispute window. Other proposed blockchain scaling approaches differ significantly in design and security assumptions. State channels allow a defined set of participants to conduct a large number of transactions off-chain by exchanging signed messages between themselves, while relying on the Ethereum blockchain only to open the channel and, if necessary, to close it by settling the final agreed-upon state. In contrast, side chains are separate blockchain networks that operate in parallel to Ethereum, maintain their own consensus mechanisms, and process transactions independently. Side chains may support smart contracts and decentralized applications without burdening the Ethereum main network, but they do not derive their security directly from Ethereum and instead rely on their own validator or consensus model. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

Apart from solutions designed to address scalability challenges, there have been other upgrades as well. In 2021, Ethereum implemented the EIP-1559 upgrade, which restructured the network’s transaction fee mechanism. Under EIP-1559, transaction fees are divided into two components: a protocol-determined base fee and a user-specified priority fee (or “tip”). The base fee is permanently removed from circulation through a fee-burn mechanism, while the priority fee is paid to the validator that proposes the block. This change altered validator compensation and introduced a mechanism that can reduce—or, during periods of high network usage, exceed—new ether issuance. Future updates may impact the supply of or demand for ether or its price.

On March 13, 2024, the Ethereum network underwent a planned fork called “Dencun” implementing a series of EIPs. EIP 4844, which some commentators perceive to be the most significant EIP within the Dencun series, is intended to improve the economics of rollups by introducing a temporary storage solution, called Binary Large Objects (“blobs”), which is expected to reduce the cost of recording batched transactions on the Ethereum Network. Following the introduction of blob data under EIP-4844, operators of Layer 2 rollups gained a choice between two mechanisms for publishing transaction data to Ethereum: temporary blob data, which is retained on the network for a limited period before being pruned, and permanent smart-contract calldata, which remains indefinitely stored on-chain. Because blob data is designed for short-term data availability rather than long-term storage, it is pruned from Ethereum’s protocol-level storage after a defined retention period, creating incentives for third-party service providers to archive historical blob data off-chain. Immediately following the upgrade, several Layer 2 networks reported reduced gas costs when batching transactions to Ethereum, which in turn lowered transaction fees for users on those Layer 2 networks. As with any change to software code, planned forks such as Dencun could introduce bugs, coding defects, unanticipated or undiscovered problems, flaws, security risks, or problematic incentive structures, or such planned forks could otherwise fail to work as intended or achieve the expected benefits that proponents hope for in the short term or the long term, which could also have an adverse effect on adoption of the Ethereum network and the value of ether, and therefore the Shares.

On May 7, 2025, the Ethereum network activated Pectra, a coordinated upgrade combining the Prague execution-layer hard fork and the Electra consensus-layer upgrade, which introduced several significant changes, including increasing the maximum effective validator balance from 32 ETH to 2,048 ETH to allow stake consolidation and reduce validator operational overhead, enabling protocol-level account abstraction that allows externally owned accounts (EOAs) to temporarily execute smart-contract logic, and expanding blob capacity for rollups by increasing the target number of blobs per block from three to six (with a higher maximum), thereby improving data availability and reducing rollup posting costs. Separately, on December 3, 2025, Ethereum activated Fusaka, which introduced Peer Data Availability Sampling (PeerDAS), allowing nodes to verify the availability of blob data through probabilistic sampling rather than downloading entire blobs, enabling Ethereum to safely support further increases in blob capacity over time while maintaining decentralization and advancing the network’s long-term scalability roadmap.

The Trust’s activities will not directly relate to scalability or upgrade projects, though such projects may potentially increase demand for ether and the utility of the Ethereum network as a whole. Conversely, if they are unsuccessful or they cause users or application or smart contract developers to migrate away from the Ethereum blockchain, demand for ether could potentially be reduced. Also, projects that operate and are built within the Layer 1 Ethereum blockchain and network may increase the data flow on the Ethereum network and could either “bloat” the size of the Ethereum blockchain or slow confirmation times.

Forms of Attack Against the Ethereum Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to a “51% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the Ethereum blockchain. As of the date of this Prospectus, a small number of large liquid staking protocols and staking pools collectively control a significant percentage of the ether staked on the Ethereum network. For example, Lido Finance, a liquid staking protocol, has at various times reportedly controlled approximately 30% or more of all staked ether on the Ethereum network, though the actual percentage fluctuates over time.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which have led to temporary delays in block creation and in the transfer of Ethereum. Any similar attacks on the Ethereum network that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of the Shares.

This is not intended as an exhaustive list of all forms of attack against the Ethereum network. For additional information, see the “Risk Factors” section of this Prospectus.

Market Participants

Validators

In proof-of-stake, validators risk or stake coins to be randomly selected to validate transactions and are rewarded for performing their responsibilities and behaving in accordance with protocol rules. Malfunctions that cause validators to go offline and, in turn, inhibit them from performing their duties can result in financial penalties (e.g., inactivity leak). Any malicious activity, such as proposing multiple blocks for the same slot, making incorrect attestations or otherwise violating protocol rules, results in the penalization or slashing of staked coins and forced exit from performing validator duties. The penalty varies depending on the type of offense and correlation to potential offenses by other validators.

Validators range from Ethereum enthusiasts to professional operations that design and build dedicated machines and data centers. On the Ethereum network, a validator must stake 32 ether in order to participate in maintaining the network. Once consensus is reached, the participating validator receives newly issued ETH as part of their consensus rewards and the priority fee as part of their execution rewards. The priority fee represents one of two components of the transaction fee. The second component is the base fee, which makes up the vast majority of the transaction fees paid by users and is not received by validators, but is instead taken out of circulation, or burnt. The base fee and the priority fee both fluctuate with network usership.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer ether transactions through the direct sending of ether over the Ethereum network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers, although the use of ether as a means of payment is still developing and has not been accepted in the same manner as bitcoin due to ether’s relative nascency and because ether has a generally different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. For example, Coinbase, Kraken, Bitstamp, Gemini, and LMAX Digital are some of the largest digital asset exchanges by volume traded. As the Ethereum network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ethereum network.

Competition

As of December 31, 2025, more than 10,000 other digital assets, as tracked by CoinMarketCap.com, have been developed since the inception of bitcoin, which is currently the most developed digital asset because of the length of time it has been in existence, the investment in the infrastructure that supports it, and the network of individuals and entities that are using bitcoin in transactions. While ether has enjoyed some success in its limited history, the aggregate value of outstanding ether is smaller than that of bitcoin and may be eclipsed by the more rapid development of other digital assets. As of December 31, 2025, ether was the second largest digital asset by market capitalization as tracked by CoinMarketCap.com, though its relative position may fluctuate over time. In addition, while ether was the first digital asset with a network that served as a smart contracts platform, newer digital assets also function as smart contracts platforms, including Solana, Avalanche, Cardano and others. The Ethereum network also faces competition from Layer 2 scaling solutions built on other blockchains, as well as from private or permissioned blockchain versions of Ethereum being developed by certain industry groups. The emergence of competing smart contract platforms has in recent years resulted in the migration of certain DeFi and other applications away from the Ethereum network, which could reduce demand for ether.

Government Oversight, Though Increasing, Remains Limited

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including Financial Crimes Enforcement Network (“FinCEN”), SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology, aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies. President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. The task force also seeks to establish a practical and achievable process for registration of digital assets and design clearly defined disclosure requirements and frameworks. On January 29, 2026, SEC Chairman Paul S. Atkins and CFTC Chairman Michael S. Selig announced that “Project Crypto”, previously an SEC-led initiative, will proceed as a joint effort between the SEC and the CFTC to harmonize federal oversight of crypto asset markets. On March 17, 2026, the SEC issued a joint interpretation with the CFTC clarifying the application of the federal securities laws to certain types of crypto assets and transactions involving crypto assets. The interpretation establishes a token taxonomy classifying crypto assets into five categories: (i) digital commodities; (ii) digital collectibles; (iii) digital tools; (iv) stablecoins; and (v) digital securities. The SEC explicitly identified ether as a “digital commodity” that is not itself a security. Digital commodities are defined as crypto assets that are intrinsically linked to and derive their value from the programmatic operation of a functional crypto system, as well as supply and demand dynamics, rather than from the expectation of profits from the essential managerial efforts of others. The interpretation provides that digital commodities, digital collectibles, and digital tools are not themselves securities, though they may become subject to an investment contract under certain circumstances. The interpretation also clarifies that protocol staking activities do not involve the offer and sale of a security. Although the SEC’s March 2026 interpretation provides significant clarity regarding the regulatory treatment of ether and similar digital commodities, uncertainty remains regarding certain aspects of digital asset regulation. A non-security crypto asset may become subject to the federal securities laws if it is offered and sold as part of an investment contract.

Additionally, U.S. state and federal as well as foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity. The outcomes of ongoing and future regulatory actions may alter the nature of an investment in the Shares or the ability of the Trust to continue to operate.

The CFTC has regulatory jurisdiction over the ether futures markets. In addition, because the CFTC has determined that ether is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for ether. The CFTC has pursued enforcement actions relating to fraud and manipulation involving ether and ether markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving ether that do not use collateral, leverage, or financing.

On February 8, 2021, the CME, a designated contract market (“DCM”) registered with the CFTC launched new contracts for ether futures products. DCMs are boards of trades (or exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the Commodity Exchange Act. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, a DCM is required to establish self- regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of ether futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; to monitor data from cash markets with respect to price settlements and other ether prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; to engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

In addition to the U.S., various foreign jurisdictions have adopted, and may continue to, in the near future, adopt laws, regulations or directives that affect the Ethereum network, the ether markets, and their users, particularly ether spot markets and service providers that fall within such jurisdictions’ regulatory scope.

The effect of any future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including ether, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including ether, over the course of 2017, followed by steep drawdowns throughout 2018 in digital asset trading prices, including for ether. These drawdowns notwithstanding, digital asset prices, including ether, increased significantly again during 2019, decreased significantly again in the first quarter of 2020 and increased significantly again over the remainder of 2020 and the first quarter of 2021. Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely.

Extreme volatility in the future, including further declines in the trading prices of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of ether and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of ether.

Digital assets such as ether are a relatively new asset class, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as ether are a relatively new asset class, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recentness of their development, their dependence on the internet and other technologies, usership, developers and node operators (as described below) and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Digital asset networks, including the Ethereum network, and the software used to operate them are in the early stages of development. Given the recentness of the development of blockchain networks, their associated digital assets may not function as intended and, in turn, parties may be unwilling to use digital assets, which would dampen the potential growth of blockchain networks. Because ether is a digital asset, the value of the Shares is subject to a number of factors relating to the fundamental investment characteristics of digital assets, including the fact that digital assets are bearer instruments and loss, theft, compromise, or destruction of the associated private keys could result in permanent loss of the asset.

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Blockchains are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Ethereum network, could affect the ability to transfer digital assets, including ether, and, consequently, their value.

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The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the node operators in a digital asset network, such as the Ethereum network, could result in a “fork” in such network’s blockchain, including the Ethereum blockchain, resulting in the operation of multiple separate networks.

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Governance of the Ethereum network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Ethereum network, which may stymie the Ethereum network’s utility and ability to grow and face challenges or serve as a catalyst for a hard fork of the network. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Ethereum network, especially long-term problems.

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The foregoing notwithstanding, the Ethereum network’s protocol is informally overseen by a collective of core developers who, along with members of the Ethereum community, can introduce proposals, known as Ethereum Improvement Proposals (“EIPs”), for updating the Ethereum network. The core developers evolve over time, largely based on self-determined participation. An Ethereum Client is a software application that implements the Ethereum network specification and communicates with the Ethereum network. A “node” is a computer or other device that has downloaded the Ethereum Client and is connected to other computers also running the Ethereum Client software, together forming the Ethereum network. To the extent that a significant majority of node operators update their individual Ethereum Client to the new specification, the Ethereum network could be subject to new protocols that may adversely affect the value of ether. In addition, if a digital asset network has high-profile contributors, a perception that such contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

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To the extent that any validators cease to process transactions that do not include the payment of a transaction fee in validated blocks, such transactions will not be recorded on the Ethereum blockchain. Any widespread delays in the processing of transactions could result in a loss of confidence in a digital asset network.

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Many digital asset networks, including the Ethereum network, face significant scaling challenges and are being upgraded with various features designed to increase the speed of digital asset transactions and the number of transactions that can be processed in a given period (known as “throughput”). These attempts to increase the volume of transactions may not be effective, and such upgrades may fail, resulting in potentially irreparable damage to the Ethereum network and the value of ether. Furthermore, successful improvements to the scalability of digital asset networks often come at the expense of decentralization and/or security.

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Moreover, the cryptography underlying ether could prove to be breakable or ineffective over time, or advancements in mathematics and computing technology—including progress in quantum computing—could render current cryptographic schemes vulnerable. While no practical quantum computer capable of breaking Ethereum’s cryptography currently exists, academic research has suggested that future cryptographically relevant quantum systems could require fewer resources than previously estimated, potentially accelerating the timeframe in which such risks may need to be addressed. The Ethereum network has been in the process of implementing a series of software upgrades and other changes to its protocol, which were previously referred to collectively as “Ethereum 2.0” and some of which were implemented during 2022, such as “the Merge” that transitioned the Ethereum network from a proof-of-work consensus mechanism to a proof-of-stake consensus mechanism. These upgrades have resulted in new iterations of the Ethereum network. Many of the completed and contemplated upgrades to the Ethereum network include updates to material aspects of its source code. Although some of these upgrades have been successfully implemented, such as “the Merge” (September 2022), the “Shanghai” upgrade (April 2023), the “Dencun” upgrade (March 2024), the “Pectra” upgrade (May 2025), and the “Fusaka” upgrade (December 2025), there is no guarantee that there are not undiscovered flaws that will emerge in the future even in upgrades previously considered successful, and previously successful upgrades do not guarantee that future upgrades will be successful. Any such undiscovered flaws, or the failure to properly implement future changes, could have a material adverse effect on the value of ether and the value of the Shares. The “Shanghai” upgrade allows users to unstake their ether and remove it from the relevant smart contract; the “Dencun” upgrade introduced blob transactions to improve Layer 2 scalability; the “Pectra” upgrade, which included 11 EIPs, increased the maximum validator stake from 32 ETH to 2,048 ETH, introduced account abstraction features, and doubled target blob throughput, among other changes; and the “Fusaka” upgrade introduced PeerDAS, which enables nodes to verify blob data availability through sampling rather than downloading entire blobs, raised the default gas limit to 60 million, and introduced Blob Parameter Only forks to safely increase blob throughput. As a result of these or future upgrades, it is possible that significant volumes of currently locked and illiquid ether may become unlocked and sold, which could increase volatility in ether prices or have a material adverse effect on the value of ether and the value of the Shares. Upgrades currently under consideration, such as Glamsterdam, an Ethereum network upgrade targeted for implementation in 2026, are expected to introduce structural changes focused on improving base-layer performance and scalability, although the final scope, timing, and impact of such upgrades remain subject to change. Because these upgrades involve complex modifications to core protocol mechanics, their effects may be difficult to anticipate in advance. In addition, the acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and validators in a digital asset network could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate networks. See “A temporary or permanent “fork” could adversely affect the value of the Shares” for additional information.

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The Ethereum network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of ether as well as other Ethereum network protocols. For example, the Ethereum network has on three separate occasions reduced the quantity of ether rewarded per block and may make additional changes in the future. See “Ether, Ether Markets and Regulation of Ether” for additional information. The open-source nature of many digital asset network protocols, such as the protocol for the Ethereum network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or they may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with those of other participants in a particular digital asset network. If the Ethereum network does not successfully develop its policies on supply and issuance, or does so in a manner that is not attractive to network participants, there may not be sufficient network level support for such network, which could lead to a decline in the support and price of ether.

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Decentralized application and smart contract developers depend on being able to obtain ether to be able to run their programs and operate their businesses. In particular, decentralized applications and smart contracts require ether in order to pay the gas fees needed to power such applications and smart contracts and execute transactions. Thus, they represent a significant source of demand for ether. Ether’s price volatility (particularly where ether prices increase), or the Ethereum network’s wider inability to meet the demands of decentralized applications and smart contracts in terms of inexpensive, reliable, and prompt transaction execution (including during congested periods), or to solve its scaling challenges or increase its throughput, may discourage such decentralized application and smart contract developers from using the Ethereum network as the foundational infrastructure layer for building their applications and smart contracts. If decentralized application and smart contract developers abandon the Ethereum blockchain for other blockchain or digital asset networks or protocols for whatever reason, the value of ether could be negatively affected.

Moreover, because digital assets, including ether, have been in existence for a relatively short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of ether.

The first digital asset, bitcoin, was launched in 2009. The Ethereum network launched in 2015 (though some ether was sold in a pre-mine in 2014). Ether, along with bitcoin, was one of the first cryptographic digital assets to gain global adoption and critical mass. In general, digital asset networks, including the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets, represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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Ether is only selectively accepted as a means of payment by retail and commercial outlets, and use of ether by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for ether transactions; process wire transfers to or from digital asset exchanges, ether-related companies or service providers; or maintain accounts for persons or entities transacting in ether. As a result, the prices of ether may be influenced to a significant extent by speculators, thus contributing to price volatility that makes retailers less likely to accept ether in the future.

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Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as ether, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually. Further, the lack of availability of banking services could prevent the Trust from being able to complete creations and redemptions of Baskets, the timely liquidation of ether and withdrawal of assets from the Custodians even if the Sponsor determined that such liquidation was appropriate or suitable, or otherwise disrupt the Trust’s operations.

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Certain privacy-preserving features have been or are expected to be introduced to digital asset networks, including the Ethereum network. For example, some prominent contributors to the Ethereum network have proposed the concept of “privacy pools,” zero-knowledge proofs, and other privacy-preserving features. If any such features are introduced to the Ethereum network, any exchanges or businesses that facilitate transactions in ether may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks or facilitate illicit financing or crime.

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Users, protocol and application developers and validators may otherwise switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Ethereum network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Ethereum network.

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

Beginning in the fourth quarter of 2021 and continuing to date, digital asset prices have fluctuated widely. This has led to volatility and disruption in the digital asset markets and financial difficulties for several prominent industry participants, including digital asset trading platforms, hedge funds and lending platforms. For example, in the first half of 2022, digital asset lenders Celsius Network LLC and Voyager Digital Ltd. and digital asset hedge fund Three Arrows Capital each declared bankruptcy, and the stablecoin TerraUSD collapsed. These events caused a loss of confidence in participants in the digital asset ecosystem, negative publicity surrounding digital assets more broadly and market-wide declines in digital asset trading prices and liquidity.

Thereafter, in November 2022, FTX Trading Ltd. (“FTX”), the third largest digital asset trading platform by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency. Shortly thereafter, FTX’s CEO resigned and FTX and numerous affiliates of FTX filed for bankruptcy. The U.S. Department of Justice subsequently brought criminal charges, including charges of fraud, violations of federal securities laws, money laundering, and campaign finance offenses, against FTX’s former CEO and others. In November 2023, FTX’s former CEO was convicted of fraud and money laundering. Similar charges related to violations of anti-money laundering laws were brought in November 2023 against Binance and its former CEO. FTX is also under investigation by the SEC, the Justice Department, and the Commodity Futures Trading Commission, as well as by various regulatory authorities in the Bahamas, Europe and other jurisdictions. In response to these events, the digital asset markets have experienced extreme price volatility and declines in liquidity, and regulatory and enforcement scrutiny has increased, including from the DOJ, the SEC, the CFTC, the White House and Congress. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. The SEC also brought charges against Genesis Global Capital, LLC and Gemini Trust Company, LLC on January 12, 2023 for their alleged unregistered offer and sale of securities to retail investors. In October 2023, the New York Attorney General brought charges against Gemini, Genesis Global Capital and numerous affiliates of Genesis Global Capital, and Digital Currency Group alleging violations of law relating to the Gemini Earn program. In May 2024, the Bankruptcy Court of the Southern District of New York approved a settlement of the charges with the Genesis entities.

These events resulted in calls for heightened scrutiny and regulation of the digital asset industry, with a specific focus on digital asset trading platforms, and custodians. For example, in June 2023, the SEC brought charges against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), two of the largest digital asset trading platforms, alleging that they solicited U.S. investors to buy, sell, and trade “crypto asset securities” through their unregistered trading platforms and operated unregistered securities exchanges, brokerages and clearing agencies. Binance subsequently announced that it would be suspending USD deposits and withdrawals on Binance.US and that it plans to delist its USD trading pairs. In addition, in November 2023, the SEC brought similar charges against Kraken (the “Kraken Complaint”), alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The Binance Complaint, the Coinbase Complaint and the Kraken Complaint led to further volatility in digital asset prices. In January 2025, the SEC launched the Crypto Task Force dedicated to developing a comprehensive and clear regulatory framework for digital assets led by Commissioner Hester Peirce. Subsequently, Commissioner Peirce announced a list of specific priorities to further that initiative, which included pursuing final rules related to a digital asset’s security status, a revised path to registered offerings and listings for digital asset-based investment vehicles, and clarity regarding digital asset custody, lending and staking. In February 2025, Coinbase and the SEC entered into a joint stipulation to dismiss the SEC’s lawsuit with prejudice, subject to the court’s approval. Kraken has also announced that it reached an agreement in principle with the SEC to dismiss the SEC’s lawsuit, subject to formal approval by the SEC’s Commissioners. In May 2025, the SEC voluntarily dismissed its lawsuit against Binance. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. On March 17, 2026, the SEC and CFTC, under the leadership of SEC Chairman Paul S. Atkins and CFTC Chairman Michael S. Selig, jointly issued a landmark interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets” (the “Interpretation”). The Interpretation supersedes the SEC’s prior 2019 staff-level digital asset framework and is binding on both agencies’ enforcement and supervisory staff. The Interpretation establishes a five-category token taxonomy for crypto assets (digital commodities, digital collectibles, digital tools, stablecoins, and digital securities) and, consistent with prior SEC and CFTC staff statements, confirms that ether is a “digital commodity” and not a security under federal securities laws. As an interpretive release (rather than formal rulemaking under the Administrative Procedure Act), the Interpretation does not carry the binding force of a statute or regulation, courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. The final outcome of other investigations or enforcement actions with other digital asset market participants (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants remain uncertain.

The U.S. regulatory regime – namely the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the SEC, the CFTC, FinCEN, the Office of the Comptroller of the Currency, the FDIC and the Federal Bureau of Investigation) as well as the White House have issued reports and releases concerning digital assets, including ether and digital asset markets. However, the extent and content of any forthcoming laws and regulations are not yet ascertainable with certainty, and it may not be ascertainable in the near future. It is possible that new laws and increased regulation and regulatory scrutiny may require the Trust to comply with certain regulatory regimes, which could result in new costs for the Trust. The Trust may have to devote increased time and attention to regulatory matters, which could increase costs to the Trust. New laws, regulations and regulatory actions could significantly restrict or eliminate the market for, or uses of, digital assets including ether, which could have a negative effect on the value of ether, which in turn would have a negative effect on the value of the Trust’s Shares.

In 2025 and continuing into 2026, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies. The Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), which was passed by the U.S. House of Representatives with bipartisan support in July 2025 but had not yet passed the full Senate as of the date of this Prospectus, is designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins, delineates the respective jurisdictions of the SEC and the CFTC, and grants the CFTC exclusive authority over “digital commodities” while granting the SEC authority over “digital securities.” It also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security. The Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”) was signed into law in July 2025 and establishes the first federal regulatory framework for the issuance and operation of payment stablecoins. These legislative actions represent significant progress toward a comprehensive regulatory regime for digital assets, though substantial uncertainty remains regarding the implementation and interpretation of these new laws. These events are continuing to develop at a rapid pace and it is not possible to predict at this time all of the risks that they may pose to the Sponsor, the Trust, their affiliates and/or the Trust’s third-party service providers, or to the digital asset industry as a whole.

Continued disruption and instability in the digital asset markets as these events develop, including further declines in the trading prices and liquidity of ether, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets.

A concentrated number of ether wallets is believed to hold, in aggregate, a significant percentage of the ether in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of ether, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of ether.

It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries.

Countries such as China, India and Russia have previously taken regulatory action to prohibit certain activities relating to digital assets and may take additional steps to prohibit or otherwise limit the use of digital assets in the future. In addition, countries may impose new or existing regulatory regimes on digital assets that are inconsistent with their intended operation. The imposition of such regulatory regimes on digital assets may have wide ranging implications on the offer, sale, trading, clearing and use of such assets, which may impede their continued adoption. Such regulatory regimes may adversely affect an investment in the Shares.

For example, in the United States, the SEC has been active in asserting its jurisdiction over digital assets. Specifically, the SEC and its staff have taken the position that certain digital assets fall within the definition of a security under the U.S. federal securities laws, beginning with the June 2017 Report of Investigation that concluded that “DAO Tokens” were investment contracts, because they were issued with the purpose of raising funds for investing in digital assets. The bankruptcy filings of FTX, the third largest digital asset trading platform by volume at the time of its filing, and other bankruptcy filings of crypto companies throughout calendar year 2022 increased the regulatory scrutiny of the digital asset industry. In 2023, the SEC charged each of Coinbase and Binance with operating its digital asset trading platform as an unregistered national securities exchange, broker and clearing agency, asserting that certain assets supported on each trading platform are securities. The SEC also brought similar charges against Kraken, alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. The SEC has since dismissed its lawsuits against Binance, Coinbase and Kraken. On March 17, 2026, the SEC and CFTC jointly issued the Interpretation, a Commission-level interpretive release that establishes a five-category token taxonomy for crypto assets and is binding on both agencies’ enforcement and supervisory staff. As an interpretive release rather than formal rulemaking under the Administrative Procedure Act, the Interpretation does not carry the binding force of a statute or regulation, courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. The final outcome of other investigations or enforcement actions with other digital asset market participants (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants remain uncertain. Furthermore, in August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals list.

In addition, Congress continues to consider potential legislation designed to comprehensively regulate the digital asset industry in the U.S. The CLARITY Act, which passed the House of Representatives with bipartisan support in July 2025 but had not yet passed the full Senate as of the date of this Prospectus, would, if enacted, codify a five-category token taxonomy for crypto assets into statute, delineate the respective jurisdictions of the SEC and the CFTC over digital assets, and introduce registration requirements and operational standards for digital asset intermediaries. If enacted in its current or a modified form, such new legislation could dramatically restructure the regulatory framework within which digital assets may be offered, sold, traded, cleared and used in the U.S. Such a restructuring could affect the viability of digital assets in the U.S. and accordingly adversely affect an investment in the Shares. Similarly, the GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins and could affect the stability and utility of stablecoins that play important roles in digital asset markets, including the market for ether.

Risks Associated with Ether and the Ethereum Network

The Ethereum network and its native digital asset, ether, are a relatively new technological innovation with a limited operating history.

Ether has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of ether and, in turn, a limited basis for evaluating an investment in ether. Although past performance is not necessarily indicative of future result, if ether had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.

Changes in the governance of a digital asset network may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Ethereum network, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Ethereum network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation.

If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks, including the Ethereum network, face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security, scalability, and decentralization. This is commonly known as the Blockchain Trilemma under which only two of the three ideal blockchain features have been attainable. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. This is one reason why security and decentralization is the most popular pairing. In practice, this typically means that every single validator on a given digital asset network is responsible for securing the system by processing every transaction and every single full node is responsible for maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the fact that all validators participate in validating in each block and the capabilities of each single fully participating node.

As of December 31, 2025, the Ethereum network handled approximately 24.7 transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions. As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Ethereum network has been, at times, at capacity, which has led to increased transaction fees. In December 2017, the popularity of the blockchain-based game Cryptokitties led to significant network congestion on the Ethereum network. The game, which allows players to trade and create virtual kitties, represented by NFTs, was reported by some sources to have accounted for more than 10% of the entire Ethereum network traffic at the time causing increases in transaction fees and delays in transaction processing times, and driving Ethereum network traffic to a reported then all-time high. Since January 1, 2020, ether transaction fees have increased from $0.08 average daily transaction fees per ether transaction, to a high of up to approximately $200 (in ether) average daily transaction fees per transaction on April 30, 2022. Transaction fees on the Ethereum network have fluctuated significantly over time and may continue to do so, including during periods of network congestion. Elevated fees and slower settlement can reduce demand for network usage and adversely affect ether’s price. Increased fees and decreased settlement speeds could preclude certain uses for ether (e.g., micropayments), and could reduce demand for, and the price of, ether, which could adversely impact the value of the Shares.

In the second half of 2020, the Ethereum network began the first of several stages of an upgrade culminating in the Merge. The Merge amended the Ethereum network’s consensus mechanism to include a process known as proof-of-stake, and was intended to address the perceived shortcomings of the proof-of-work consensus mechanism in terms of labor intensity and duplicative computational effort expended by validators (known under proof-of-work as “miners”) who did not win the race, under proof-of-work, to be the first in time to solve the cryptographic puzzle that would allow them to be the only validator permitted to validate the block and receive the resulting block reward (which was given only to the first validator to successfully solve the puzzle and hash a given block, and not to others). Instead, under proof-of-stake, a single validator is randomly selected to solve the cryptographic puzzle needed to validate a block, which it proposes to a committee of other validators, who vote for whether to include the block (or not), which reduces the computational work performed - and energy expended - to validate each block compared to proof-of-work. See “Ether, Ether Markets and Regulation of Ether” for additional information.

Following the Merge, core development of the Ethereum source code has increasingly focused on modifications of the Ethereum protocol to increase speed, throughput and scalability and also to improve existing or next generation uses. Future upgrades to the Ethereum protocol and Ethereum blockchain to address scaling issues - such as network congestion, slow throughput and periods of high transaction fees owing to spikes in network demand - have been discussed by network participants, such as sharding. The purpose of sharding is to increase scalability of the Ethereum blockchain by splitting the blockchain into subsections, called shards, and dividing validation responsibility so that a defined subset of validators would be responsible for each shard, rather than all validators being responsible for the entire blockchain, allowing for parallel processing and validation of transactions. However, there appears to be uncertainty and a lack of existing widespread consensus among network participants about how to solve the scaling challenges faced by the Ethereum network.

The rapid development of other competing scalability solutions, such as those that would rely on handling the bulk of computational work relating to transactions or smart contracts and DApps outside of the main Ethereum network and Ethereum blockchain, has caused alternatives to sharding to emerge. “Layer 2” is a collective term for solutions that are designed to help increase throughput and reduce transaction fees by processing or executing transactions off the main Ethereum network (known as “Layer 1”) and then attempting to take advantage of the perceived security and integrity advantages of the Layer 1 Ethereum network by posting the transactions executed on the Layer 2 protocol back to the Layer 1 Ethereum network. The details of how this is done vary significantly between different Layer 2 technologies and implementations. For example, “rollups” perform transaction execution outside the Layer 1 blockchain and then post the data, typically in batches, back to the Layer 1 Ethereum blockchain where consensus is reached. “Zero knowledge rollups” are generally designed to run the computation needed to validate the transactions off-chain, on the Layer 2 protocol, and submit a proof of validity of a batch of transactions (not the entire transactions themselves). By contrast, “optimistic rollups” assume transactions are valid by default and only run computation in the event of a challenge. Other proposed Layer 2 scaling solutions include, among others, “state channels,” which are designed to allow participants to run a large number of transactions on the Layer 2 side channel protocol and only submit two transactions to the main Layer 1 Ethereum blockchain (the transaction opening the state channel, and the transaction closing the channel); and “side chains,” in which an entire Layer 2 blockchain network with capabilities similar to those of the existing Layer 1 Ethereum blockchain runs in parallel with the existing Layer 1 Ethereum blockchain and allows smart contracts and DApps to run on the Layer 2 side chain without burdening the main Layer 1 network. To date, the Ethereum network community has not coalesced overwhelmingly around any particular Layer 2 solution, though this could change.

There is no guarantee that any of the mechanisms in place or being explored for increasing the speed and throughput of settlement of Ethereum network transactions will be effective, or how long these mechanisms will take to become effective, which could cause the Ethereum network to not adequately resolve scaling challenges and could adversely impact the adoption of ether and the Ethereum network and the value of the Shares. There is no guarantee that any potential scaling solution, whether a change to the Layer 1 blockchain like sharding or the introduction of a Layer 2 solution like rollups, state channels or side chains, will achieve widespread adoption. It is possible that proposed changes to the Layer 1 Ethereum network could divide the community, potentially even causing a hard fork, or that the decentralized governance of the Ethereum network could cause network participants to fail to coalesce overwhelmingly around any particular solution, resulting in the Ethereum network suffering reduced adoption or causing users or validators to migrate to other blockchain networks. It is also possible that scaling solutions could fail to work as intended or could introduce bugs, coding defects or flaws, security risks, or other problems that could cause the Ethereum network to suffer operational disruptions. Any of the foregoing could adversely affect the price of ether or the value of the Shares of the Trust.

If a malicious actor or botnet obtains control of more than 50% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could manipulate the Ethereum blockchain, which could adversely affect the value of the Shares or the ability of the Trust to operate.

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum network contains certain flaws. For example, the Ethereum network is currently vulnerable to several types of attacks, including:

•	“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the staked ether, a malicious actor could cause a temporary fork in the blockchain.

•

“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the staked ether, a malicious actor would be able to gain full control of the network and the ability to manipulate the blockchain, potentially for an extended period or even permanently.

•

“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the staked ether, a malicious actor could permanently and irreversibly manipulate the blockchain.

The success of these types of attacks depends on the malicious actor’s ability to gather an enormous amount of ether and other resources, which serves as the primary practical defense of the network. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the validating power on the Ethereum network, it may be able to alter the Ethereum blockchain on which transactions in ether rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the validating power on the Ethereum network or the Ethereum community did not reject the fraudulent blocks as malicious, reversing any changes made to the Ethereum blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Ethereum network.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic Blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the Ethereum network, which could negatively impact the value of ether and the value of the Shares.

Although there are no known reports of malicious activity on, or control of, the Ethereum network, it is believed that certain groups of coordinating or connected ether holders may together have more than 50% of outstanding ether which, if staked and if the users run validators, would permit them to exert authority over the validation of ether transactions. This risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of ether, the feasibility of a malicious actor obtaining control of the validating power on the Ethereum network will increase, which may adversely affect the value of ether and the value of the Shares.

A malicious actor may also obtain control over the Ethereum network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Ethereum network, the risk that a malicious actor may be able to obtain control of the Ethereum network in this manner exists. Moreover, it is possible that a group of ether holders that together control more than 50% of outstanding ether are in fact part of the initial or core developer group, or are otherwise influential members of the Ethereum community. To the extent that the initial or existing core developer groups also control more than 50% of outstanding ether, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Ethereum network will be even greater and, should this materialize, it may adversely affect the value of the Shares.

Any name change and any associated rebranding initiative by the core developers of ether may not be favorably received by the digital asset community, which could negatively impact the value of ether and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” The Sponsor cannot predict the impact of any name change and any associated rebranding initiative on ether. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of ether and the value of the Shares.

Smart contracts, including those relating to DeFi applications, are a new technology and their ongoing development and operation may result in problems, which could reduce the demand for ether or cause a wider loss of confidence in the Ethereum network, either of which could have an adverse impact on the value of ether.

Smart contracts are programs that run on the Ethereum blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain core developers and contributors pursued a “hard fork” of the Ethereum network in order to erase any record of the theft. Despite these efforts, the price of ether reportedly dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a reportedly $30 million theft of ether, and in November 2017, a new vulnerability in Parity’s wallet software reportedly led to roughly $160 million worth of ether being indefinitely frozen in an account. Furthermore, in April 2018, a batch overflow bug was found in many Ethereum-based ERC20-compatible smart contract tokens, allowing hackers to create a large number of smart contract tokens and causing multiple crypto asset platforms worldwide to shut down ERC20-compatible token trading. Similarly, in March 2020, a design flaw in the MakerDAO smart contract caused forced liquidations of crypto assets at significantly discounted prices, resulting in millions of dollars of losses to users who had deposited crypto assets into the smart contract. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers siphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of ether.

In some cases, smart contracts can be controlled by one or more “admin keys,” users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data or transmits ether or other digital assets, and make other changes to the smart contract. Furthermore, in some cases inadequate public information may be available about certain smart contracts or applications, and information asymmetries may exist, even with respect to open-source smart contracts or applications; certain participants may have hidden informational or technological advantages, making for an uneven playing field. There may be opportunities for bad actors to perpetrate fraudulent schemes and engage in illicit activities and other misconduct, such as exit scams and rug pulls (orchestrated by developers and/or influencers who promote a smart contract or application and, ultimately, escape with the money at an agreed time), or Ponzi or similar fraud schemes.

Many DeFi applications are currently deployed on the Ethereum network, and smart contracts relating to DeFi applications currently represent a significant source of demand for ether. DeFi applications may achieve their investment purposes through self-executing smart contracts that may allow users, for example, to invest digital assets in a pool from which other users can borrow without requiring an intermediate party to facilitate these transactions. These investments may earn interest to the investor based on the rates at which borrowers repay the loan, and can generally be withdrawn by the investor. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally makes adverse changes to a smart contract or to the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt or locked up, or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. If an attacker is able to access or obtain the super user privileges of a smart contract, or if a smart contract’s super users or core community members take actions that adversely affect the smart contract, users who transact with the smart contract may experience decreased functionality of the smart contract or may suffer a partial or total loss of any digital assets they have used to transact with the smart contract. Furthermore, the underlying smart contracts may be insecure, may contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Ethereum network and represent a significant source of demand for ether, public confidence in the Ethereum network itself could be negatively affected, such sources of demand could diminish, and the value of ether could decrease. Similar risks apply to any smart contract or decentralized application, not just DeFi applications.

Validators may suffer losses due to staking, which could make the Ethereum network less attractive.

Validation on the Ethereum network requires ether to be deposited (i.e., “staked”) to activate a validator node. If the Ethereum network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. The Ethereum network imposes three types of sanctions for validator misbehavior or inactivity, which would result in a portion of their staked ether being confiscated, withdrawn or “burned”: penalties, slashing, and inactivity leaks. A validator may face penalties if it fails to take certain actions, such as providing a timely attestation to a block proposed by another validator. Under this scenario, a validator’s staked ether could be burned in an amount equal to the reward to which the validator would have been entitled for performing the actions. A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. After an initial slashing, as described in the previous sentence, the validator is queued for forceful removal from the Ethereum network’s validator “pool,” and more of the validator’s staked ether is burned over a period of approximately thirty-six (36) days with the exact amount of ether burned and time period determined by the network regardless of whether the validator makes any further slashable errors, at which point the validator is automatically removed from the validator pool. Staked ether may also be burned through a process known as an “inactivity leak,” which is triggered if the Ethereum network has gone too long without finalizing a new block. For a new block to be successfully added to the blockchain, validators that account for at least two-thirds of all staked ether must agree on the validity of a proposed block. This means that if validators representing more than one-third of the total staked ether are offline, no new blocks can be finalized. To prevent this, an inactivity leak causes the ether staked by the inactive validators to gradually “bleed away” until these inactive validators represent less than one-third of the total stake, thereby allowing the remaining active validators to finalize proposed blocks. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Ethereum network’s adoption or the price of ether. Any disruption of validation on the Ethereum network could interfere with network operations and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease. The limited liquidity during the “activation” or “exiting” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Ethereum network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of ether to decrease.

Proof-of-stake blockchains are a relatively recent innovation and have not been subject to as widespread use or adoption over as long of a period of time as proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Ethereum network following the Merge, and their associated digital assets - including the ether held by the Trust - have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended; could lead to outright failure to function entirely causing a total outage or disruption of network activity; or could cause them to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or will perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

Risks associated with staking activities.

The Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Node Operator will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s ether on the Ethereum network. As a result of the Sponsor utilizing staking activity services of the Custodians, the Trust expects to receive certain staking rewards of ether, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. There can be no guarantee that the Trust’s staking activities will result in any amount of rewards. The Node Operator exercises no discretion as to the amount the Trust’s ether to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodians will maintain exclusive possession and control of the private keys associated with any staked ether at all times. The amount of ether the Trust may receive as reward for its staking activity can vary significantly over time. Staking activity comes with a risk of loss of ether, including in the form of “slashing” penalties. While the Sponsor does not expect the activities of the Node Operator to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Additionally, as part of the “activating” and “exiting” processes of ether staking, any staked ether will be inaccessible for a period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor will manage.

Staking activity comes with a risk of loss of ether. None of the Trust’s assets, including any staked assets, are subject to the protections enjoyed by depositors with Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) member institutions. The staked assets may also be subject to “slashing” penalties. Slashings occur when a validator attests to two different histories of the chain and penalties occur when a validator is offline for a prolonged period of time. In combination, they deter malicious validators from attacking blockchains and ensure consistent participation of validators to maintain network stability. While the Sponsor does not expect the activities of the Node Operator to result in slashing penalties, there can be no guarantee that slashing penalties will not occur. Furthermore, the Custodians’ liability to the Trust for the actions of the Node Operator is limited, and the Custodians may lack the assets or insurance in order to support the recovery of any losses incurred. Accordingly, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to slashing or penalties.

Additionally, the Ethereum Network implements “activation” and “exit” buffer periods moderating when stakers can unstake and withdraw their stake. This prevents malicious actors from performing an attack and withdrawing before funds are slashed and preserves network stability. “Activation” is the funding of a validator to be included in the active set, being forward selected for attestations and block proposals. “Exit” is the request to exit from the active set and no longer be selected for attestations or block proposals. As part of these “activating” and “exiting” processes of Ethereum staking, any staked ether will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network congestion. However, depending on demand, unstaking can take between hours, weeks or months to complete. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods. These methods may result in less than all of the Trust’s ether being staked, which would reduce the amount of staking rewards received by the Trust and the value of Shares. See “The Trust’s Staking Program – Process of Unstaking” and “– Liquidity Risk Management.”

On May 29, 2025, the staff of the SEC’s Division of Corporation Finance issued its “Statement on Protocol Staking Activities” (the “Staking Statement”). The Staking Statement gave the staff’s view regarding staking on networks that use PoS as a consensus mechanism that certain of such activities do not involve the offer and sale of securities within the meaning of the 1933 Act and the 1934 Act. Accordingly, under such an interpretation, the participants of such staking activities do not need to register such transactions with the SEC under the 1933 Act. Immediately following the issuance of the Staking Statement, SEC Commissioner Crenshaw provided a dissenting statement indicating her belief the conclusion expressed in the Staking Statement was erroneous and that certain transactions covered by the Staking Statement do involve the purchase and sale of securities within the meaning of the federal securities laws. The Sponsor believes that the Trust’s staking activities are of the type described in the Staking Statement and therefore does not involve the purchase and sale of securities. However, if the staff or the SEC were to disagree with the Sponsor’s position, or if the SEC or the staff were to take a position contrary to the views expressed in the Staking Statement, the Trust or its service providers may be deemed to be in violation of federal securities laws.

There may be periods when less than 100% of the Trust’s ether is staked, which may impact returns to Shareholders.

The Sponsor seeks to maximize the amount of the Trust’s ether staked with one or more Node Operators, subject to reserving ether at its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program (see “The Trust’s Staking Program – Liquidity Risk Management”). Despite these efforts, circumstances beyond the Sponsor’s control may result in less than 100% of the Trust’s ether being staked at certain times. When this occurs, Shareholders may not receive the full benefits associated with having all of the Trust’s ether staked. As a result, an investment in the Trust may differ from directly holding ether and directly staking ether.

The Node Operator may not optimally execute the staking activities.

The Trust relies on the resources of the Node Operator to facilitate the Sponsor’s staking activities through the Custodians. The Node Operator will provide the hardware, software and services necessary for the Custodians to deposit ether into a validator node. The hardware and software utilized by the Node Operator may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Node Operator to effectively execute the staking activities. The Sponsor will have no ability to supervise or direct the conduct of the Node Operator.

In addition, the Trust will bear the Staking Fees. The payment of the Staking Fees will reduce the portion of the staking rewards generated by the staking activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Sponsor were to administer its own staking activities without the assistance of third-party service providers.

Centralization concerns around a single person or entity controlling a large percentage of the validating stake.

Validators must deposit 32 ether to establish a node and activate a unique validator key pair that is used to sign block proposals and attestations on behalf of its stake (i.e., vote on its view of the chain). For each node that is established, a unique validator key pair is generated. An application built on the Ethereum network, or a single node operator, can manage many validator key pairs. For example, Lido, an application that provides a so-called “liquid staking” solution which permits holders of ether to deposit them with Lido, which stakes the ether while issuing the holder a transferrable token, is reported by some sources to have or have had up to 275,000 validator key pairs divided across over 30 node operators. At times, Lido has reportedly controlled around, or in excess of, 33% of the total staked ether on the Ethereum network. While it is widely believed that Lido has little incentive to attempt to interfere with transaction finality or block confirmations using its reported 33% stake, since doing so would likely cause its entire stake to be slashed and thus lost (assuming good actors unaffiliated with Lido controlled the remainder), and also because Lido is believed to not control most of the third party node operators where its ether is staked, and finally since the occurrence of such manipulation of the Ethereum network’s consensus process by Lido or any other actor would likely cause ether to lose substantial value (which would hurt Lido economically), it nevertheless poses centralization concerns. If Lido, or a bad actor with a similar sized stake, were to attempt to interfere with transaction finality or block confirmations, it could negatively affect the use and adoption of the Ethereum network and the value of ether, and thus the value of the Shares.

Spot markets on which ether trades are relatively new and largely unregulated or may not be complying with existing regulations and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

Digital asset trading platforms are relatively new and, in some cases, unregulated or may not be complying with existing regulations. Several digital asset trading platforms are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance.

In the U.S., digital asset trading platforms may not be subject to, or may not comply with, regulations governing the operation of national securities exchanges or designated contract markets. Furthermore, while many prominent digital asset trading platforms provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many digital asset trading platforms do not provide this information. Furthermore, because these platforms are largely unregulated or may not be complying with existing regulations, there is an increased risk of fraud, manipulation and other malfeasance on these platforms, both by malicious third-party actors and the platforms’ own personnel. For example, persons with access to trade order information on a digital asset trading platform may use such information to “front-run” those orders, which may go undetected in part due to the lack of regulations requiring those platforms to adopt deterrence mechanisms.

Outside the U.S., digital asset trading platforms may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2019 there were reports claiming that 80.95% of bitcoin trading volume on digital asset trading platforms was false or noneconomic in nature, with specific focus on unregulated platforms located outside of the United States. Such reports may indicate that the digital asset trading platform market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the digital asset trading platform market than is commonly understood. Nonetheless, any actual or perceived false trading in the digital asset trading platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of digital assets, including ether, and/or negatively affect the market perception of digital assets, including ether. As a result, the marketplace may lose confidence in digital asset trading platform, including prominent exchanges that handle a significant volume of ether trading.

The ether market globally and in the United States is not subject to comparable regulatory guardrails as exist in regulated securities markets. Furthermore, many ether trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of ether on trading venues may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset exchanges, or may not exist at all. The SEC has identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash trading”; (2) persons with a dominant position in a digital asset manipulating the digital asset’s pricing; (3) hacking of the digital asset’s peer-to-peer network, protocols and trading platforms; (4) malicious control of the digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in the digital asset, new sources of demand for the digital asset, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins” (for more information, see “Prices of ether may be affected by stablecoins, the activities of stablecoin issuers and their regulatory treatment”); and (7) fraud and manipulation at digital asset trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in the digital asset markets and/or cause distortions in price, which could adversely affect the Trust or cause losses to Shareholders.

In addition, over the past several years, some digital asset trading platforms have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. While, generally speaking, smaller digital asset trading platforms are less likely to have the infrastructure and capitalization that make larger digital asset trading platforms more stable, larger digital asset trading platforms are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset trading platforms could be subject to abrupt failure with consequences for both users of digital asset trading platforms and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other platforms from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset trading platform. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In November 2022, FTX, one of the largest digital asset trading platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior. In February 2025, approximately $1.5 billion worth of ether was stolen from the Dubai-based Bybit exchange in what is reported to be the largest digital asset theft in history. According to the FBI, the theft was carried out by North Korean state-sponsored hackers operating under the name “TraderTraitor” (also known as the Lazarus Group), who exploited a supply chain compromise of Bybit’s third-party wallet software provider to redirect a routine ether transfer to wallets controlled by the attackers. The FBI attributed this specific attack to the Democratic People’s Republic of Korea, which has been linked to over $6.75 billion in total cryptocurrency theft since 2017.

Negative perception, a lack of stability in the digital asset markets and the closure or temporary shutdown of digital asset trading platforms due to fraud, failure or security breaches may reduce confidence in the Ethereum network and result in greater volatility or decreases in the prices of ether. Furthermore, the closure or temporary shutdown of a digital asset trading platforms used in calculating the Index may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. The potential consequences of a digital asset trading platform’s failure could adversely affect the value of the Shares.

Furthermore, some spot markets, including both centralized and decentralized venues, lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as ether on digital asset trading platforms may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

A lack of stability in the ether spot markets, including as a result of any manipulation of ether spot markets and the termination or suspension of spot market operations due to fraud, operational failures, cybersecurity breaches, or violations or alleged violations of laws and regulations, may reduce confidence in ether generally and result in greater volatility in the market price of ether and the Shares of the Trust. Furthermore, the closure or temporary shutdown of an ether spot market may impact the Trust’s ability to determine the value of its ether holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares. The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares.

Momentum pricing.

The value of a single unit of ether as represented by the Index may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, ether may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of ether, and, in turn, an investment in the Trust.

Some market observers have asserted that the ether market is experiencing a “bubble” and have predicted that, in time, the value of ether will fall to a fraction of its current value, or even to zero. Ether has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.

Irrevocable nature of blockchain-recorded transactions.

Ether transactions recorded on the Ethereum network are not, from an administrative perspective, reversible, in theory, without the control or consent of a majority of the nodes on the Ethereum network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of an ether or a theft of ether generally will not be reversible, and the Trust may not be capable of seeking compensation for or return of any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred from custody accounts in incorrect quantities or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third-party or is incapable of identifying the third-party that has received the Trust’s ether through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred ether. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The loss or destruction of a private key required to access ether may be irreversible.

Digital assets, including ether, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third-party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the ether held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s ether holdings are stolen, including from or by the Custodians, the Trust could lose some or all of its ether holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s ether would adversely affect the value of the Shares.

A disruption of the internet may affect Ethereum network operations, which may adversely affect the ether industry and an investment in the Trust.

The Ethereum network relies on the Internet. A significant disruption of Internet connectivity could disrupt the Ethereum network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. Moreover, it is possible that as ether increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.

Digital assets are also susceptible to border gateway protocol hijacking (“BGP hijacking”). Such an attack can be a very effective way for an attacker to intercept traffic en route to a legitimate destination. BGP hijacking impacts the way different nodes are connected to one another to isolate portions of them from the remainder of the network, which could lead to a risk of the network allowing double-spending and other security issues. If BGP hijacking occurs on the Ethereum network, participants may lose faith in the security of ether, which could affect ether’s value and consequently the value of the Shares.

Any future attacks that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of an investment in the Shares.

Potential amendments to the Ethereum network’s protocols and software could, if accepted and authorized by the Ethereum network community, adversely affect an investment in the Trust.

The Ethereum network uses cryptographic protocols to govern the interactions within the Ethereum network. A loose community known as the core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to Ethereum on GitHub.com. The core developers can propose amendments to the Ethereum network’s source code that, if accepted by validators and users, could alter the protocols and software of the Ethereum network and the properties of ether. These alterations would occur through software upgrades, and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new ether or changes to the ether supply, which could undermine the appeal and market value of ether. Alternatively, software upgrades and other changes to the protocols of the Ethereum network could fail to work as intended or could introduce bugs, coding defects or flaws, or security risks, or could otherwise adversely affect, the speed, security, usability, or value of the Ethereum network or ether. As a result, the Ethereum network could be subject to changes to its protocols and software in the future that may adversely affect an investment in the Trust.

The open-source structure of the Ethereum network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Ethereum network protocol. A failure to properly monitor and upgrade the Ethereum network protocol could damage the Ethereum network and an investment in the Trust.

The Ethereum network operates based on an open-source protocol maintained by the core developers and other contributors, largely on the GitHub resource section dedicated to Ethereum network development. As new ether are rewarded solely for validator activity (other than the 2014 pre-mine) and are not sold on an ongoing basis to generate revenue to support development activity, and the Ethereum network protocol itself is made available for free rather than sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Ethereum network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Ethereum network and the core developers may lack the resources to adequately address emerging issues with the Ethereum network protocol. Although the Ethereum network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. For example, there have been recent reports that the number of core developers who have the authority to make amendments to the Ethereum network’s source code in the GitHub repository is relatively small, although there is believed to be a larger number of developers who contribute to the overall development of the source code of the Ethereum network. The perception that high-profile contributors may no longer contribute to the network may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum core developer Vitalik Buterin had died. Following the rumor, the price of ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of ether. In the event a high-profile contributor to the Ethereum network, such as Vitalik Buterin, is perceived as no longer able to contribute to the Ethereum network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of ether, which could adversely impact the value of the Shares.

Alternatively, some developers may be funded by entities whose interests are at odds with those of other participants in the Ethereum network. In addition, a bad actor could also attempt to interfere with the operation of the Ethereum network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Ethereum network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Ethereum network and an investment in the Trust may be adversely affected.

Decentralized governance of the Ethereum network could have a negative impact on the performance of the Trust.

Governance of decentralized networks, such as the Ethereum network, is achieved through voluntary consensus and open competition. In other words, while the Ethereum Foundation does serve as a driver of implementation of certain upgrades, the Ethereum network has no central decision-making body or clear manner in which participants can come to an agreement other than through overwhelming consensus. The lack of clarity on governance may adversely affect ether’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Ethereum network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of ether.

To the extent lack of clarity in corporate governance of the Ethereum network leads to ineffective decision- making that slows development and growth, the value of the Shares may be adversely affected.

A temporary or permanent “fork” could adversely affect the value of the Shares.

The Ethereum network operates using open-source protocols, meaning that any user can become a node by downloading the Ethereum Client, modifying it and then proposing that the other nodes (and users and validators of ether) support that modification (in the case of nodes, by downloading it into their own Ethereum Clients; in the case of validators and users who are not nodes, by continuing to use the Ethereum network rather than abandoning it or switching to a competing blockchain network).

The Ethereum Foundation and core developers are able to access and alter the Ethereum network source code and, as a result, they are typically responsible for proposing quasi-official or widely publicized releases of updates and other changes to the Ethereum network’s source code (although any user can do so). However, the release of proposed updates to the Ethereum network’s source code by core developers does not guarantee that the updates will be adopted. Nodes must accept any changes made to the Ethereum source code by choosing to download the proposed modification of the Ethereum network’s source code in their individual Ethereum Client, and ultimately a critical mass of validators and users—such as DApp and smart contract developers, as well as users of DApps and smart contracts, and anyone else who transacts on the Ethereum blockchain or within the Ethereum network - must support the shift, or the upgrades will lack adoption. A modification of the Ethereum network’s source code is only effective with respect to the Ethereum nodes that download it and modify their Ethereum Clients accordingly, and in practice such decisions are heavily influenced by the preferences of validators and users. When a modification is introduced and a sufficiently broad critical mass of users and validators supports the modification and nodes download the modification into their individual Ethereum Clients, the change is implemented and the network remains uninterrupted. However, if less than a sufficiently broad critical mass (in practice, amounting to a substantial majority) of users and validators support the proposed modification and nodes refuse to download the modification to their Ethereum Clients, and the modification is not backwards compatible with the Ethereum blockchain or network or the Ethereum Clients of nodes prior to their modification, the consequence would be what is known as a “hard fork” of the Ethereum network, with one group of nodes running the pre-modified software and with users and validators continuing to use the pre-modified software, while the other group would adopt and run the modified software. The effect of such a fork would be the existence of two versions of the Ethereum network running in parallel on separate networks using separate blockchain ledgers, yet lacking interchangeability. In practice, the two networks would compete with each other for users, validators, and adoption, potentially to their mutual detriment (for example, if the number of validators on each network is too small leading to security concerns, as discussed below, or if the number of users on each is reduced compared to the number of users of the single pre-fork blockchain network). Debates relating to hard forks can be contentious and hard fought among network participants, and can lead to ill will.

A future fork in the Ethereum network could adversely affect the value of the Shares or the ability of the Trust to operate. A hard fork could also adversely affect the price of ether at the time of announcement or adoption or subsequently. The announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. For example, following the hack of The DAO in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016, to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined (as discussed further below). By comparison, when Bitcoin Cash forked from the bitcoin network, the value of bitcoin went from $2,800 to $2,700. Examples listed above are for illustrative purposes only. Price movements of digital assets subject to or resulting from a hard fork cannot be predicted in advance. After a hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. If the hard fork caused operational problems for either the post-fork network or the blockchain, the digital assets associated with the affected network could lose some or all of their value. Furthermore, while the Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes, there is no guarantee that the Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Any of these events could therefore adversely impact the value of the Shares.

In September 2022, the Ethereum network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum network occurred, as certain Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to siphon approximately $60 million of ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, referred to as Ethereum Classic with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset and associated network with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Protocols may also be cloned. Unlike a fork, which modifies an existing blockchain and results in two competing networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone. A clone may also adversely affect the price of ether at the time of announcement or adoption, or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash Network to launch Zclassic, a substantially identical version of the Zcash Network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016, to $236.01 on November 7, 2016, in the midst of a broader sell off of ZEC beginning immediately after the Zcash Network launch on October 28, 2016.

The inability to recognize the economic benefit of a “fork” or an “air drop” could adversely impact an investment in the Trust.

Network Forks.

The Ethereum network is open source, meaning that any user can download the software, modify it and then propose that the users and validators of ether transactions adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the Ethereum network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of the network running in parallel, yet lacking interchangeability. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.

The only digital asset that will be held by the Trust is ether. By investing in the Trust rather than directly in ether, Shareholders forgo potential economic benefits associated with forks. If ether were to fork into two digital assets, the Trust may hold, in addition to its existing ether balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Ethereum network (other than what the Sponsor determines to be ether). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Air Drops.

Ether may become subject to an occurrence similar to a fork, which is known as an “air drop.” In an air drop, the promotors of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. Air drops are not included in the Index under its current methodology. See “Prospectus Summary – The Fidelity Ethereum Reference Rate.”

The Index does not track air drops involving ether. Accordingly, the Trust will disclaim, and the Sponsor will cause the Trust to irrevocably abandon, all rights to digital assets air dropped to holders of ether. By investing in the Trust rather than directly in ether, Shareholders forgo potential economic benefits associated with air drops. Any change to the Trust’s policy on air dropped assets would require the Trust to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

In the event of a hard fork of the Ethereum network that results in the spinoff of another network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

The only digital asset that will be held by the Trust is ether. In the event of a hard fork of the Ethereum network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its sole discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Ethereum network, is generally accepted as the Ethereum network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on whatever factors it deems relevant, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of Ethereum, the developer roadmap, users of block space (available capacity within a block to store data and execute code) including services and businesses, suppliers of block space (i.e., validators) and their associated incentives, and other constituencies, as well as other non-fundamental factors, the Ethereum network, the Custodians’ ability and willingness to support the fork, or whatever other factors it deems relevant. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with Shareholders, the Custodians, other service providers, the Index Provider, cryptocurrency exchanges, or other market participants on what is generally accepted as ether and should therefore be considered “ether” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Ethereum network (other than what the Sponsor determines to be ether). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules.

Malicious actors may “double spend” ether by altering the formation of the blockchain.

A malicious actor may attempt to “double spend” (i.e., spend the same units in more than one transaction) ether by altering the formation of the blockchain. In this type of attack, a validator creates a valid new block containing a double-spend transaction and schedules the release of such attack block so that it is added to the blockchain before a target user’s legitimate transaction can be included in a block. All double-spend attacks require that the validator sequence and execute the steps of its attack with sufficient speed and accuracy. Double- spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Ethereum network and to disable incoming connections.

Flaws in source code for digital asset networks could adversely affect the value of ether and other digital assets.

Flaws in the source code of digital asset networks could adversely affect the value of ether and other digital assets. In the past, flaws in the source code for digital asset networks and protocols have been discovered and exploited, including flaws that disrupted network functionality, exposed sensitive information, or resulted in the loss or theft of digital assets. In addition, the cryptography underlying ether could prove to be flawed or become ineffective over time, or advances in mathematics, computing, or related technologies—including developments in quantum computing—could weaken or compromise cryptographic algorithms used to secure digital assets. While no quantum computer capable of breaking the cryptographic schemes used by the Ethereum network currently exists, ongoing academic and industry research has suggested that future cryptographically relevant quantum systems may require fewer resources than previously estimated, potentially accelerating the timeframe in which such risks may need to be addressed. In any of these circumstances, a malicious actor could be able to compromise the security of the Ethereum network or steal ether held by others, which could adversely affect confidence in ether, reduce demand for ether, and negatively impact its price ether and the value of the Shares.

Even if similar vulnerabilities or incidents were to affect digital assets other than ether, any reduction in confidence in the security or robustness of digital asset networks generally could negatively affect the demand for digital assets, including ether, and therefore adversely affect the value of the Shares.

Mathematical or technological advances, including developments in quantum computing, could undermine the security of the Ethereum network.

Quantum computing is an emerging technology whose development trajectory and ultimate practical capabilities remain highly uncertain, making it difficult to predict its potential effects on the long-term security of ether and other digital assets. While no quantum computer capable of compromising the cryptographic systems used by the Ethereum network currently exists, ongoing academic and industry research has suggested that advancements in quantum computing, mathematics, or cryptanalysis could reduce the computational resources required to attack certain cryptographic algorithms relative to prior estimates.

The Ethereum network relies on elliptic-curve–based cryptographic schemes for transaction authorization and ownership verification. In theory, sufficiently advanced and fault-tolerant quantum computers could use algorithms such as Shor’s algorithm to derive private keys from exposed public keys under certain circumstances. Potential attack vectors discussed in the academic literature include attempts to compromise transactions while they are being broadcast or to target wallets whose public key information has previously been exposed, such as through address reuse or legacy wallet formats. Because the Ethereum network is decentralized, there is no central authority capable of reversing or recovering stolen digital assets, and any successful cryptographic attack could therefore result in irreversible losses.

Although participants in the broader digital asset ecosystem, including developers within the Ethereum community, are exploring the adoption of cryptographic techniques designed to be resistant to advanced quantum attacks, there can be no assurance that such technologies will be developed, standardized, or deployed across the network in a timely or effective manner. Any transition to new cryptographic standards could require substantial coordination among network participants, the achievement of broad consensus, and one or more protocol upgrades or network forks, and there is no guarantee that such efforts would succeed. Moreover, even if the Ethereum network were to adopt quantum-resistant cryptographic protections, individual users, custodians, and service providers—including those holding ether on behalf of the Trust—would also need to migrate their wallets and infrastructure to benefit from any such changes. Wallets that are not updated, or whose security credentials have already been exposed, could remain vulnerable.

If any of these risks were to materialize, the security, functionality, or perceived reliability of the Ethereum network could be adversely affected, potentially reducing demand for ether, impairing its market value, and resulting in losses to Shareholders. In addition, even if similar cryptographic vulnerabilities were to affect other digital assets rather than ether specifically, any loss of confidence in the robustness of digital asset cryptography or blockchain protocols generally could negatively impact the value of ether and the Shares.

Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of ether and other digital assets.

Central banks in various countries have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, ether and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, ether. As a result of any of the foregoing factors, the value of ether could decrease, which could adversely affect an investment in the Trust.

Prices of ether may be affected by stablecoins, the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to certain risks that stablecoins pose to the ether market. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and may be backed by a fiat currency, such as the U.S. dollar, commodities, such as gold, or other digital assets. Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity could have a dramatic impact on the broader digital asset market, including the market for ether. Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including ether), or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the ether market, and affect the value of ether, and in turn impact an investment in the Shares.

For example, because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Questions about the sufficiency of the backing of certain stablecoins has caused the prices for such stablecoins to fluctuate, which fluctuations may affect the price of ether. For example, some have argued that the issuance of Tether has been used to artificially increase demand for ether, thereby inflating its price. On February 17, 2021, the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. In addition, a large amount of Tether is issued as ERC-20 tokens on the Ethereum network. If Tether were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 Tether transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the ether market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares. Similar to Tether, a large amount of USDC is issued as ERC-20 tokens on the Ethereum network. If USDC were to no longer be issued or operating on the Ethereum network, there would be no need to use ether to pay the gas fees needed to record ERC-20 USDC transactions on the Ethereum blockchain, and a substantial source of demand for ether could be eliminated, which could cause the price of ether to decrease, affecting the value of the Shares.

Given the foundational role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for ether. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in digital assets more broadly. Volatility in stablecoins; operational issues with stablecoins (for example, technical issues that prevent settlement); concerns about the sufficiency of any reserves that support stablecoins or potential manipulative activity when unbacked stablecoins are used to pay for other digital assets (including ether); regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins; or the removal or migration of prominent stablecoins away from the Ethereum network, could impact individuals’ willingness to trade on trading venues that rely on stablecoins, reduce liquidity in the ether market, and affect the value of ether, and in turn impact an investment in the Shares.

Competition from the emergence or growth of other digital assets or methods of investing in ether could have a negative impact on the price of ether and adversely affect the value of the Shares.

As of December 31, 2025, ether was the second largest digital asset by market capitalization as tracked by CoinMarketCap.com. As of December 31, 2025, there were over 10,000 alternative digital assets tracked by CoinMarketCap.com, having a total market capitalization of approximately $2.96 trillion (including the approximately $360.0 billion market cap of ether), as calculated using market prices and total available supply of each digital asset, excluding tokens pegged to other assets. In addition, many consortia and financial institutions are also researching and investing resources into private or permissioned smart contracts platforms rather than open platforms like the Ethereum network. Competition from the emergence or growth of alternative digital assets and smart contracts platforms, such as Solana, Avalanche or Cardano, could have a negative impact on the demand for, and price of, ether and thereby adversely affect the value of the Shares.

In addition, some digital asset networks, including the Ethereum network, may be the target of ill will from users of other digital asset networks. For example, in July 2016, the Ethereum network underwent a contentious hard fork that resulted in the creation of a new digital asset network called Ethereum Classic. As a result, some users of the Ethereum Classic network may harbor ill will toward the Ethereum network. These users may attempt to negatively impact the use or adoption of the Ethereum network. For additional information on the hard fork that resulted in the creation of Ethereum Classic. See “Ether, Ether Markets and Regulation of Ether.”

Investors may invest in ether through means other than the Shares, including through direct investments in ether and other potential financial vehicles, possibly including securities backed by or linked to ether and digital asset financial vehicles similar to the Trust, or ether futures-based products. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in ether directly, which could limit the market for, and reduce the liquidity of, the Shares. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of ether are formed and represent a significant proportion of the demand for ether, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding ether, could negatively affect the Index, the Trust’s ether holdings, the price of the Shares, the net asset value of the Trust and the per share NAV of the Trust.

Large-scale sales or distributions could significantly reduce the price of ether and adversely affect the value of the Shares.

Some entities hold large amounts of ether relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of ether and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of such digital assets, including ether, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of ether and adversely affect an investment in the Shares.

As of the date of this Prospectus, the 200 largest ether wallets held approximately one-quarter of the outstanding supply of ether and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of ether, even if each wallet individually only holds a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of ether.

Congestion or delay in the Ethereum network may delay purchases, sales or transfers of ether by the Trust.

The size of each block on the Ethereum network is currently limited and the transaction rate is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Ethereum network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Ethereum network. Any delay in the Ethereum network could affect the Authorized Participant’s, or the Authorized Participant Designee’s, ability to buy or sell ether at an advantageous price resulting in decreased confidence in the Ethereum network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Ethereum network and the value of the Trust would be adversely affected.

If the digital asset award or transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators may demand high transaction fees, which could negatively impact the value of ether and the value of the Shares.

In 2021, the Ethereum network implemented the EIP-1559 upgrade. EIP-1559 changed the methodology used to calculate transaction fees paid to ether validators in such a manner that reduced the total net issuance of ether fees paid to validators. If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Ethereum network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Ethereum blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

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A reduction in the processing power expended by validators on the Ethereum network could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control. See “If a malicious actor or botnet obtains control of more than 50% of the validating stake on the Ethereum network, or otherwise obtains control over the Ethereum network through its influence over core developers or otherwise, such actor or botnet could manipulate the Ethereum blockchain, which would adversely affect the value of the Shares or the ability of the Trust to operate.”

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Ethereum blockchain or a software upgrade automatically charges fees for all transactions on the Ethereum network, the cost of using ether may increase and the marketplace may be reluctant to accept ether as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Ethereum network and force users to pay higher fees, thus reducing the attractiveness of the Ethereum network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Ethereum network, the value of ether and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Ethereum blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Ethereum network and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for ether with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of revenue for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the memory pool (“mempool”) that will significantly alter an asset’s price on a decentralized exchange. The participant could then, for example, orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms like MEV-Boost, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called mempool of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Ethereum network in general. In addition, it’s possible regulators or legislators could enact rules that restrict practices associated with MEV, which could diminish the popularity of the Ethereum network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of ether and the value of the Shares.

If the Ethereum network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in ether could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of ether and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Ethereum network is used to facilitate illicit activities or evade sanctions, businesses that facilitate transactions in ether could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and ether could be removed from digital asset trading platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Ethereum network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Ethereum network and/or adversely affect the price of ether, the attractiveness of the Ethereum network and an investment in the Shares of the Trust.

The Trust and the Sponsor, acting on behalf of the Trust, directly interact with (i) parties that are themselves subject to AML program requirements under the Bank Secrecy Act or similar laws (i.e., Authorized Participants and/or financial institution counterparties) and/or (ii) Authorized Participant Designees.

The Authorized Participants are registered broker-dealers or other financial institutions that are subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA, including the obligation to conduct due diligence on their customers (including but not limited to their Authorized Participant Designees).

When the Trust and the Sponsor, acting on behalf of the Trust, buy or sell, as applicable, ether, they transact directly with financial institution counterparties that are subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions. The Trust will not hold any ether except those that have been delivered by the Trust’s ether trading counterparties, Authorized Participants, or the Authorized Participant Designees, in connection with creation requests.

If the Sponsor, the Trust, or an Authorized Participant were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, and such Authorized Participant would be at increased risk of potential criminal or civil lawsuits.

Risks Associated with Investing in the Trust

Investment-Related Risks.

Investing in ether and, consequently, the Trust, is speculative. The price of ether is volatile, and market movements of ether are difficult to predict. Supply and demand changes rapidly are affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.

The NAV may not always correspond to the market price of ether.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per share, although some creations or redemptions may take place in kind, and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per share.

Different from directly owning ether.

The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased ether directly. The differences in performance may be due to factors such as fees, transaction costs, proceeds from staking activities, and index tracking risk. Investors will also forgo certain rights conferred by owning ether directly, such as the right to claim air drops. See “Risk Factors – The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

Index tracking risk.

The Trust may not achieve the desired degree of correlation between its performance and that of the Index and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences, differences in the timing of the addition or removal of constituent exchanges underlying the Index, the cost to the Trust of complying with various new or existing regulatory requirements or rewards generated by staking activities.

Liquidity risk.

The Trust’s and an Authorized Participant’s, or its Authorized Participant Designee’s, ability to buy or sell ether may be adversely affected by limited trading volume, lack of a market maker, or legal restrictions. It is also possible that an ether spot market or governmental authority may suspend or restrict trading in ether altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting ether or other issues affecting counterparties. Ether is a new asset with a very limited trading history. Therefore, the markets for ether may be less liquid and more volatile than other markets for more established products.

The value of the Shares may be influenced by a variety of factors unrelated to the value of ether.

The value of the Shares may be influenced by a variety of factors unrelated to the price of ether and the ether exchanges included in the Index that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:

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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of ether have been developed specifically for this product;

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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

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Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Ethereum network may increase the potential for ether to be used to facilitate crime, exposing such service providers to potential reputational harm.

Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

An Authorized Participant’s, or its Authorized Participant Designee’s, buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.

An Authorized Participant’s, or its Authorized Participant Designee’s, purchase of ether in connection with Basket creation orders may cause the price of ether to increase, which will result in higher prices for the Shares. Increases in the ether prices may also occur as a result of ether purchases by other market participants who attempt to benefit from an increase in the market price of ether when Baskets are created. The market price of ether may therefore decline immediately after Baskets are created.

Selling activity associated with sales of ether by an Authorized Participant, or its Authorized Participant Designee, in connection with redemption orders may decrease ether prices, which will result in lower prices for the Shares. Decreases in ether prices may also occur as a result of selling activity by other market participants.

In addition to the effect that purchases and sales of ether by an Authorized Participant, or its Authorized Participant Designee, may have on the price of ether, sales and purchases of ether by similar investment vehicles (if developed) could impact the price of ether. If the price of ether declines, the trading price of the Shares will generally also decline.

The inability of Authorized Participants and market makers to hedge their ether exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient ether liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of ether, wide spreads between prices quotes on different ether trading platforms, etc.), such conditions may make it difficult to create or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to ether may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent Authorized Participants wish to use futures to hedge their exposure, note that while growing in recent years, the market for exchange-traded ether futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of ether and the commercial and speculative interest in the market.

Arbitrage transactions intended to keep the price of Shares closely linked to the price of ether may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In addition, the Trust’s NAV and the price of a Basket Deposit (as defined below) could rise or fall substantially between the time a purchase order is submitted by an Authorized Participant and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant. Such price movements may further frustrate efforts to effectively seize arbitrage opportunities. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of ether and may fall.

The use of cash creations and redemptions, to the extent used by Authorized Participants, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of ether and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

To the extent Authorized Participants effectuate creations and redemptions for cash, there may be delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves more complex operational steps (and therefore execution risk) than in-kind creation and redemption models. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of ether, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying ether held by the Trust or sell Shares at a price lower than the value of the underlying ether held by the Trust, causing Shareholders to suffer losses.

The Authorized Participants serve in such capacity for several competing exchange-traded ether products, which could adversely affect the Trust’s operations and the secondary market for the Shares.

Authorized Participants are the only persons that may place orders to create and redeem Baskets with the Trust. The Trust may have a limited number of financial institutions that act as Authorized Participants, none of which are obligated to engage in creation and/or redemption transactions. Some or all of the Trust’s Authorized Participants are expected to serve as authorized participants or market makers for one or more exchange-traded ether products that compete with the Trust. This may make it more difficult to engage or retain Authorized Participants for the Trust. There is no guarantee that the Trust will be able to attract Authorized Participants. Furthermore, decisions by Authorized Participants to reduce their role with respect to market making or creation and redemption activities during times of market stress, or a decline in the number of Authorized Participants due to decisions to exit the business, bankruptcy, competing products in the same asset class or other factors, could inhibit the effectiveness of the arbitrage process in maintaining the relationship between the underlying value of the Trust’s ether and the market price of the Shares. To the extent that other Authorized Participants do not step forward to engage in creation and redemption orders, there may be a significantly diminished trading market for the Shares or the Shares may trade at a discount (or premium) to NAV and possibly face trading halts and/or de-listing.

Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of ether and other digital assets from other holders have occurred in the past. Because of the pseudonymous nature of the Ethereum Blockchain, thefts can be difficult to trace, which may make ether a particularly attractive target for theft. Cybersecurity failures or breaches of one or more of the Trust’s service providers (including, but not limited to, the Index Provider, the Transfer Agent, the Distributor, the Administrator, or the Custodians) or a Node Operator have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. The Sponsor believes that the Trust’s ether held in the Trust’s account with the Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether or private keys and will only become more appealing as the Trust’s assets grow. While the Trust, the Sponsor and the Custodians have implemented procedures to identify and or stop new security threats and expect to adapt to technological changes in the digital asset industry, to the extent such efforts are unsuccessful the Trust’s ether may be subject to theft, loss, destruction or other attack.

Additionally, access to the Trust’s ether could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). The Sponsor has evaluated the security procedures in place for safeguarding the Trust’s ether. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust.

The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, the Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the Custodians, the private keys (and therefore ether) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor, the Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodians may be unable to anticipate these techniques or implement adequate preventative measures.

An actual or perceived breach of the Trust’s account with the Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.

While the Sponsor and the Trust’s service providers have established business continuity plans and systems that they respectively believe are reasonably designed to prevent cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, which could be negatively impacted as a result, see “Liability and Indemnification” and “Material Contracts” below.

If the Trust’s holdings of ether are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s Custodians have limited liability to the Trust, which could adversely affect the Trust’s ability to seek recovery from them, even when the Custodians’ actions or failure to act are the cause of the Trust’s loss.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s ether. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

The Trust’s risk management processes and policies may prove to not be adequate to prevent any loss of the Trust’s ether.

Custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of the Custodians. The Sponsor is continuing to monitor and evaluate the Trust’s risk management processes and policies and believes that the current risk management processes and procedures are reasonably designed and effective. The Trust does not normally interact with any digital asset trading platforms, and the Trust’s ether is held in a cold storage wallet with the Custodians pursuant to an express custodial relationship. The Sponsor believes that the security procedures that the Sponsor and the Custodians utilize, such as hardware redundancy, segregation and offline data storage (i.e., the maintenance of data on computers and/or storage media that is not directly connected to or accessible from the internet and/or networked with other computers, also known as “cold storage”) protocols are reasonably designed to safeguard the Trust’s ether from theft, loss, destruction or other issues relating to hackers and technological attack. Despite the number of security procedures that the Sponsor and Custodians employ, it is impossible to guarantee the prevention of any loss due to a security breach, software defect, act of God, pandemic or riot that may be borne by the Trust. In the event that the Trust’s risk management processes and policies prove to not be adequate to prevent any loss of the Trust’s ether and such loss is not covered by insurance or is otherwise recoverable, the value of the Shares will decrease as a result and investors would experience a decrease in the value of their investment.

The Trust’s Custodians could become insolvent or become subject to a receivership or bankruptcy proceeding, which may result in a loss of or delay in access to Trust assets.

If a Custodian becomes insolvent or subject to a receivership or bankruptcy proceeding, the Trust’s operations may be adversely affected, and there is a risk that the insolvency, receivership or bankruptcy of a

Custodian may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets.

The Trust’s assets will be held in one or more accounts maintained for the Trust by the Custodians. Anchorage Digital is a national trust bank regulated by the Office of the Comptroller of the Currency. BitGo is a national banking association and is subject to the supervision of the Office of the Comptroller of the Currency. FDA, an affiliate of the Sponsor, is a national trust bank and is subject to the supervision of Office of the Comptroller of the Currency. The Custodial Services Agreements for Trust assets contain an agreement by the parties to treat the ether credited to the Trust as financial assets under Article 8 of the New York Uniform Commercial Code (“Article 8”), in addition to stating that the Custodians will serve as a securities intermediary with respect to such assets. Further, the Custodians have agreed to hold Trust assets for the benefit of the Trust as the entitlement holder, such assets will not be commingled with the Custodians’ proprietary assets. While other types of assets held in a similarly-segregated manner have been deemed not to be part of the asset custodian’s bankruptcy estate under various regulatory regimes, bankruptcy courts have not yet fully addressed the appropriate treatment of custodial holdings of digital assets and any such determination may be highly fact-specific.

Given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy or receivership proceeding of an entity such as a Custodian, in the event of an insolvency, receivership or bankruptcy proceeding with respect to a Custodian, there is a risk that the Trust’s assets may be considered the property of the bankruptcy estate of such Custodian, and that customers of such Custodian – including the Trust – may be at risk of being treated as general unsecured creditors of such Custodian and subject to the risk of total loss or markdowns on value of such assets. Moreover, even if the Trust’s assets ultimately are not treated as part of a Custodian’s bankruptcy estate, the automatic stay could apply until the bankruptcy court made such a determination, and the limited precedent and fact-dependent nature of the determination could delay or preclude the return of such assets to the Trust. Further, the bankruptcy court may permit a Custodian to retain possession or custody of its customers’ assets until any claims the estate may have against the customers (including the Trust) are resolved.

An actual or perceived business failure or interruption, default, failure to perform security breach or other problems affecting a Custodian could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.

Loss of a critical banking relationship for, or the failure of a bank used by, the Trust could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.

The Cash Custodian is necessary to facilitate the creation and redemption of Baskets (in exchange for cash subscriptions by Authorized Participants, or in exchange for redemptions of Shares by Authorized Participants), and other cash movements, including in connection with the purchase of ether by the Sponsor to effectuate subscriptions for cash and the selling of ether to effect redemptions for cash and, to the extent applicable, pay other Trust expenses and distributions, and in extraordinary circumstances, to effect the liquidation of the Trust’s ether. The Trust relies on the Cash Custodian to hold any cash related to the purchase or sale of ether. To the extent that the Trust or Sponsor face difficulty establishing or maintaining banking relationships, the loss of the Trust’s banking partners, including the Cash Custodian, or the imposition of operational restrictions by these banking partners and the inability of the Trust to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust, or cause other operational disruptions or adverse effects for the Trust. In the future, it is possible that the Trust could be unable to establish accounts at new banking partners, or that the banks with which the Trust is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.

The Trust could also suffer losses in the event that a bank in which the Trust holds customer cash, including the Cash Custodian, fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. If the Cash Custodian were to experience financial distress or its financial condition is otherwise affected, the Cash Custodian’s ability to provide services to the Trust could be affected. Moreover, the future failure of the Cash Custodian or other bank at which the Trust maintains cash could result in losses to the Trust, to the extent the balances are not covered by deposit insurance. As a result, the Trust could suffer losses.

The Trust is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with ether and digital assets. By concentrating its investment strategy solely in ether, any losses suffered as a result of a decrease in the value of ether can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.

The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.

Although Shares of the Trust are publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.

Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.

There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before purchasing the Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) an Authorized Participant’s, or its Authorized Participant Designee’s, ability to transfer ether in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Ethereum network; (3) the ether market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which ether trades, resulting in the inability of such Authorized Participant, or its Authorized Participant Designee, to execute intended portfolio transactions; and (6) accounting standards.

The amount of ether represented by the Shares may decline over time.

Each outstanding Share represents a fractional, undivided interest in the ether held by the Trust. The Trust transfers ether to pay for the Sponsor Fee and other liabilities. Therefore, the amount of ether represented by each Share may gradually decline over time if the Sponsor Fee and other liabilities are not fully offset by income generated by the Node Operators’ staking activities. This is also true with respect to Shares that are issued in exchange for additional deposits of ether over time, as the amount of ether required to create Shares proportionally reflects the amount of ether represented by the Shares outstanding at the time of such creation unit being created. Assuming a constant ether price and insufficient income to offset the Sponsor Fee and other liabilities of the Trust, the trading price of the Shares is expected to gradually decline relative to the price of ether as the amount of ether represented by the Shares gradually declines.

Shareholders should be aware that the gradual decline in the amount of ether represented by the Shares may occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of ether.

The development and commercialization of the Trust is subject to competitive pressures.

The Trust and the Sponsor face competition with respect to the creation of competing products. The Sponsor’s competitors may have greater financial, technical and human resources than the Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. In addition, the timing of the Trust in reaching the market and the fee structure of the Trust relative to similar products may have a detrimental effect on the scale and sustainability of the Trust. The Sponsor’s competitors may be able to launch similar products to the Trust before the launch of the Trust due to, for example, the satisfaction of all regulatory requirements required to launch before the Trust is able to do so. Accordingly, the Sponsor’s competitors may commercialize a product involving ether more rapidly or effectively than the Sponsor is able to, which could adversely affect the Sponsor’s competitive position, the likelihood that the Trust will achieve initial market acceptance and the Sponsor’s ability to generate meaningful revenues from the Trust (i.e., revenues that would commercially justify the Sponsor continuing to devote time and resources to the operation of the Trust), which in turn could cause the Sponsor to dissolve and terminate the Trust.

In addition, to the extent that the Trust incurs transaction expenses in connection with the creation and redemption process, litigation expenses, indemnification obligations under the Trust’s service provider agreements and other Extraordinary Expenses that are not Sponsor-paid Expenses, such expenses will be borne by the Trust. To the extent that the Trust fails to attract a sufficiently large amount of investors, the effect of such expenses on the value of the Shares may be significantly greater than would be the case if the Trust had attracted more assets.

The Sponsor may need to find and appoint a replacement custodian quickly, which could pose a challenge to the safekeeping of the Trust’s ether.

The Sponsor could decide to replace a Custodian as a custodian of the Trust’s ether, or a Custodian may cease providing the custodial services necessary for the Trust’s normal operations. For example, one or more of the Trust’s Custodians may become insolvent and enter bankruptcy or receivership proceedings, or discontinue business operations with little or no warning to the Sponsor or the Trust. Transferring maintenance responsibilities of the Trust’s account with such Custodian to another party will likely be complex and could subject the Trust’s ether to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. In addition, because the Trust utilizes the services of the Custodians to conduct staking activities, replacement of a Custodian could cause the Trust to forgo staking income until the staking activities can be reinstituted with another Custodian.

The Sponsor may not be able to find a party willing to serve as the custodian under the same terms as the current Custodial Services Agreement. To the extent that Sponsor is not able to find a suitable party willing to serve as the custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s ether.

Limited recourse.

The Custodians have limited liability for any loss, claim, or damage to the Trust, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of the Custodians. In addition, the Custodians are generally not liable for any loss caused, directly or indirectly, by the failure of the Trust to adhere to the Custodians’ policies and procedures that have been disclosed to the Trust, a force majeure event or certain actions determined by the Custodians to be necessary or advisable to inspect and protect the security of the Trust’s assets. Furthermore, the Custodians are generally not liable for a loss caused, directly or indirectly, by any failure or delay to act by any service provider to the Custodians or any system failure (other than a system failure caused by the negligence, willful misconduct or fraud of the Custodians or the Custodians’ affiliates), that prevents the Custodians from fulfilling their obligations.

Under the Trust Agreement, the Trustee and the Sponsor will not be liable for any liability or expense incurred absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Sponsor may be limited.

The Index Provider has limited liability relating to the use of the Index, impairing the ability of the Trust to recover losses relating to its use of the Index. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any Fidelity index or any data included therein. The Index could be calculated now or in the future in a way that adversely affects an investment in the Trust.

The Calculation Agent also has limited liability, impairing the ability of the Trust to recover losses relating to the calculation of the Index.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the Custodians.

Each of the Sponsor, the Trustee, the Transfer Agent and the Custodians has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without violating the applicable standard of conduct for each agreement such parties enter into. Therefore, the Sponsor, Trustee, Transfer Agent or the Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the ether holdings of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding ether. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be Extraordinary Expenses that would be borne by the Trust through the sale or transfer of its ether and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer ether may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its ether. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Unforeseeable risks.

Ether has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the ether market, including advancements in the underlying technology, changes to ether may expose investors in the Trust to additional risks which are impossible to predict.

The Sponsor’s policies and procedures may not fully mitigate the risk of conflicts of interest.

The Sponsor does not have operating practices that require personnel to pre-clear personal trading activity in which ether is the referenced asset. In general, pre-clearance policies prohibit employees and agents from engaging in certain personal trading activity without first obtaining pre-clearance of the transaction from the firm’s chief compliance officer, chief financial officer, or some senior officer with similar responsibilities.

Without implementing pre-clearance requirements, the Sponsor may not be able to fully mitigate the risk of conflicts of interest or avoid the appearance of impropriety in connection with the purchase, sale or staking of ether. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor, or its affiliates will refrain from engaging in insider trading in violation of their duties to the Trust and Sponsor.

This risk is present in traditional financial markets and is not unique to ether. If such employees or others affiliated with the Sponsor engage in illegal conduct or conduct which fails to meet applicable regulatory standards, the Sponsor and its affiliates could be the target of civil or criminal fines, penalties, punishments, or other regulatory sanctions or lawsuits or could be the target of an investigation. Any of these outcomes could cause the Trust and Shareholders to suffer harm.

The Sponsor and its affiliates may also participate in transactions related to ether, including staking, either for their own account (subject to certain internal employee trading operating practices) or for the account of others, such as clients, and such transactions may occur prior to, during, or after the commencement of this offering. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the ether held by the Trust and, consequently, on the market value of ether.

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

•

the Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

•	the Trust has agreed to indemnify the Sponsor, the Trustee and their respective affiliates pursuant to the Trust Agreement;

•	the Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it may owe fiduciary duties;

•

the Sponsor and its staff also service affiliates of the Sponsor, and may also service other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

•

Fidelity Product Services LLC, the Index Provider of the Fidelity Ethereum Reference Rate, Fidelity Digital Assets, N.A., a Custodian of the Trust, Fidelity Distributors Company LLC, the Distributor of the Trust, and Fidelity Service Company, Inc., the Administrator of the Trust, are all affiliates of the Sponsor, and as such the Sponsor is disincentivized from replacing them as the Trust’s service providers;

•	the Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

•

affiliates of the Sponsor may start to have substantial direct investments in, and stake, ether, or other digital assets or companies in the digital assets ecosystem that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the Index price and, in turn, the value of the Shares;

•	the Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust; and

•

The Sponsor will utilize the services of the Custodians to stake the Trust’s ether with one or more Node Operators, which will entitle the Sponsor to receive and retain a portion of staking rewards that could create an incentive for the Sponsor to favor or continue staking activities in the future.

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.

The Sponsor and the Trustee may agree to amend the Trust Agreement without the consent of the Shareholders.

The Sponsor and the Trustee may agree to amend the Trust Agreement without Shareholder consent. The Sponsor shall determine the contents and manner of delivery of any notice of any Trust Agreement amendment. Such notice may be provided in a prospectus supplement, through a current report on Form 8-K and/or in the Trust’s annual or quarterly reports. If an amendment to the Trust Agreement imposes new fees and charges or increases existing fees or charges, including the Sponsor Fee or Staking Fees (except for taxes and other governmental charges, registration fees or other such expenses), or prejudices a substantial right of Shareholders, it will become effective for outstanding Shares immediately after notice of such amendment is given to registered owners. Shareholders that are not registered owners (which most Shareholders will not be) may not receive specific notice of a fee increase other than through an amendment to the prospectus. Moreover, at the time an amendment becomes effective, by continuing to hold Shares, Shareholders are deemed to agree to the amendment and to be bound by the Trust Agreement as amended without specific agreement to such increase.

The exclusive jurisdiction for certain types of actions and proceedings clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.

The Trust Agreement provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction, any other courts located in Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under any federal securities law. By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the State of Delaware and any other courts located in Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

Risks Associated with the Index and Index Pricing

The Index was developed by an affiliate of the Sponsor, the Index Provider. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the spot markets that contribute prices to the Trust’s NAV. Any such changes could affect the present, past and expected levels of the Index and could adversely affect performance of the Index. The Index Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of ether in the future. The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. By investing in the Trust, Shareholders will have no rights against the Index Provider or any other persons that have discretion over the Index, even though these entities administer, oversee and determine the Index.

Pricing sources used by the Index are digital asset spot markets that facilitate the buying and selling of ether and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of ether may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of ether used in Index calculations and, therefore, could adversely affect the level of the Index.

The Index is based on various inputs which include price data from various third-party ether spot markets. The Index Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

Right to change index.

The Sponsor, in its sole discretion, may cause the Trust to track (or price its portfolio based upon) an index or standard other than the Index at any time, with notice to the Shareholders, if investment conditions change or the Sponsor believes that another index or standard better reflects the price of ether. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.

Risks related to pricing.

As set forth under “Calculation of NAV” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the VWMP of ether used for the calculation of the Index as of the time of such valuation.

Using a VWMP methodology and price feeds from eligible ether spot markets, the Index intends to represent the U.S. dollar value of one ether every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. As such, the VWMP methodology used to determine the NAV may not be reflective of market events and other developments that occur after its pricing window and thus this methodology may not be reflective of the then-available market price of ether in periods between its calculation. Additionally, as the methodology references a median price, it may not reflect the price of ether available for the Trust to transact on any single spot market. The Sponsor does not intend, and disclaims any obligation, to determine whether the methodology used to determine the level of the Index accurately reflects the value of ether or the price at which market transactions in ether could be readily effected at any given time.

Because the NAV of the Trust will be based almost entirely on the value of the Trust’s ether portfolio as determined by such VWMP methodology, and subscriptions and redemptions are processed based on the NAV of the Trust, if the methodology does not reflect the market value of ether at a given time, subscription and redemption transactions will be effected at prices that may adversely affect the Trust.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s ether holdings. Shareholders should be aware that the public trading price per Share may be different from the NAV for a number of reasons, including price volatility, trading activity, the closing of ether trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of ether.

An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of ether per Share.

Shareholders also should note that the size of the Trust in terms of total ether held may change substantially over time and as Baskets are created and redeemed.

In the event that the value of the Trust’s ether holdings or ether holdings per Share is incorrectly calculated, neither the Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.

Regulatory Risk

As ether and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. The SEC charged certain large U.S. digital asset trading platforms with operating as unregistered securities exchanges, brokers and clearing agencies. For example, on June 5, 2023, the SEC filed lawsuits against cryptocurrency exchanges Coinbase and Binance alleging, among other things, their operation of an unlicensed securities exchange. The SEC has since dismissed its lawsuit against Binance and entered into joint stipulations with Coinbase and Kraken to dismiss its lawsuits with prejudice, subject to court approval. On March 17, 2026, the SEC and CFTC jointly issued the Interpretation, a Commission-level interpretive release expressly identifying ether as a digital commodity and not a security, establishing a five-category token taxonomy for crypto assets. While the Interpretation is non-binding on courts and may be modified or withdrawn, it reflects the current regulatory position of both agencies with respect to ether’s classification. The CLARITY Act, which would codify the taxonomy into statute, passed the U.S. House of Representatives in July 2025 with bipartisan support but had not yet passed the full Senate as of the date of this Prospectus. The GENIUS Act, establishing the first federal framework for payment stablecoins, was signed into law in July 2025.

Although neither the SEC nor the CFTC has exerted direct authority over ether or ether spot trading activity, the SEC and CFTC have broad authority over the regulation of issuances of securities (including digital asset securities) and commodity interests (including derivative instruments utilizing or referencing digital assets). The SEC and CFTC’s engagement with the digital asset industry has had a material impact on the development of digital asset markets, including initial coin offerings, margin trading, regulated and unregulated derivatives markets, and decentralized finance markets. For example, the SEC has issued guidance as to the application of the securities laws to digital assets and initiated enforcement actions against certain digital asset issuers and offerings on the basis that such digital assets and offerings are securities under U.S. securities laws. In these actions, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered an illegal public offering of securities. Similarly, the CFTC, together with the Department of Justice, has initiated enforcement actions against digital asset trading platforms relating to violations of the CEA, on the basis that such platforms engaged in illegal, off-exchange retail commodity transactions in digital assets and digital asset derivative transactions. Further enforcement actions against participants in the digital asset industry could have negative impacts on the price of digital assets, including ether.

In August 2021, the previous chair of the SEC, stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. It is not possible to predict whether the U.S. Congress will grant additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how they might impact the ability of digital assets markets to function or how any new regulations that may flow from such authorities might impact the value of digital assets generally and ether held by the Trust specifically.

On January 21, 2025, the SEC’s acting Chairman Mark T. Uyeda announced the SEC Crypto Task Force. The task force has an objective of developing a comprehensive and clear regulatory framework for crypto assets. In January 2026, the SEC’s Crypto Task Force expanded into a joint SEC-CFTC initiative known as “Project Crypto.” On March 17, 2026, the SEC and CFTC, led by SEC Chairman Paul S. Atkins and CFTC Chairman

Michael S. Selig, jointly issued a Commission-level interpretive release titled “Application of the Federal Securities Laws to Certain Types of Crypto Assets and Certain Transactions Involving Crypto Assets” (the “Interpretation”), published in the Federal Register on March 23, 2026. The Interpretation supersedes the SEC’s 2019 staff-level framework and establishes a five-category token taxonomy classifying ether expressly by name as a “digital commodity” and not a security. It also confirms that all four covered forms of protocol staking do not constitute securities transactions. As an interpretive release rather than formal rulemaking under the Administrative Procedure Act, the Interpretation does not carry the binding force of a statute or regulation. Courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. Notwithstanding this guidance, there can be no assurance that a court would reach the same conclusion, and future regulatory or legislative changes could alter ether’s classification.

In addition to the SEC’s actions targeting digital assets and trading platforms directly, the SEC has also targeted regulated investments that provide exposure to digital assets indirectly. For example, in a letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain ether-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products.

In May 2025, the staff of the Division of Trading and Markets of the SEC released guidance in the form of frequently asked questions relating to crypto asset activities. The SEC staff’s guidance addressed several key points for broker-dealers acting as Authorized Participants. According to the guidance, broker-dealers may custody non-security crypto assets and may treat crypto asset securities as being held at a permissible “control location” under Exchange Act Rule 15c3-3(c). The guidance also clarified that broker-dealers may conduct non-security crypto asset businesses, including facilitating transactions in crypto asset securities that settle in crypto rather than cash. In addition, broker-dealers may hold crypto assets as proprietary positions for net capital purposes, subject to applicable haircuts and other limitations. Furthermore, the SEC staff indicated that broker-dealers may engage in in-kind creations and redemptions for spot crypto exchange-traded products. However, this guidance is non-binding, and may be modified, superseded, or withdrawn at any time without notice, as emphasized in the guidance. Additionally, there is no guarantee that Authorized Participants will actually transact in-kind at all despite this guidance.

OFAC has added digital currency addresses to the list of Specially Designated Nationals whose assets are blocked, and with whom U.S. persons are generally prohibited from dealing. Such actions by OFAC, or by similar organizations in other jurisdictions, may introduce uncertainty in the market as to whether ether that has been associated with such addresses in the past can be easily sold. This “tainted” ether may trade at a substantial discount to untainted ether. Reduced fungibility in the ether markets may reduce the liquidity of ether and therefore adversely affect its price.

In December 2020, FinCEN, a bureau within the U.S. Treasury Department, proposed a rule that would require financial institutions to submit reports, keep records, and verify the identity of customers for certain transactions to or from so-called “unhosted” wallets, also commonly referred to as self-hosted wallets. In May 2021, the U.S. Department of Treasury proposed new rules potentially requiring businesses to record transactions in digital assets that exceed $10,000 in value. It remains unclear if these proposed rules will ultimately be adopted.

President Trump’s January 23, 2025 Executive Order, titled “Strengthening American Leadership in Digital Financial Technology,” aimed to reorient the federal government’s approach to digital assets. The Executive Order emphasized the importance of the digital asset industry in innovation and economic development, and outlined policies to support the growth and use of digital assets, blockchain technology and related technologies.

President Trump’s order also revoked former President Biden’s March 9, 2022 Executive Order, titled, “Responsible Development of Digital Assets” and the U.S. Department of Treasury’s July 7, 2022 “Framework for International Engagement of Digital Assets” and all policies, directives and guidance issued pursuant to those items produced by the previous administration. The consequences of federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares. If the Sponsor determines not to comply with such regulatory and registration requirements, it may seek to cease certain or all of the Trust’s operations. Any such action could have a material adverse effect on our business, financial condition and results of operations.

The entire cryptocurrency industry experienced a significant drawdown in 2022, particularly throughout the latter half of the year. The decline was due to numerous factors, including a slowing macroeconomic environment, rising interest rates, expiring pandemic financial assistance, and the public collapse of several major industry participants, including Three Arrows Capital, Voyager, Celsius, and most recently, FTX and Genesis. The cryptocurrency industry’s turbulent drawdown in 2022 is expected to draw increased regulatory scrutiny from the U.S. Congress, SEC, and CFTC.

Under regulations from the New York State Department of Financial Services (“NYDFS”), businesses involved in certain digital asset business activity involving New York or a New York resident must apply for a license, commonly known as a BitLicense, from the NYDFS and must comply with anti-money laundering, cybersecurity, consumer protection, and financial and reporting requirements, among others. As an alternative to a BitLicense, a firm can apply for a charter to become a limited purpose trust company under New York law qualified to engage in digital asset business activity. Other states have considered or approved digital asset business activity statutes or rules, passing, for example, regulations or guidance indicating that certain digital asset business activities constitute money transmission requiring licensure. The regulation of digital asset activity under state money transmission laws varies substantially. Differences between state regimes increase the complexity and compliance burden of operating digital asset businesses across the U.S., which may affect consumer adoption of ether and its price. In an attempt to address these issues, the Uniform Law Commission passed a model law in July 2017, the Uniform Regulation of Virtual Currency Businesses Act, which has many similarities to the BitLicense and features a multistate reciprocity licensure feature, wherein a business licensed in one state could apply for accelerated licensure procedures in other states. As of December 31, 2025, only California, Louisiana and Rhode Island have adopted the model law, while Iowa has introduced the model law. It is still unclear; however, how many states will ultimately adopt some or all of the model legislation.

In 2025, Congress undertook significant legislative efforts to address the rapidly evolving landscape of digital assets and cryptocurrencies, culminating in the consideration of two landmark bills: the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”) and the Guiding and Establishing National Innovation for U.S. Stablecoins Act (the “GENIUS Act”). These legislative actions represent the first comprehensive federal frameworks for the regulation of digital assets and stablecoins in the United States.

The CLARITY Act, which was passed by the House of Representatives but awaits consideration by the Senate, was designed to resolve longstanding regulatory uncertainty regarding the classification and oversight of digital assets. The CLARITY Act establishes a clear framework for distinguishing between digital assets that are securities, commodities, or payment stablecoins. It delineates the respective jurisdictions of the SEC and the CFTC, granting the CFTC exclusive authority over “digital commodities” and the SEC authority over “digital securities.” The CLARITY Act also introduces criteria for determining when a digital asset is sufficiently decentralized to be treated as a commodity rather than a security.

In addition, the CLARITY Act imposes registration requirements and operational standards for digital asset intermediaries, including exchanges, brokers, and dealers. It mandates consumer protection measures, anti-money laundering (AML) and countering the financing of terrorism (CFT) compliance, and enhanced disclosure obligations. The Act aims to foster innovation while providing market participants with greater regulatory certainty and aligning U.S. policy with emerging international standards.

The GENIUS Act, signed into law in July 2025, establishes the first federal regulatory framework for the issuance and operation of payment stablecoins—digital assets designed to maintain a stable value relative to a fiat currency, such as the U.S. dollar. The GENIUS Act requires that all payment stablecoins be fully backed on a one-to-one basis by high-quality liquid assets, such as U.S. dollars or short-term U.S. Treasury securities, and subjects issuers to rigorous reserve, audit, and disclosure requirements.

The GENIUS Act introduces a dual licensing regime, allowing stablecoin issuers to operate under either federal or state regulatory oversight, provided that state regimes are “substantially similar” to federal standards. Issuers with more than $10 billion in outstanding stablecoins must obtain a federal license. The GENIUS Act also imposes strict AML, sanctions compliance, and consumer protection obligations, including prioritizing stablecoin holders’ claims in the event of issuer insolvency. Notably, the Act prohibits non-financial public companies from issuing stablecoins without special approval and restricts the payment of interest or yield on stablecoins.

These legislative efforts were accompanied by additional measures, such as the Anti-CBDC Surveillance State Act, which prohibits the Federal Reserve from issuing a retail central bank digital currency without congressional authorization. While the CLARITY Act and the GENIUS Act represent significant progress toward a comprehensive regulatory regime for digital assets, substantial uncertainty remains regarding the implementation and interpretation of these new laws. The effectiveness of these frameworks will depend on subsequent rulemaking by federal and state regulators, interagency coordination, and the evolving approach to enforcement. Market participants may face transitional risks as regulatory standards are developed and applied, and there is potential for further legislative or regulatory changes as the digital asset ecosystem continues to evolve.

The continued evolution of federal, state and foreign government regulators and policymakers will continue to impact the viability and success of digital asset markets, broadly, and ether, specifically.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the Commodity Exchange Act.

The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.

The Trust is not registered as an investment company under the 1940 Act, and the Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Future and current regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.

The regulation of ether and related products and services continues to evolve, may take many different forms and will, therefore, impact ether and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for ether businesses to provide services, which may impede the growth of the ether economy and have an adverse effect on consumer adoption of ether. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. While the SEC and CFTC jointly issued the Interpretation expressly classifying ether as a “digital commodity” and not a security, the Interpretation is a Commission-level interpretive release and not formal rulemaking under the Administrative Procedure Act. It does not carry the binding force of a statute or regulation, courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. Changes to the current regulatory classification of ether, changes to regulations surrounding ether futures or related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over ether, the Ethereum network, ether trading, or related activities impacting other parts of the digital asset market, may adversely impact ether and therefore may have an adverse effect on the value of your investment in the Trust.

Ether and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions such as the European Union, China, the United Kingdom, Australia, Japan, Russia, Israel, Poland, India, Hong Kong, Canada and Singapore. Cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including ether. The effect of any existing regulation or future regulatory change on the Trust or ether is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect ether, particularly with respect to ether spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the ether economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of ether, and, in turn, the value of the Shares.

Future regulations may require the Trust or the Sponsor to become registered, which may cause the Trust to liquidate.

Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which ether is treated for regulatory purposes. On March 17, 2026, the SEC and CFTC jointly issued the Interpretation, a Commission-level interpretive release that expressly identifies ether by name as a “digital commodity” and not a security under federal securities laws. The Interpretation supersedes the SEC’s 2019 staff-level digital asset framework and is binding on both agencies’ enforcement and supervisory staff. As an interpretive release rather than formal rulemaking under the Administrative Procedure Act, the Interpretation does not carry the binding force of a statute or regulation, courts are not required to defer to its conclusions, and it may be modified or withdrawn by a future administration. Notwithstanding this guidance, there can be no assurance that a court would reach the same conclusion, and future regulatory or legislative changes could alter the classification of ether. Such statements are not official policy statements by the SEC and reflect only the speaker’s views, which are not binding on the SEC or any other agency or court. If ether is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for ether’s utility as a means of exchange and accordingly for its continued adoption. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. Specifically, the Trust and the Sponsor may be subject to additional regulatory requirements including under the 1940 Act, and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Sponsor may terminate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to Shareholders.

If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the implementation of an anti-money laundering program, the submission of certain reports to FinCEN and the maintenance of certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur Extraordinary Expenses. If the Authorized Participant, the Trust or the Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties or other remediation, all of which could harm the reputation of the Authorized Participant, the Trust or the Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.

Tax Risk

The ongoing activities of the Trust may generate tax liabilities for Shareholders.

As described below under “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust and amounts realized in connection with the use of ether or the sale of ether to pay Trust expenses, distributions or facilitate redemption transactions, as well as any amounts received in connection with staking, if applicable. Sales of ether to fund cash redemptions or cash distributions are expected to result in gains or losses, with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the ether and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ether held in the Trust that is sold to fund the redemption. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. Shareholders receiving a redemption in kind will not generally be taxed on the distribution in kind. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.

The tax treatment of ether and transactions involving ether for United States federal income tax purposes may change.

Under current IRS guidance, ether is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in ether in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which ether is exchanged and the taxpayer’s basis in the ether. However, because ether is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of ether may have a negative effect on prices of ether and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While it has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The tax treatment of ether and transactions involving ether for state and local tax purposes is not settled.

Because ether is a new technological innovation, the tax treatment of ether for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of ether for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of ether may have negative consequences, including the imposition of a greater tax burden on investors in ether or the imposition of a greater cost on the acquisition and disposition of ether generally. Any such treatment may have a negative effect on prices of ether and may adversely affect the value of the Shares.

Ether staking may result in adverse tax consequences for Shareholders.

The staking of the Trust’s ether is expected to result in the Trust’s receipt of amounts received in connection with staking in the form of additional ether. Any such rewards are expected to be treated as ordinary income for U.S. federal income tax purposes. If the Trust were to not make distributions, the Trust’s receipt of rewards derived from ether staking activities could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income or taxable income effectively connected with a U.S. trade or business. Staking rewards may be subject to U.S. withholding if such rewards were treated as derived from sources within the U.S. The U.S. federal income tax treatment of staking may change from that described in this Prospectus, possibly with retroactive effect.

The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. If staking is treated for U.S. federal income tax purposes as a passive ministerial and administrative activity, it should be permissible for the Trust. Because the treatment of staking in a grantor trust is still developing, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.

On November 10, 2025, the IRS issued Revenue Procedure 2025-31, providing a safe harbor allowing trusts that are intended to qualify as investment trusts under Treas. Reg. § 301.7701-4(c) and grantor trusts for Federal income tax purposes can engage in digital asset staking without jeopardizing their tax status as a grantor trust. If the safe harbor in the Revenue Procedure is met, a trust’s authorization, pursuant to its trust agreement, to stake its digital assets and the resulting staking of the trust’s digital assets do not prevent the trust from qualifying for Federal income tax purposes as a trust classified as an investment trust under Treas. Reg. § 301.7701-4(c) and as a grantor trust. The Revenue Procedure imposed certain requirements, such as the distribution of staking rewards in kind or in cash on a periodic basis no less than quarterly, that were not explicitly required previously. The Trust intends to satisfy the safe harbor provided in the Revenue Procedure and has the power to satisfy its requirements under its Trust Agreement. If an amendment were required to satisfy the Revenue Procedure, the safe harbor permits a trust to amend the trust agreement to come under the safe harbor within the nine-month period beginning on November 10, 2025.

The Trust’s staking program may constrain the ability of the Trust to satisfy redemption requests or current obligations.

The Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s ether. There can be no guarantee that the process for the Custodians to unstake or “exit” the Trust’s staked ether positions will result in the Trust regaining complete control of its ether in time to satisfy its current obligations. The time required to exit a validator node and complete the withdrawal process on the Ethereum network can range from approximately one day to several weeks or months during periods of high network demand or elevated validator exit queues. In such circumstances, the Trust’s inability to meet redemption requests within the standard settlement period could cause increased selling pressure in the secondary market for the Trust’s Shares, which could lead to substantial discounts in the secondary market price for the Shares from the Trust’s NAV per Share.

For example, in September 2025, Ethereum’s validator exit queue reached record levels, with public reports indicating that more than 2.5 million ETH was awaiting exit and that estimated withdrawal delays exceeded 46 days. Public reporting indicated that this backlog was driven, at least in part, by Kiln’s precautionary decision to begin an orderly exit of its Ethereum validators following a security incident associated with SwissBorg’s Solana Earn strategy. SwissBorg stated that the incident did not involve a breach of the SwissBorg platform itself, and Kiln later stated that it had identified unauthorized activity on the Kiln platform. Although the incident did not directly involve Ethereum staking assets, it nonetheless appears to have materially affected Ethereum’s validator exit dynamics. This illustrates that operational, cybersecurity, or other adverse events affecting major staking service providers or other market participants, even where unrelated to the Trust or its staking providers and even where not directly involving Ethereum, may result in significant network-wide withdrawal delays, which could impair the Trust’s ability to access staked ether and satisfy redemption requests on expected settlement timelines.

In order to manage this risk, the Sponsor may consider a number of options to manage the liquidity of the Trust’s assets in times of stress if the Trust’s existing liquid ether is insufficient, including (i) a temporary extension of the settlement timeline for redemption orders, including extending the standard settlement period for redemption distributions for such additional period as the Sponsor determines is necessary to allow for the unstaking of the Trust’s ether to complete, or (ii) fulfilling redemption orders in cash in lieu of ether where the Sponsor determines that the Trust’s unstaked ether reserves are insufficient to satisfy a redemption in kind within the standard settlement period. The Sponsor may also rely on other means of managing liquidity in the future such as the use of a credit facility (including a credit facility with the Sponsor or its affiliates acting as lender), borrowing digital assets directly (subject to applicable legal, regulatory and tax considerations, including requirements necessary to maintain the Trust’s status as a grantor trust for U.S. federal income tax purposes), selling or transferring validator positions to third parties, utilizing liquid staking tokens or smart contract-based intermediation solutions to access liquidity from staked positions (subject to the limitations described above regarding liquid staking tokens), or trading the rights to staked ether for unstaked ether, in each case in its sole discretion and subject to applicable legal, regulatory and tax considerations. While the Sponsor believes that it provides viable options to protect the Trust, there can be no guarantee that its implementation to manage the liquidity of the Trust’s assets will be fully protective of the Trust. The Sponsor will only seek to engage in staking activities to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes.

The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Sponsor may allow the Trust to hold when an actively managed fund would sell. The Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.

A hard “fork” of the Ethereum Blockchain could result in Shareholders incurring a tax liability.

Except for cash temporarily held to pay Trust expenses, pay distributions, facilitate redemption transactions, or received in creation transactions, the Trust will only invest in ether. The Trust has no obligation to claim a digital asset created by a fork of the Ethereum network. The Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Ethereum network (other than what the Sponsor determines to be ether). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. Under current IRS guidance, a hard fork resulting in the receipt of new units of cryptocurrency is a taxable event giving rise to ordinary income equal to the value of the new cryptocurrency. The Trust Agreement requires that if, despite abandoning such digital asset, the Trust receives or claims a forked asset, the Sponsor will cause the forked asset to be sold and have the proceeds distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked or air dropped asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

Other Risks

The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

The Trust’s Shares are listed for trading on the Exchange under the market symbol “FETH.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down”

rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.

The market infrastructure of the ether spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust.

Ether is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where ether trade. In a highly volatile market, or if one or more spot markets supporting the ether market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

The Sponsor relies heavily on key personnel.

The Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Sponsor.

Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustee and the Sponsor.

Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.

The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.

The Trust is new. If the Trust does not attract sufficient assets to remain open, or if the Trust experiences excessive withdrawals, then the Trust could be terminated and liquidated at the direction of the Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Sponsor expects to cause the Trust to make distributions on a quarterly basis.

Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of the Shareholders of the Trust. In addition, in connection with the Trust’s staking program, the Sponsor may elect to extend the standard settlement period applicable to a redemption distribution beyond the standard settlement period where the Sponsor determines that the Trust’s reserves of unstaked ether are insufficient to settle a redemption within the standard settlement period, and the Sponsor requires additional time to complete the unstaking of a portion of the Trust’s staked ether. The length of any such settlement extension will be determined by the Sponsor based on, among other factors, the estimated time required to exit the applicable validator nodes and complete the withdrawal process on the Ethereum network, which may take from approximately one day up to several weeks or months during periods of network congestion or elevated validator demand. Additionally, in circumstances where the Sponsor determines that the Trust’s unstaked ether is insufficient to settle a redemption in kind within a reasonable extended settlement period, the Sponsor may, in its sole discretion, fulfill all or a portion of a redemption distribution in cash in lieu of ether, based on the Index price of ether on the applicable redemption order date. When determining whether such an emergency or staking-related liquidity condition exists, the Sponsor may consider, among other things, the overall impact such condition has had on price, volume, volatility and liquidity in ether markets; the estimated time to complete any required unstaking; the Sponsor’s view on how long such condition will persist; and the Sponsor’s view on whether such condition is likely to ease or worsen. An emergency could include, but is not limited to, situations where the Trust is unable to transact in ether or where the Trust is unable to value its ether holdings, such as a circumstance where a digital asset trading platform experiences technical failure, power outage, network error or other circumstance resulting in a market-wide halt to trading, or the Trust is unable to access the ether in the Trust’s ether custody account at the Custodians due to technical or operating issues at the Trust or the Custodians. Such disruptions may have an effect on overall ether liquidity or cause price spreads of ether to widen, which may have a detrimental effect on the value of the Shares.

In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, settlement extension, cash-in-lieu fulfillment, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

Furthermore, in connection with an In-Kind Creation Order (as defined below), if an Authorized Participant Designee fails to deliver ether in accordance with the Trust’s creation and redemption procedures as described herein and in the relevant Authorized Participant Agreement, the Sponsor may convert such In-Kind Creation Order to a Cash Creation Order. In such an event, an Authorized Participant will be solely responsible for delivering the Basket Cash Amount to the Trust.

Shareholders may be adversely affected by an overstatement or understatement of the NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV calculation.

If the Index is not available or the Sponsor determines, in its sole discretion, that the Index should not be used, the Trust’s ether investments may be valued using techniques other than reliance on the price established by the Index. The value established by using the Index may be different from what would be produced through the use of another methodology. Ether valued using techniques other than those employed by the Index, including ether investments that are “fair valued,” may differ from the value established by the Index.

The Trust Agreement includes provisions that limit Shareholders’ voting rights and restrict Shareholders’ right to bring a derivative action.

Under the Trust Agreement, Shareholders generally have no voting rights and the Trust will not have regular Shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

Due to this additional requirement, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court. Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.

THE TRUST AND ETHER PRICES

Overview of the Trust

The Trust is an exchange-traded product that issues Shares that trade on the Exchange. The Trust’s investment objective is to reflect the performance of ether, as measured by the performance of the Index, adjusted for the Trust’s expenses and liabilities, plus an amount based on the staking rewards associated with ether. As a result of the Trust’s receipt of staking-based amounts, the Trust is expected to outperform the Index before consideration of the Trust’s expenses and other liabilities. In seeking to achieve its investment objective, the Trust holds ether and values its Shares daily based on the same methodology used to calculate the Index. Pursuant to the Trust’s investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators (which may include the Custodians or their affiliates), except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or distributions, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Trust will receive a portion of the staking rewards generated by a Node Operator. The Sponsor may, in the future, also seek to utilize LSTs or purchase the rights to staked ether from third-parties as alternative methods of generating staking rewards, subject to its determination that the Trust may do so without undue legal, regulatory or tax risk. LSTs are not contemplated by the generic listing standards under which the Trust intends to list and trade its Shares on the Exchange, and accordingly, the Trust will only utilize LSTs if such listing standards are modified to permit their use. The Trust is sponsored by FD Funds Management LLC, a wholly-owned subsidiary of FMR LLC.

The Sponsor believes that the Trust provides a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use ether by investing in the Trust’s Shares rather than purchasing, holding and trading ether directly. An alternative would require selecting and using an ether spot market and establishing and funding a digital asset account.

Description of the Index Construction and Maintenance

The Index is designed to reflect the performance of ether in U.S. dollars. The Index is constructed using ether price feeds from eligible ether spot markets and the VWMP methodology, calculated every 15 seconds based on VWMP exchange data over rolling sixty-minute increments to develop an ether price composite. The Index methodology was developed by the Index Provider and is monitored by the Index Committee.

Eligible spot markets include all U.S. digital asset trading platforms and/or regulated digital asset trading platforms selected by the Index Committee. Such markets will be evaluated quarterly, and the final selections will be made on the third Friday of March, June, September, and December or during market disruptions where a market review is warranted, as determined by the Index Committee. New exchanges that meet the eligibility requirements will be considered for inclusion at the quarterly review once there is one week of pricing data available. The current ether spot markets included in the Index calculation are Bitstamp, Coinbase, Crypto.com, Gemini, Kraken, and LMAX Digital. As further described below, the Sponsor and the Trust reasonably believe each of these digital asset trading platforms maintain practices and policies designed to comply with AML and KYC regulations.

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Bitstamp in the U.S. is a digital asset exchange operated by Bitstamp USA, Inc., a Delaware corporation and wholly-owned subsidiary of Bitstamp Ltd., which operates a Luxembourg-based exchange. Bitstamp USA is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in applicable U.S. states.

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Coinbase is a digital asset exchange operated by Coinbase, Inc., which is incorporated in Delaware, registered as a money services business with FinCEN, and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states.

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Crypto.com is a cryptocurrency trading platform headquartered in Singapore. It provides a platform for trading, investing, and using cryptocurrencies. In North America, Crypto.com is registered as a Money Services Business with FINTRAC in Canada and FinCEN in the United States. It also holds Money Transmitter Licenses across various U.S. states. In Europe, the company received approval from the UK’s Financial Conduct Authority in August 2022 and operates under the Electronic Money Institution license in several European Economic Area countries.

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Gemini is a digital asset exchange operated by Gemini Trust Company, LLC, a New York limited purpose trust company regulated by the NYDFS, which is registered as a money services business with FinCEN and holds state licenses to engage in money transmission, or the state equivalent, in applicable U.S. states.

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Kraken is a digital asset exchange operated in the United States by Payward Ventures, Inc., which is registered as a money services business with FinCEN and holds licenses to engage in money transmission, or the state equivalent, in the majority of U.S. states.

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LMAX Digital is a Gibraltar based exchange regulated by the Gibraltar Financial Services Commission as a DLT provider for execution and custody services. LMAX Digital is part of LMAX Group, a U.K-based operator of an FCA-regulated Multilateral Trading Facility and Broker-Dealer.

The Index Committee may from time to time add or remove other digital asset trading platforms from the Index calculation without prior notice to the Trust or the Shareholders, and the Trust will not notify Shareholders of any such addition or removal unless the addition or removal is deemed material by Sponsor in light of all the facts and circumstances. In addition, the Index Committee reviews the Index every six months for potential updates needed to account for the evolution and maturation of the digital assets industry. The below table reflects the average closing sixty-minute window of trading volume in ether and market share of the ETH-U.S. dollar trading pairs of each of the digital asset trading platforms included in the Index as of and for the three-month period ending on March 31, 2026, using data reported by the Index Provider:

Digital asset trading platforms included in the Index as of March 31, 2026	Volume (USD)	Market Share
Bitstamp	$22,887,916.13	38.773%
Coinbase	$22,393,163.29	37.934%
Crypto.com	$4,254,448.825	7.207%
Gemini	$2,630,907.009	4.457%
Kraken	$1,489,421.669	2.523%
LMAX Digital	$556,505.7745	0.943%

Total	$54,212,362.69	91.837%

The Index is calculated using a volume-weighted median price approach. The Index market value is the volume-weighted median price of ether in U.S. dollars over the previous sixty minutes (i.e., the time window between 3:00 p.m. EST and 4:00 p.m. EST), which is calculated by (1) ordering all individual transactions on eligible spot markets over the previous sixty minutes by price, and then (2) selecting the price associated with the 50th percentile of total volume.

As the Index is calculated as a price return, it does not track forks or air drops involving ether. Accordingly, the Trust will not normally hold forked or air dropped assets, as further described below in “Risk Factors – The inability to recognize the economic benefit of a ‘fork’ or an ‘air drop’ could adversely impact an investment in the Trust.”

The Index methodology and constituent digital asset trading platforms may be changed from time to time at the discretion of the Index Provider without Shareholder approval. For example, if the Index Provider determines that there have been material efforts to manipulate the price of ether on a constituent digital asset trading platform or that the data feeds from such trading platform are unreliable, the Index Provider may remove such trading platform for the Index methodology. To the extent that such changes to the methodology result in a more limited set of constituent digital asset trading platforms, there is an increased risk that the price of ether used in Trust’s calculation of NAV would deviate from the price quoted on digital asset trading platforms not included within the Index methodology. Shareholders will be notified of changes to the Index methodology only if the Sponsor determines that such changes are material with respect to an investment decision regarding the Shares. Once it has actual knowledge of material changes to the Index methodology, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports. The current Index methodology and constituent digital assets are available on the Index Provider’s website at i.fidelity.com/indices. The information on or available through any such website is not deemed incorporated in this Prospectus and does not form part of this Prospectus.

The use of the Index is designed to eliminate from the NAV calculation pursuant to which the Trust prices its Shares those ether spot markets with indicia of suspicious, fake, or non-economic volume. In addition, the use of eligible ether spot markets is designed to mitigate the potential for idiosyncratic market risk, as the failure of any individual ether spot market in and of itself should not materially impact pricing for the Trust. Moreover, any attempt to manipulate the NAV would require a substantial amount of capital distributed across a majority of the eligible spot markets, and potentially coordinated activity across those markets, making it more difficult to conduct, profit from, or avoid the detection of market manipulation. The Sponsor believes that this is especially true in a well-arbitraged and distributed market, as the Index Provider believes the ether market to be.

In addition to the above safeguards, the Index is calculated using a VWMP methodology and price feeds from eligible ether spot markets. The Index is designed to represent the U.S. dollar value of one ether every 15 seconds based on VWMP spot market data over rolling sixty-minute increments. The use of rolling sixty-minute increments means a malicious actor would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times, potentially triggering review from the spot market or regulators, or both. The use of a “median” price by its nature limits the ability of outlier prices that may have been caused by attempts to manipulate the price on a particular market, to impact the NAV, as it systematically excludes those prices from the NAV calculation.

Coin Metrics, Inc. is the third-party, independent calculation agent for the Index. The Index is not sold, endorsed, sponsored, promoted or supported in any other manner by the Calculation Agent nor does Calculation Agent offer any express or implicit guarantee or assurance either with regard to the results of using the Index and/or Index trademark or the Index price. The Calculation Agent’s only relationship to the Index Provider with respect to the Index is the licensing of the Index, certain trademarks, service marks and trade names of Coin Metrics, Inc., and the provision of the calculation services related to the Index.

The Calculation Agent does not guarantee the accuracy, timeliness and/or the completeness of any data supplied by it or any data included therein. The Calculation Agent shall not be subject to any damages or liability for any errors, omissions, or delays therein. The Calculation Agent makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the data supplied or any data included therein. Without limiting any of the foregoing, in no event whatsoever shall the Calculation Agent be liable for any special, incidental, indirect, punitive, or consequential damages (including, but not limited to, loss of profits, trading losses, lost time, or goodwill) even if the Calculation Agent has been notified of the possibility of such damages.

The Trust is authorized under a License Agreement with the Index Provider to use the Index in connection with the Trust’s operation and the offering of the Shares. The Index Provider may terminate the License Agreement at any time for any or no reason.

The Sponsor may, in its sole discretion, choose to substitute the Index or Index Provider. The Sponsor may do so, for example, if it determines that the Index no longer reliably reflects the price of ether or if the Index is no longer available. The Trust will notify Shareholders of any such change in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S STAKING PROGRAM

Overview of the Staking Program

Pursuant to its secondary investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or distributions, protect the Trust and its assets, and comply with its Liquidity Program (as defined below). The Sponsor expects to commence the Trust’s staking activities as soon as practicable following the date of this Prospectus. The Node Operator will utilize the hardware, software and services necessary to enable the establishment of validator nodes and stake the Trust’s ether on the Ethereum network. As a result of the Sponsor utilizing staking activity services of the Custodians, the Trust expects to receive certain staking rewards of ether, which is expected to be treated for federal income tax purposes as income to the Trust’s Shareholders. The Node Operator exercises no discretion as to the amount of the Trust’s ether to be staked or timing of the staking activities (other than as is incidental in establishing or deactivating validator nodes). The Custodians will maintain exclusive possession and control of the private keys associated with any staked ether at all times. Staking activity comes with a risk of loss of ether, including in the form of “slashing” penalties. Additionally, as part of the “activating” and “exiting” processes of ether staking, any staked ether will be inaccessible for a period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor will manage. The time required to exit a validator node and complete the withdrawal process on the Ethereum network can range from approximately one day to several weeks or months during periods of high network demand or elevated validator exit queues.

Determination of Staked Amounts

Pursuant to the Trust’s investment objective, the Sponsor will utilize the services of the Custodians to stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses or distributions, protect the Trust and its assets and comply with its Liquidity Program (as defined below). Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes.

Process of Staking

When the Trust receives ether and the Sponsor has determined to reserve such ether, the Sponsor will instruct the Custodians to engage a Node Operator. Upon a Custodian engaging a Node Operator, the Node Operator will facilitate the staking transaction on the Ethereum network, where the ether is delegated to the Node Operator’s validator node. The Node Operator is charged with running the node efficiently and securely to maximize the staking rewards. This process involves such Custodian “signing” the transaction with the private keys associated with the Trust’s ether, which authorizes the transaction. The private keys will never leave the Custodians’ possession or control and will not be known to the Node Operator. As the validator participates in the Ethereum network’s consensus process, it expects to earn rewards of additional ether.

Process of Unstaking

If the Sponsor determines to reduce the amount of the Trust’s ether dedicated to the Trust’s staking program, the Sponsor will initiate an unstaking request through a Custodian. Such Custodian will instruct the applicable Node Operator to unstake the staked ether. The Node Operator processes the unstaking request by submitting a transaction to the Ethereum Network, which effectively reverses the delegation of the ether from the applicable validator node.

The process of unstaking ether involves several stages: (1) exiting the “active set”, (2) a mandatory waiting period to become eligible for withdrawal, and (3) withdrawable ether being included in a “withdrawal sweep”. The time it takes for the Trust to receive unstaked, freely transferable ether will depend on the time it takes to complete each of these stages depending on network conditions and the status of the applicable validator node. Once the exiting process is complete, the Trust will have complete control over the ether, including the ability to sell the ether or transfer it in connection with redemption orders.

Allocation of Staking Rewards

Staking rewards generated by the Trust’s staking program will be subject to fees shared among several parties. The amounts owed or paid to the Node Operator, the Custodians and the Sponsor are collectively referred to as the “Staking Fees”. The Staking Fees will equal a flat 15% of the amount of staking rewards received by the Trust, and the Trust will retain that remaining 85%. The Staking Fees will reduce the amount of ether rewards that are generated from the Trust’s staking program that are retained by the Trust.

The staking rewards are remitted directly to the Custodians’ wallets holding the Trust’s staked ether. During the remittance process, the staking rewards are subject to risks of loss, including but not limited to protocol errors, cybersecurity breaches affecting Node Operators or Custodians, and operational failures in the transfer of rewards to the Trust’s accounts.

After deduction of the Staking Fees, the remainder of the staking rewards will be used in the following order of priority: first, to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor; second, to fund quarterly cash distributions to Shareholders; third, to satisfy redemption requests for Baskets; and fourth, to be deployed into the staking program. These priorities may change over time at the Sponsor’s discretion based on operational needs, market conditions, regulatory requirements, tax considerations (including requirements to maintain the Trust’s status as a grantor trust for U.S. federal income tax purposes), liquidity needs of the Trust, and the best interests of the Trust and its Shareholders.

The Node Operators

The Custodians, in consultation with the Sponsor, are responsible for the implementation of the Trust’s staking program, including establishing the arrangements with the Node Operators, and neither the Trust nor the Sponsor will have any direct contractual relationship with the Node Operators. In determining the amount and percentage of the Trust’s ether to allocate to each Node Operator, the Sponsor will consider (i) the Sponsor’s assessment of the safety and security policies and procedures of each Node Operator, (ii) each Node Operator’s reputation and experience in implementing similar staking programs, (iii) the technology used by each Node Operator, (iv) the concentration of the Trust’s ether at each Node Operator, and (v) any other factor the Sponsor deems relevant in making the allocation determination. As of the date of this prospectus, the Sponsor intends to instruct the Custodians to deploy the Trust’s ether with the following Node Operators:

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Blockdaemon: Blockdaemon is a blockchain infrastructure platform that provides enterprise-grade solutions for deploying, managing, and scaling nodes and networks across a wide range of blockchain protocols. Blockdaemon enables institutions, developers, and enterprises to connect to over 60 blockchain networks. The company offers secure, reliable, and scalable node hosting services, allowing clients to run full nodes, validator nodes, and staking nodes without the complexity of managing the underlying infrastructure. The platform enables users to participate in staking and earn rewards on supported proof-of-stake networks, with robust security and compliance features. Blockdaemon provides Application Programming Interface (API) and tools that simplify blockchain integration, data access, and transaction management for developers and enterprises. The company emphasizes high security standards, compliance, and uptime, catering to financial institutions, custodians, and exchanges. Blockdaemon’s infrastructure is used for a variety of purposes, including staking, blockchain analytics, DeFi applications, and supporting digital asset custody solutions.

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Figment: Figment is a blockchain infrastructure and services provider organized in Canada, specializing in staking services for institutional and individual investors. The company offers a comprehensive suite of tools and services designed to facilitate participation in proof-of-stake networks. Figment’s staking services include secure node operation, governance participation, and rewards optimization, allowing clients to earn staking rewards while maintaining control over their assets. Additionally, Figment provides analytics and reporting tools to help users monitor their staking performance and make informed decisions.

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Galaxy: Galaxy Digital Trading Cayman LLC is a subsidiary of Galaxy Digital Holdings Ltd., a diversified financial services and investment management company organized in the Cayman Islands with operations focused on the digital assets and blockchain technology sectors. Galaxy Digital provides a range of institutional-grade services, including trading, asset management, and infrastructure solutions for digital assets. Galaxy’s staking services enable institutional and individual clients to participate in proof-of-stake networks by securely delegating their assets to professionally managed validators. Galaxy’s staking platform offers robust security measures, transparent reporting, and competitive yield optimization, allowing clients to earn staking rewards while maintaining visibility and control over their staked assets.

Liquidity Risk Management

Pursuant to the rules of the Exchange, because the Trust’s staking program involves the temporary loss of the ability to transfer or otherwise dispose of the Trust’s ether, the Trust is required to maintain written liquidity risk policies and procedures reasonably designed to address the risk that the Trust could not meet requests to redeem Shares without significant dilution of remaining Shareholders’ interests in the Trust. Accordingly, the Sponsor has adopted a liquidity risk management program (the “Liquidity Program”) that provides a variety of mechanisms to monitor and manage the liquidity of the Trust’s assets. The following is a summary of considerations under the Liquidity Program, which is available in full at the Trust’s website at www.fidelity.com. The Sponsor will only seek to engage in staking activities to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, by jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes.

Oversight and Administration

The Liquidity Program includes policies and procedures designed to enable the Trust to assess, manage, and periodically review liquidity risk. The Sponsor considers the liquidity of the Trust’s portfolio investments during normal and reasonably foreseeable stressed conditions, including whether the size of the positions held could adversely affect the ability to liquidate, sell, transfer, or assign the portfolio investment to cash without a significant change in the value of the investments. The Sponsor also considers short-term and long-term Shareholder flow projections which could impact liquidity risk. The Sponsor reviews holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources, to the extent applicable, and structural and operational characteristics of exchange-traded products generally.

The Sponsor has established a Fair Value and Liquidity Risk Management Committee (the “Valuation and Liquidity Committee”) to oversee and administer the Liquidity Program. The Valuation and Liquidity Committee is a cross-functional body comprised of senior officers and employees of Fidelity as well as various operational and oversight groups whose duties relate to the Liquidity Program. The Valuation and Liquidity Committee shall conduct a review of the Liquidity Program annually. The annual review shall address (1) the operation of the Liquidity Program including an assessment of the adequacy and effectiveness of implementation of the Liquidity Program, (2) the operation and adequacy and effectiveness of the Liquidity Program in making assets available to meet redemption requests, and (3) any material changes to the Liquidity Program.

Liquidity Classifications

The Trust is responsible for classifying the liquidity of each of the portfolio investments or portions of the portfolio investments held by the Trust. The Trust may classify investments taking into account relevant market, trading, and investment-specific considerations, as well as market depth. As part of the “bonding” and “unbonding” processes of staking, any staked portion of an investment will be inaccessible for a period of time determined by a range of factors, including network conditions. Therefore, there can be no guarantee that such process will be completed in time to satisfy the Trust’s current redemption obligations. Nevertheless, each portfolio investment held by the Trust is classified based on the time to liquidate, sell, transfer, or assign the portfolio investment or portions of the portfolio investment without the disposition significantly affecting the market value of the investment.

When classifying an investment or portion of an investment, the Trust may consider various factors, including, but not limited to, (1) the nature of the investment and the market in which it trades, (2) the existence of an active trading market, (3) the number, diversity, and quality of prospective purchasers and available trading platforms in the marketplace, including if applicable, DeFi applications, (4) the frequency, volume, and volatility of trade and price quotations, (5) bid-ask spreads, (6) restrictions on trading or transferring the investment including the temporary loss of the ability to transfer or dispose of the investment resulting from staking activities, and (7) engagement of software and application development community, as well as the impact on software upgrades that may change the nature of an investment.

Portfolio Composition

Subject to the Liquidity Program and considering the liquidity classifications assigned to the Trust’s investments, the Trust must maintain a portion of its investments as readily available to facilitate foreseeable Shareholder redemption requests, pay Trust expenses or distributions, or protect the Trust and its assets.

The Sponsor will determine a minimum amount of the Trust’s net assets that must be invested in assets readily available to meet redemption requests. Assets that are readily available to meet redemption requests include cash and cash equivalents, and any investment or portion of an investment reasonably expected to be able to be liquidated, sold, transferred, or assigned within the Trust’s established redemption distribution period, without the conversion or disposition significantly changing the market value of the investment. To the extent the Trust encounters extremely stressed market conditions beyond those that were reasonably foreseeable, the Sponsor will review those conditions to consider whether to adjust the Trust’s minimum amount of invested assets that are readily available to meet redemption requests. Portfolio investment liquidity classifications and asset minimums are monitored, including daily testing and advisement on oversight and corrective actions in the event available assets fall below the required minimums.

Liquidity Sources

As part of the Liquidity Program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include: (i) borrowing arrangements made via uncommitted and committed lines of credit (whether for cash or digital assets); (ii) selling or transferring validator positions to third parties; (iii) utilizing liquid staking tokens or smart contract-based intermediation solutions to access liquidity from staked positions (subject to the limitations described above regarding liquid staking tokens); or (iv) entering into delayed settlement or other financing arrangements with third-party counterparties, including liquidity providers. In connection with any delayed settlement arrangement, any increased spread or other trading costs incurred as a result of the extended settlement timeline will be borne by the applicable Authorized Participant and not by the Trust. With respect to credit facilities or other borrowing arrangements for digital assets directly, the Trust’s ability to utilize such facilities may be subject to additional legal, regulatory, and tax constraints. The Trust intends to conduct its staking and related activities, including liquidity management, in a manner consistent with the safe harbor requirements set forth in IRS Revenue Procedure 2025-31, which permits qualifying investment trusts to stake digital assets without jeopardizing their classification as investment trusts under applicable Treasury Regulations and as grantor trusts for U.S. federal income tax purposes. The Trust’s access to and use of such liquidity sources are considered by the Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. As of the date of this prospectus, the Trust has not entered into any line of credit.

Extension of Settlement; Suspension of Redemptions

In connection with the Trust’s staking program, the Sponsor may elect to extend the standard settlement period applicable to a redemption order where the Sponsor determines that the Trust’s reserves of unstaked ether are insufficient to settle the redemption within the standard settlement period and additional time is needed to complete the unstaking of the Trust’s ether. The length of any such settlement extension will depend on the estimated time to exit the applicable validator nodes and complete the withdrawal process on the Ethereum network. Where the Sponsor determines that the Trust’s unstaked ether is insufficient to settle a redemption in kind within a reasonable extended settlement period, the Sponsor may, in its sole discretion, fulfill all or a portion of the redemption distribution in cash in lieu of ether, based on the Index price of ether on the applicable redemption order date.

In extraordinary circumstances where neither a settlement extension nor a cash-in-lieu distribution is reasonably practicable, the Trust may, in its discretion and subject to the Liquidity Program, suspend the right of creation or redemption or postpone the redemption or purchase settlement date for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase or redemption order is not reasonably practicable, or (2) such other period as the Sponsor determines to be necessary for the protection of Shareholders. See “Creation and Redemption of Shares – Delivery of Redemption Distribution.”

Open-Market Activities

The Trust may exchange its staked ether for an amount of unstaked ether. In such transactions, the ether trading counterparty facilitating such trade will generally deliver an amount of unstaked ether that is less than the amount of staked ether the Trust has delivered in exchange, with such spread representing the ether trading counterparty’s compensation. While such spreads are generally expected to be de minimis in relation to the Trust’s overall assets, any such spread charged by an ether trading counterparty will reduce the amount of ether represented by a Share and the value of Shares.

DISTRIBUTIONS

Under normal circumstances, the Trust will make quarterly cash distributions based on the staking rewards generated by the Trust’s staking program. Record and payment dates will be set by the Sponsor in accordance with the rules of the Exchange, considering what is in the best interest of the Trust. Staking rewards are accumulated in ether until a record date is declared, at which time the Sponsor, pursuant to the Trust’s staking program and distribution procedures, will convert all staking rewards received and available for distribution, net of Trust expenses, into U.S. dollars by instructing a trading counterparty to sell ether before the applicable payment date for distribution to Shareholders of record. The amount and timing of any future distributions will depend on, among other things, network staking yields, validator performance, protocol rules (including any lock-up or unbonding periods), slashing or downtime events, operational considerations, fees and expenses, and market conditions. Distributions are not guaranteed, and the Sponsor may modify, suspend, or terminate distributions at any time, in its sole discretion (unless doing so would impact the qualification of the Trust as a grantor trust for U.S. federal income tax purposes). For example, the Sponsor may temporarily suspend distributions if current liabilities of the Trust exceed the amount of staking rewards received by the Trust. In such circumstance, the Sponsor shall cause the Trust to retain the staking rewards to satisfy the Trust’s obligations and would not distribute such amounts to investors.

CALCULATION OF NAV

For purposes of calculating the Trust’s NAV per Share, the Trust’s holdings of ether are valued using the same methodology as used to calculate the Index. The Index is constructed using ether price feeds from eligible spot markets and the VWMP methodology, calculated every 15 seconds based on VWMP market data over rolling sixty-minute increments.

The Sponsor believes that use of the Index mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.

As discussed elsewhere in this Prospectus, the fact that there are multiple ether spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various markets.

Since the Index is intended to represent the U.S. dollar value of one ether every 15 seconds based on VWMP spot market data over rolling sixty-minute increments, malicious actors would need to sustain efforts to manipulate the market over an extended period of time, or would need to replicate efforts multiple times across markets, potentially triggering review. This extended period also supports Authorized Participant activity by capturing volume over a longer time period, rather than forcing Authorized Participants to mark an individual close or auction. The use of a median price eliminates the ability of outlier prices to impact the NAV, as it systematically excludes those prices from the NAV calculation. The use of a volume-weighted median (as opposed to a traditional median) protects against attempts to manipulate the NAV by executing a large number of low-dollar trades, because any manipulation attempt would have to involve a majority of global spot ether volume in a narrow window to have any influence on the NAV.

The Trust’s NAV per Share is calculated by:

•	taking the fair market value of its total assets based on the volume-weighted median price of ether used for the calculation of the Index;

•	subtracting any liabilities; and

•	dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. EST. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. EST. However, NAVs are not officially struck until after 4:00 p.m. EST. The pause after 4:00 p.m. EST provides an opportunity for the Sponsor to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. If the Sponsor were to identify an incidence of unusual pricing, the Sponsor may determine to either alert the Index Provider to the issue and seek a correction or select an alternative pricing source. Such an event could lead to a public correction being issued by the Index Provider and/or a delay in publication of the Trust’s NAV for such day. The Sponsor has established the Valuation and Liquidity Committee to carry out the day-to-day fair valuation responsibilities and has adopted policies and procedures to govern the fair valuation process and the activities of the Valuation and Liquidity Committee. If the Valuation and Liquidity Committee determines in good faith that the Index does not reflect an accurate ether price, then the Valuation and Liquidity Committee will instruct the Administrator to employ an alternative method to determine the fair value of the Trust’s assets. In determining an alternative fair value method, the Valuation and Liquidity Committee generally considers such criteria as observable market-based inputs, including market quotations and last sale information from third-party pricing services and/or trading platforms on which ether are traded. The Valuation and Liquidity Committee’s selection of third-party pricing services used considers the qualifications, experience, and history of the pricing services and whether their valuation methodologies and procedures are reasonably designed to produce prices that reflect fair value under the prevailing market conditions. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index or other valuation method used to calculate the NAV of the Trust. Any such change in the Index or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. In the event of a material change, the Sponsor will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports, as applicable.

In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, a third-party financial data provider will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated based on the Trust’s ether holdings and any other assets expected to comprise that day’s NAV calculation. The third-party financial data provider will use the Blockstream Crypto Data Feed Streaming Level 1 as the pricing source for the spot ether. The Blockstream Crypto Data Feed Streaming Level 1 calculates an average of current ether price levels of the ether trading platforms that are available on its feed. The ether trading platforms included in the Blockstream Crypto Data Feed Streaming Level 1 include Bitfinex, Bitstamp, and Gemini. The Trust will provide an IIV per Share updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular trading hours of 9:30 a.m. to 4:00 p.m. EST (“Regular Trading Hours”). The IIV disseminated during Regular Trading Hours should not be viewed as an actual real-time update of the NAV, which will be calculated only once at the end of each trading day as described herein. The IIV will be widely disseminated on a per Share basis every 15 seconds during Regular Trading Hours through the facilities of the consolidated tape association (CTA) and Consolidated Quotation System (CQS) high speed lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters.

The Trust’s periodic financial statements may not utilize the NAV of the Trust determined by reference to the Index to the extent the methodology used to calculate the Index is deemed not to be consistent with GAAP. The Trust’s periodic financial statements will be prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820”) and utilize an exchange-traded price from the Trust’s principal market for ether on the Trust’s financial statement measurement date. The Sponsor will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP. The Trust intends to engage a third-party vendor to obtain a price from a principal market for ether, which will be either the market the Trust normally transacts in for ether or, if the Trust does not normally transact in any market or such market suffers an operational interruption and is unavailable, determined and designated by such third-party vendor daily based on its consideration of several exchange characteristics, including oversight, and the volume and frequency of trades. Under GAAP, such a price is expected to be deemed a Level 1 input in accordance with the ASC Topic 820 because it is expected to be a quoted price in active markets for identical assets or liabilities.

The Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Trust

The Trust is a Delaware statutory trust, formed on October 31, 2023, pursuant to the Delaware Statutory Trust Act. The Trust continuously issues shares representing fractional undivided beneficial interest in and ownership of the Trust that may be purchased and sold on the Exchange. The Trust operates pursuant to an Amended and Restated Trust Agreement, as further amended and/or restated from time to time. CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust is managed and controlled by the Sponsor. The Sponsor is a limited liability company formed in the state of Delaware on August 23, 2019.

The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of ether or cash represented by the NAV of the Baskets being created or redeemed. The total amount of ether or cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. The Sponsor recognizes that the size of the Baskets may impact the effectiveness of the arbitrage mechanism of the Trust’s creation and redemption process, and accordingly may adjust the size of the Baskets to enhance the activities of the Authorized Participants in the secondary market for the Trust’s Shares.

The Trust has no fixed termination date.

The Trust’s Fees and Expenses

The Trust pays the Sponsor an annual unified fee of 0.25% of the Trust’s Ether Holdings (the “Sponsor Fee”). The Trust’s “Ether Holdings” is the quantity of the Trust’s ether plus any cash or other assets held by the Trust represented in ether as calculated using the Index price, less its liabilities (which include estimated accrued but unpaid fees and expenses) represented in ether as calculated using the Index price. The Sponsor Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Administrator calculates the Sponsor Fee in respect of each day by reference to the prior day’s Ether Holdings. The Sponsor Fee accrues daily in ether and is payable monthly in ether or cash. To the extent there are any on-chain transaction fees incurred in connection with the transfers of ether to pay the Sponsor Fee, the Sponsor, and not the Trust, shall bear such fees. The Sponsor may, at its sole discretion and from time to time, waive all or a portion of the Sponsor Fee for stated periods of time. The Sponsor is under no obligation to waive any portion of its fees and any such waiver shall create no obligation to waive any such fees during any period not covered by the waiver.

In addition to the Sponsor Fee, the Trust will bear the Staking Fees, which the Sponsor, Custodians, and Node Operator will each receive from the proceeds of the Node Operator’s staking activities that the Trust receives from the Ethereum network. The total amount of the Staking Fees will equal a flat 15% of all staking rewards received by the Trust, and the Trust will retain that remaining 85%. The Trust’s NAV will reflect the amount of ether the Trust is entitled to under its staking activities after deduction of accrued but unpaid Staking Fees. For a complete description of the Staking Fees, see “The Trust’s Staking Program – Allocation of Staking Rewards.”

As partial consideration for its receipt of the Sponsor Fee, the Sponsor is obligated under the Trust Agreement to assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes and the Staking Fees, but including: (i) the fees of the Trust’s third-party service providers including, but not limited to, the Distributor, the Administrator, the Custodians, the Cash Custodian, the Transfer Agent, the Index Provider, and the Trustee, (ii) the fees and expenses related to the listing, quotation or trading of the Shares on the Exchange (including customary legal, marketing and audit fees and expenses), (iii) legal fees and expenses incurred in the ordinary course, (iv) audit fees, (v) regulatory fees, including, if applicable, any fees relating to the registration of the Trust and Shares, including any ongoing filings related to the offering of Shares, under the 1933 Act or the 1934 Act, (vi) printing and mailing costs, (vii) costs of maintaining the Trust’s website and (viii) applicable license fees (each, a “Sponsor-paid Expense” and collectively, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Extraordinary Expense (as defined below) will not be deemed to be a Sponsor-paid Expense. There is no cap on the amount of Sponsor-paid Expenses. The Sponsor has also assumed all fees and expenses related to the organization and offering of the Trust and the Shares.

The Trust may incur certain extraordinary, nonrecurring expenses that are not Sponsor-paid Expenses, including, but not limited to, brokerage and transaction costs associated with the sale or transfer of ether, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust, the Trust’s assets, or the interests of Shareholders, any indemnification of the Custodians or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Extraordinary Expenses”). To the extent on-chain transaction fees are incurred in connection with transfers or sales of ether to pay Extraordinary Expenses, the Trust will bear such fees.

To the extent it does not have cash readily available, the Sponsor shall cause the transfer or sale of ether in such quantity as may be necessary to permit the payment of Trust expenses and liabilities not assumed by the Sponsor, for payment of redemption proceeds to Authorized Participants or for distributions. The Trust will not bear any costs associated with the transfer or sale of ether to pay the Sponsor Fee. To the extent the Trust incurs any Extraordinary Expenses, the Trust will bear the costs of any transfers or sales of ether to pay such expenses. The Trust will seek to transfer ether at such times and in the smallest amounts required to permit such payments as they become due. With respect to transfers or sales necessary to pay Trust expenses and liabilities that are denominated other than in ether, the amount of ether transferred or sold may vary from time to time depending on the actual sales price of ether relative to the Trust’s expenses and liabilities (e.g., if the price of ether falls, the amount of ether needed to be transferred or sold to pay an expense denominated in U.S. dollars will increase). To the extent the Trust must buy or sell ether, the Trust may do so through a third-party digital asset broker or dealer. When the Trust buys or sells ether, the Sponsor seeks quotes from its ether trading counterparties. Such transactions are typically conducted over the counter rather than over a trading platform or similar order matching service. The Sponsor will select third party brokers or dealers that it believes have implemented adequate anti-money laundering, know-your-customer and other legal compliance policies and procedures.

Under the terms of each Authorized Participant Agreement, the Authorized Participants will be responsible for any brokerage or transaction costs associated with the sale or transfer of ether incurred in connection with the fulfillment of a creation or redemption order.

Termination of the Trust

The Sponsor will notify Shareholders at least thirty (30) days before the date for termination of the Trust Agreement and the Trust if any of the following occurs:

•	Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

•

180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

•	the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•	the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

•

the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

•

a United States regulator requires the Trust to shut down or forces the Trust to liquidate its ether or seizes, impounds or otherwise restricts access to the Trust Estate (as defined in the Trust Agreement);

•

any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of ether for purposes of determining the NAV of the Trust;

•	the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•

the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Internal Revenue Code of 1986, as amended (the “Code”) or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•

60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

•

the Trustee elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

•

the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In addition, the Trust may be dissolved at any time for any reason by the Sponsor in its sole discretion. In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

Upon termination of the Trust, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Sponsor, on behalf of the Trust, will sell the Trust’s ether assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying ether holdings upon the dissolution of the Trust. Following completion of winding up of its business by the Sponsor, the Trustee, upon written directions of the Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

Amendments

The Trust Agreement can be amended by the Sponsor in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Sponsor in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustee will require the Trustee’s prior written consent, which it may grant or withhold in its sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify Shareholders of any amendments to the Trust Agreement in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

THE TRUST’S SERVICE PROVIDERS

The Sponsor

The Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Sponsor does not exercise day-to-day oversight over the Trustee, the Custodians or the Node Operators, or the Index Provider. The Sponsor, or its agent, develops a marketing plan for the Trust, prepares marketing materials regarding the Shares of the Trust, and exercises the marketing plan of the Trust on an ongoing basis. The Sponsor has agreed to pay all normal operating expenses except for Extraordinary Expenses out of the Sponsor’s unified fee.

The Sponsor is a wholly-owned subsidiary of FMR LLC. At present, the primary business activities of FMR LLC and its subsidiaries are: (i) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (ii) the provision of securities brokerage services; (iii) the management and development of real estate; and (iv) the investment in and operation of a number of emerging businesses. FMR LLC and its subsidiaries have significant experience sponsoring exchange-traded funds, and the Sponsor has managed several digital asset-focused funds since its formation in 2019. The Sponsor is also the sponsor of the Fidelity Wise Origin Bitcoin Fund, an exchange-traded product that seeks to track the performance of bitcoin, and the Fidelity Solana Fund, an exchange-traded product that seeks to track the performance of SOL, the native token of the Solana blockchain.

The principal office of the Sponsor is:

FD Funds Management LLC

245 Summer Street

Boston, MA 02210

The Trustee

CSC Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.

Duties of the Trustee.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA.

Resignation, discharge or removal of Trustee; successor Trustees.

The Trustee may resign at any time by giving at least one hundred eighty (180) days’ advance written notice to the Sponsor. The Sponsor may remove the Trustee at any time by giving at least sixty (60) days’ advance written notice to the Trustee. Upon effective resignation or removal, the Trustee will be discharged of its duties and obligations.

If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor trustee. Any successor Trustee must satisfy the requirements of

Section 3807 of the DSTA. Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Liability of the Trustee.

The Trustee shall not be liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence with respect to its express duties under the Trust Agreement. The Trustee will have no obligation to monitor or supervise the obligations of the Sponsor, Transfer Agent, Administrator, Custodians, or any other person.

Trustee’s Fee and Indemnity.

The Trustee will be compensated by the Trust, out of the Sponsor Fee, for the Trustee’s fees. The Trustee will be indemnified by the Trust for any expenses it incurs that arise out of or are imposed upon or asserted at any time against it in connection with the execution or delivery of the Trust Agreement relating to or arising out of the creation, operation or termination of the Trust, or the performance of its obligations pursuant to the Trust Agreement or the transactions contemplated thereby, except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee; provided that any such indemnification will be recoverable only from the assets of the Trust.

The Trustee and any of the officers, directors, affiliates, employees and agents of the Trustee shall be indemnified by the Trust and held harmless against any loss, damage, liability (including liability under state or federal securities laws), claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel generally and in connection with its enforcement of its indemnification rights), tax or penalty of any kind and nature whatsoever, to the extent arising out of, imposed upon or asserted at any time against such indemnified person in connection with the execution or delivery of the Trust Agreement, the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that (i) the Trust shall not be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence related to the express duties of the Trustee and (ii) any such indemnification will be recoverable only from the assets of the Trust; provided however that, to the extent that the Trust has not satisfied such indemnification obligation by the sixtieth (60th) day following written demand therefor, the Sponsor shall indemnify and hold the Trustee harmless from and against any such amounts. As security for any amounts owing to the Trustee under the above-referenced indemnity, the Trustee shall have a lien against the Trust property. The obligations of the Trust to indemnify such indemnified persons under the Trust Agreement shall survive resignation or removal of the Trustee and the termination of the Trust Agreement.

The Administrator

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, equipment, personnel and facilities to provide such services.

The Custodians

The Custodians are responsible for safekeeping all of the ether owned by the Trust. The Custodians were selected by the Sponsor. The Sponsor has responsibility for opening the Ether Accounts with the Custodians. In addition, the Custodians facilitate the transfer of ether required for the operation of the Trust.

The Transfer Agent

State Street Bank and Trust Company (“State Street” or the “Transfer Agent”) serves as the transfer agent for the Trust. The Transfer Agent: (1) facilitates the issuance and redemption of Shares of the Trust; (2) responds to correspondence by Trust Shareholders and others relating to its duties; (3) maintains Shareholder accounts; and (4) makes periodic reports to the Trust. The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from financial firms that are authorized to purchase or redeem Shares with the Authorized Participants.

The Cash Custodian

State Street also serves as the cash custodian for the Trust. The Cash Custodian is responsible for safekeeping all cash and other non-ether assets of the Trust.

Index Services

The Index Provider, an affiliate of the Sponsor, is responsible for analyzing ether market data relating to the calculation and maintenance of the Index. Coin Metrics, Inc. is the third-party, independent calculation agent for the Index.

The Distributor

The Distributor is responsible for working with the Administrator to review and approve, or reject, purchase and redemption orders of Baskets placed by Authorized Participants and for reviewing and approving the marketing materials prepared by the Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS

The Trust’s Custodians keep custody of the Trust’s ether. The Trust’s ether are held in segregated accounts opened in the name of the Trust on the Custodians’ books and records.

Key Generation

Private keys are generated by the Custodians in key generation ceremonies at secure locations using offline devices that have never been connected to a network. Private keys are generated according to detailed procedures using specialized offline devices and within these secure facilities to mitigate risk of hacks, errors, or other unintended external exposure. Key ceremony processes are highly controlled, require segregation of duties across multiple parties and are reviewed and witnessed by designated oversight personnel. Thorough validations and signoffs are performed to verify the integrity and security of key generation ceremonies.

Key Storage

The Custodians hold a substantial majority (normally in excess of 98%) of ether in cold storage. Private keys are stored on secure devices that are not and never have been connected to the internet so that they are resistant to being hacked. The Custodians have multiple, redundant cold storage sites, which are geographically distributed including sites within the United States. Cold storage locations of the Custodians are monitored by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to these facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the Custodians and are kept confidential by the Custodians for security purposes. Transactions out of cold storage require physical access, according to the above controls, to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) nor the cold storage facility. Once these security processes have been completed, a transfer on the Ethereum network can be executed, as signed using the private keys held offline in cold storage.

The Custodians also maintain geographically dispersed backups of private keys, which are cryptographically generated into shards and stored in separate locations; multiple locations must be accessed to reconstruct a single key. The storage facilities are highly secured, and include 24x7 on-premises security presence, video surveillance, and alarms for unexpected entry. Access to facilities is controlled by multi-person controls, multi-team access rules, and multi-factor authentication.

Security Procedures

The Custodians are the custodians of the Trust’s private ether in accordance with the terms and provisions of the Custodial Services Agreements. Transfers from the Ether Accounts require certain security procedures, including authorization controls to validate client requests and private key security procedures for ether network transaction signing as described above. Authorization controls may include usernames, passwords, two-step verification, and telephone call-backs to ensure proper authorization of transaction requests from the Sponsor or its authorized agents.

Transfers of ether to the Ether Accounts will be available to the Trust once processed on the Ethereum network, subject to successful completion of processes required by the Custodians.

The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders. To the extent a change in custodial arrangements is deemed material by the Sponsor, the Trust will notify Shareholders in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Forks and Air Drops

In the event of a fork, the Custodial Services Agreements provide that a Custodian may evaluate the consequences of a fork and determine which chain resulting from the fork it will support as an eligible asset for its customers including the Trust. The Custodians will determine in their sole discretion whether to support and make available to clients assets resulting from forks or air drops. In the event that the Trust may have a right to claim assets resulting from a fork or air drop, the Custodians will seek approval of the Trust before claiming such assets on behalf of the Trust and making an entry of ownership on the Custodians’ books and records for the Trust’s account. The Sponsor will disclaim such assets except as described herein. The Sponsor has not communicated any anticipatory disclaimer to the Custodians regarding forked or air dropped assets and will disclaim or claim them on a case-by-case basis.

Custody of the Trust’s Cash

The Trust generally does not intend to hold cash or cash equivalents except for cash received from Authorized Participants in connection with a creation transaction, cash held by the Trust pending distribution to Authorized Participants in a redemption transaction, or payment of Trust expenses or distributions. The Trust has entered into a Cash Custody Agreement with the Cash Custodian under which the Cash Custodian acts as custodian of the Trust’s cash.

Staked Ether

The Sponsor will stake, or cause to be staked, all of the Trust’s ether with one or more Node Operators, except for ether reserved by the Sponsor in its sole discretion to facilitate foreseeable redemption transactions, pay Trust expenses, protect the Trust and its assets, and comply with its Liquidity Program. Accordingly, while under normal circumstances the Trust may stake up to 100% of the Trust’s ether, there is no minimum percentage the Trust is required to stake. The Sponsor generally considers normal circumstances to be periods when the Ethereum network is operating without material disruption, redemption activity is within expected ranges, and there are no extraordinary events requiring the Sponsor to reserve additional ether for liquidity management purposes. The Custodians will maintain exclusive possession and control of the private keys associated with any staked ether at all times. However, as part of the “activating” and “exiting” processes of ether staking, any staked ether will be inaccessible for a period of time determined by a range of factors, including network congestion.

Allocation of Ether

In determining the amount and percentage of the Trust’s ether to allocate to each such Custodian, the Sponsor will consider (i) the Sponsor’s assessment of the safety and security policies and procedures of each Custodian, (ii) the ability of each Custodian to implement the Trust’s staking program, (iii) the node operator(s) offered through the Custodian, (iv) each Custodian’s reputation and experience in providing ether custody and staking services, (v) the concentration of the Trust’s ether at each Custodian, (vi) the financial resources of each Custodian including its insurance policies, (vii) the fees and expenses associated with the storage and/or staking of the Trust’s ether at each Custodian, and (viii) any other factor the Sponsor deems relevant in making the allocation determination. The Sponsor may in the future engage additional custodians for the Trust’s ether.

FORM OF SHARES

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry. The Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES

The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant has or DTC Participants have given such direction.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares trade on the Exchange under the ticker symbol “FETH.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Authorized Participants

The offering of the Trust’s Shares is a best efforts offering. The Trust continuously offers Baskets consisting of 25,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.

The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.

The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public Shares of any Baskets it does create.

Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker- dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus- delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant is a statutory underwriter with respect to the initial purchase of Baskets. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from the Trust, breaks the basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

While the Authorized Participants may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or The Sponsor for their purchases of Baskets.

The list of entities who have entered into Authorized Participant Agreements is disclosed in the Trust’s Annual Report on Form 10-K, which is incorporated herein by reference.

Selling Shareholders

Selling shareholders (each, a “Selling Shareholder”) may sell Shares owned by them directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. Selling Shareholders may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

The Sponsor or its affiliates, or a fund for which the Sponsor or an affiliate of the Sponsor serves as sponsor or investment adviser, may purchase Shares of the Trust through a broker-dealer or other investors, including in secondary market transactions, and because the Sponsor and its affiliates may be deemed affiliates of the Trust, the Shares are being registered to permit the resale of these Shares by affiliates of the Trust from time to time after any such purchase. The Trust will not receive any of the proceeds from the resale of such Shares.

CREATION AND REDEMPTION OF SHARES

The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether or cash represented by the Baskets being created or redeemed (the “Basket Deposit”). The amount of ether required in a Basket Deposit (the “Basket Ether Deposit”) and the amount of cash required in a Basket Deposit (the “Basket Cash Deposit”) are based on the quantity or value of the quantity, as applicable, of ether or cash attributable to each Share of the Trust (net of accrued but unpaid Sponsor Fees and any accrued but unpaid Extraordinary Expenses) being created or redeemed determined as of 4:00 p.m. EST on the day the order to create or redeem Baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Distributor.

In connection with a Cash Creation Order (as defined below) or Cash Redemption Order (as defined below), an Authorized Participant is responsible for any operational processing and brokerage costs, transfers fees, network fees and stamp taxes (the “Transaction Fee”). The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Certain Authorized Participants and their agents and affiliates are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their agents and affiliates may from time to time buy or sell ether and may profit in these instances. To the extent that the activities of Authorized Participants or their agents and affiliates have a meaningful effect on the ether market, it could affect the price of ether and impact the ability of the Authorized Participants to effectively arbitrage the difference between the price at which the shares trade and the NAV of the Trust. While the Sponsor currently expects that Authorized Participants’ and their agents’ and affiliates’ direct activities in the ether or securities markets in connection with the creation and redemption activities of the Trust will not significantly affect the price of ether or the Shares, the impact of the activities of the Trust and its Authorized Participants and their agents and affiliates on ether or securities markets is unknown and beyond the control of the Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the 1934 Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the form of Authorized Participant Agreement for more detail. A form of Authorized Participant Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing creation and redemption orders, a “business day” means any day other than a day when the Exchange is closed for regular trading. Purchase orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A purchase order will be effective on the date it is received in good order by the Transfer Agent (“Purchase Order Date”).

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. Creation orders may be denominated and settled in an amount of ether (“In-Kind Creation Order”) or cash (“Cash Creation Order”). By placing an In-Kind Creation Order, an Authorized Participant agrees to facilitate the deposit of ether with the Custodians, either directly or indirectly through an Authorized Participant Designee. By placing a Cash Creation Order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. An Authorized Participant may not withdraw a creation order without the prior consent of the Sponsor in its discretion.

Following an In-Kind Creation Order from an Authorized Participant, the Trust’s accounts at the Custodians must be credited with the required ether by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. The Authorized Participant or its Authorized Participant Designee will normally send the required ether in an “on chain” transaction over the Ethereum network. Such on chain transactions are subject to the risks associated with Ethereum network transactions, including the irreversibility of transactions made in error or unavoidable delays due to Ethereum network congestion. Upon receipt of the Basket Ether Deposit amount in the Trust’s accounts at the Custodians, the Administrator will notify the Transfer Agent. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

Following an Authorized Participant’s Cash Creation Order, the Trust’s account at the Cash Custodian must be credited with the Basket Cash Deposit amount by 11:00 a.m. EST on the following business day or such other time designated by the Sponsor. Upon receipt of the Basket Cash Deposit amount in the Trust’s account at the Cash Custodian, the Transfer Agent will notify the Distributor, the Authorized Participant, and the Sponsor that the Basket Cash Amount has been deposited. The Sponsor, on behalf of the Trust, will instruct an ether trading counterparty to purchase the amount of ether equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Index price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Purchase Order Date. The resulting ether will be deposited in the Trust’s accounts with the Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the ether acquired by the trading counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor. The Transfer Agent will then direct DTC to credit the number of Shares created to the Authorized Participant’s DTC account.

As of June 1, 2026, the Trust has entered into agreements with each of A1, Ltd., Cumberland DRW LLC, Flow Traders B.V., Galaxy Digital Trading Cayman LLC, JSCT, LLC, Lion Rock Ltd., Virtu Financial Singapore Pte. Ltd., and Wintermute Trading Ltd to serve as an ether trading counterparty to the Trust. JSCT, LLC is an affiliate of Jane Street Capital LLC and Virtu Financial Singapore Pte. Ltd. is an affiliate of Virtu Americas LLC. Each of Jane Street Capital LLC and Virtu Americas LLC is an Authorized Participant. The Sponsor is not aware of, nor has it requested any information relating to, any other affiliation or material relationship between such ether trading counterparties and the Authorized Participants or other service providers of the Trust in executing a transaction in ether with the Trust. The agreements with the ether trading counterparties provide that once the Sponsor determines based on its execution procedures which counterparty to execute a trade with and the Sponsor has placed a trade with a specific counterparty, that counterparty is contractually obligated to settle that trade. Each of these third parties are, and any other trading counterparty the Trust places orders with will be, subject to U.S. federal and/or state licensing requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

Determination of Required Deposits

The amount of the Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of ether or cash constituting the Basket Deposit as appropriate to reflect the value of the Trust’s ether or cash less accrued expenses. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. EST or at an earlier time set forth in the Authorized Participant Agreement or otherwise provided to all Authorized Participants on the date such order is placed in order for the creation of Baskets to be effected based on the NAV of Shares as next determined on such date after receipt of the order in proper form.

The Basket Ether Deposit for a given day is determined by dividing the number of ether held by the Trust as of the opening of business on that business day, adjusted for the amount of ether constituting accrued expenses and other liabilities of the Trust as of the opening of business on that business day, by the number of Shares outstanding at the opening of business and multiplying such amount by the number of Shares constituting a Basket. Fractions of ether smaller than .00000001 are disregarded for purposes of the computation of the Basket Ether Deposit.

The Basket Cash Deposit is an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Purchase Order Date, as the number of Shares constituting a Basket is in proportion to the total number of Shares outstanding on the Purchase Order Date, plus the amount of any Transaction Fee. For a discussion of how the Trust determines the value of ether, see “Calculation of NAV” above.

The Basket Cash Deposit so determined is communicated via electronic mail message to all Authorized Participants.

To the extent the price at which the Trust executes an ether purchase in connection with a Cash Creation exceeds the amount described in the paragraph above, the Authorized Participant that placed such order will be responsible for any such difference in price. The Sponsor expects that its ether trading counterparties will be able to provide pricing based on the Index price at 4:00 p.m. EST, which would minimize or eliminate any such shortfall. However, there can be no guarantee that the price at which the Trust executes ether trades will be the Index price at 4:00 p.m. EST, and Authorized Participants bear the risk of any such differences in price.

Delivery of Required Deposits

An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. Upon receipt of the deposit amount by the Custodians or the Cash Custodian, as applicable, the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor, following the Purchase Order Date. The Sponsor has the authority to set or modify the cut-off time for purchase orders in order for the creation of Baskets to be effected based on the Index price at 4:00 p.m. EST as next determined on such date after receipt of the order in proper form. For example, the Sponsor may modify the cut-off time in the event of an early market close, perceived capacity constraints from the Trust’s ether trading counterparties, or highly volatile markets. Cut-off times are communicated periodically to Authorized Participants. In circumstances where purchase orders are due before 4:00 p.m. EST, Authorized Participants will not know the total Basket Deposit at the time they submit a purchase order for the Basket. The Trust’s NAV and the price of a Basket Deposit could rise or fall substantially between the time a purchase order is submitted and the time the amount of the purchase price in respect thereof is determined, and the risk of such price movements will be borne solely by the Authorized Participant. In the event an Authorized Participant or its Authorized Participant Designee fails to deliver a Basket Ether Deposit pursuant to an In-Kind Creation Order, such In-Kind Creation Order may, in the Sponsor’s sole discretion, be converted to a Cash Creation Order and subject to the procedures applicable to Cash Creation Orders described herein. If an

Authorized Participant fails to consummate a Cash Creation Order, such order will be cancelled or delayed until the full deposit has been received.

Rejection of Purchase Orders

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit for any reason, including if the Sponsor determines that:

a.	the purchase order is not in proper form;

b.

the Basket Deposit delivered is not as specified by the Trust through the Sponsor and/or Transfer Agent, and the Sponsor has not consented to acceptance of an in-kind deposit that varies from the designated portfolio;

c.	the acceptance of the Basket Deposit would have certain adverse tax consequences to the Trust;

d.	the acceptance of the Basket Deposit would, in the opinion of counsel, be unlawful;

e.	the acceptance of the Basket Deposit would otherwise, in the discretion of the Trust or the Sponsor, have an adverse effect on the Trust or the rights of beneficial owners of the Trust;

f.

the value of Baskets to be created exceeds a purchase authorization limit afforded to the Authorized Participant by the Trust, and the Authorized Participant has not deposited an amount in excess of such purchase authorization with the Custodians prior to the designated cut-off time; or

g.	there exist circumstances outside the control of the Trust, the Transfer Agent, or the Sponsor that make it impossible to process purchase orders for all practical purposes.

The Sponsor may in its sole discretion limit the number of Shares created pursuant to purchase orders on any specified day without notice to the Authorized Participants and may direct the Distributor to reject any purchase orders in excess of such capped amount. The Sponsor may choose to limit the number of Shares created pursuant to purchase orders when it deems so doing to be in the best interest of Shareholders. It may choose to do so when it believes the market is too volatile to execute an ether transaction, when it believes the price of ether is being inconsistently, irregularly, or discontinuously published from ether trading venues and other data sources, or when it believes other similar circumstances may create a scenario in which accepting purchase orders would not be in the best interests of the Shareholders. The Sponsor does not believe that the Trust’s ability to arrive at such a determination will have a significant impact on the Shares in the secondary market because it believes that the ability to create Shares would be reinstated shortly after such determination is made, and any entity desiring to create Shares would be able to do so once the ability to create Shares is reinstated. However, it is possible that such a determination would cause the Shares to trade at premiums or discounts relative to the Trust’s NAV on the secondary market if arbitrageurs believe that there is risk that the creation and redemption process is not available, as this process is a component of keeping the price of the Shares on the secondary market closely aligned to the Trust’s NAV.

Neither the Sponsor, nor the Transfer Agent, nor the Trust will be liable for the rejection of any purchase order or Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets with an additional safeguard on ether being removed from the Ether Accounts at the Custodians. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by the close of Regular Trading Hours on the Exchange or an earlier time as determined and communicated by the Sponsor and its agent. A redemption order will be effective on the date it is received by the Transfer Agent (“Redemption Order Date”).

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. Redemption orders are denominated and settled either in kind (“In-Kind Redemption Order”) or in cash (“Cash Redemption Order”). By placing a redemption order, an Authorized Participant agrees to facilitate the deposit of Shares with the Transfer Agent. If an Authorized Participant fails to consummate the foregoing, the order will be cancelled or delayed until the required Shares have been received. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

In the case of an In-Kind Redemption Order, the redemption distribution from the Trust consists of a movement of ether to the Authorized Participant, or its Authorized Participant Designee, representing the amount of ether held by the Trust, net of accrued expenses and other liabilities, evidenced by the Shares being redeemed on the Redemption Order Date. In the case of a Cash Redemption Order, the redemption distribution from the Trust consists of a transfer to the Authorized Participant of an amount of cash that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the Redemption Order Date, as the number of Shares to be redeemed under the purchase order is in proportion to the total number of Shares outstanding on the Redemption Order Date. With respect to either an In-Kind Redemption Order or Cash Redemption Order, the redemption distribution due from the Trust will be delivered once the Transfer Agent notifies the Cash Custodian, the Administrator, the Distributor and the Sponsor that the Authorized Participant has delivered the Shares represented by the Baskets to be redeemed to the Transfer Agent’s DTC account. If the Transfer Agent’s DTC account has not been credited with all of the Shares of the Baskets to be redeemed, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust by the end of the following business day or such later time as may be agreed upon by the Authorized Participant and the Sponsor following the Redemption Order Date. An Authorized Participant may not withdraw a redemption order without the prior consent of the Sponsor in its discretion.

Determination of Redemption Distribution

The redemption distribution from the Trust will consist of a transfer to the redeeming Authorized Participant or its Authorized Participant Designee of an amount of either ether (in the case of an In-Kind Redemption Order) or cash (in the case of a Cash Redemption Order) that is determined in the same manner as the determination of Basket Deposits discussed above.

Delivery of Redemption Distribution

The Transfer Agent notifies the Administrator, the Cash Custodian, the Distributor and the Sponsor that the Shares have been received in the Transfer Agent’s DTC account. For an In-Kind Redemption Order, the Sponsor will transfer the redemption ether amount from the Custodians to the designated wallet address of the Authorized Participant or its Authorized Participant Designee. For a Cash Redemption Order, the redemption distribution due from the Trust will be sent by the Cash Custodian, to the Authorized Participant on the following business day or such time as may be agreed upon by the Authorized Participant and the Sponsor, following the Redemption Order Date if, by 4:00 p.m. EST, on such business day, the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed. If the Transfer Agent’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will be cancelled or delayed until such time as the Transfer Agent confirms receipt of all such Shares. Notwithstanding the foregoing, the Sponsor may extend the period for delivery of redemption proceeds in connection with stressed liquidity conditions resulting from the Trust’s staking program.

Rejection of Redemption Orders

Redemption orders must be made in whole Baskets. The Distributor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Sponsor determines not to be in proper form or (2) if requested by the Distributor, the Authorized Participant fails to deliver or execute supporting documentation evidencing ownership or the Authorized Participant’s right to deliver sufficient Shares.

Suspension of Orders

The Sponsor may, in its discretion, suspend redemption or creation transactions during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders or for any other reason at any time or from time to time. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend creations and redemptions until such time as such circumstances are rectified. In connection with stressed liquidity conditions resulting from the Trust’s staking program, the Sponsor’s tools include the extension of the settlement period for in-kind redemption distributions and, where necessary, the fulfillment of redemptions in cash in lieu of ether. Specifically, if the Sponsor determines that the Trust’s reserves of unstaked ether are insufficient to complete a redemption within the standard settlement period, the Sponsor may extend the settlement timeline for such redemption for such additional period as is required to complete the unstaking and withdrawal of sufficient ether to settle the order. In circumstances where completing the unstaking within a reasonable extended period is not practicable, the Sponsor may elect to fulfill all or a portion of a redemption distribution in cash in lieu of ether, based on the Index price of ether on the applicable redemption order date. In extraordinary circumstances where neither a settlement extension nor a cash-in-lieu distribution is reasonably practicable, the Sponsor may, in its sole discretion, temporarily suspend the acceptance of redemption orders. Neither the Distributor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, nor will the Custodians be liable to any person or in any way for any loss or damages that may result from any such suspension, settlement extension, or cash-in-lieu distribution. Any such suspension or settlement extension may cause the price of the Shares to deviate more significantly from the Trust’s NAV per Share than would be the case if such suspension or extension had not occurred. The Trust will notify Shareholders of any such suspension in a prospectus supplement and/or a current report on Form 8-K or in its annual or quarterly reports.

Creation and Redemption Transaction Fees

In connection with a Creation Order or Redemption Order, an Authorized Participant is responsible for the Transaction Fee, which consist of the operational processing and brokerage costs, transfers fees, network fees and stamp taxes. The Transaction Fee may be reduced, increased or otherwise changed by the Sponsor.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of ether or cash equal to the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of ether. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares.

Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of ether.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance of Baskets consist of ether or cash. In addition, the Trust will periodically receive proceeds derived from its staking program that consist of ether. All of the Trust’s ether will be held by the Custodians on behalf of the Trust until (i) deployed into the staking program, (ii) transferred out or sold in connection with the redemption of Baskets or distributions or (iii) transferred or sold by the Sponsor to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor. All of the Trust’s cash proceeds will be held by the Cash Custodian on behalf of the Trust until (i) transferred in connection with the purchase of ether, (ii) delivered out in connection with redemptions of Baskets or (iii) transferred to pay fees due to the Sponsor or Trust expenses and liabilities not assumed by the Sponsor.

OWNERSHIP OR BENEFICIAL INTEREST IN THE TRUST

The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.

All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the By-Laws, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Sponsor may otherwise determine from time to time. The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.

The Sponsor and its affiliates engage in a broad spectrum of activities and may expand the range of services that they provide over time. The Sponsor and its affiliates will generally not be restricted in the scope of their business or in the performance of any such services (whether now offered or undertaken in the future), even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. In the ordinary course of their business activities, the Sponsor and its affiliates may engage in activities where the interests of the Sponsor and its affiliates or the interests of their clients conflict with the interests of the Trust. Certain employees of the Sponsor also have responsibilities relating to the business of one or more affiliates. These employees are not restricted in the amount of time that may be allocated to the business activities of the Sponsor’s affiliates, and the allocation of such employees’ time between the Sponsor and its affiliates may change over time.

The Sponsor is entitled to receive the portion of the Staking Fee that is not paid to the Custodians or the Node Operator, with such fee being calculated based on the total amount of staking rewards earned by the Trust. As a result, the Sponsor may be incentivized to instruct the Custodians to engage lower-cost Node Operators, even if such operators may not offer the same quality of service or execution as higher-cost alternatives. These arrangements create potential conflicts of interest between the Sponsor and the Trust with respect to the selection of Node Operators.

In addition, the Sponsor and its affiliates may also be responsible for managing other accounts in addition to the services that they provide to the Trust, including other accounts of the Sponsor or its affiliates. Other accounts may include, without limitation, private or SEC-registered funds, separately managed accounts, or investments owned by the Sponsor or its affiliates. Management of other accounts in addition to services provided to the Trust can present certain conflicts of interest or the appearance thereof. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase, sell or stake investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust.

The Sponsor and its affiliates may from time to time obtain exposure to ether through investments in the Trust and may hold a material position in the Trust. The Trust will not receive any of the proceeds from the resale by the Sponsor or its affiliates of these Shares, and the sale of such Shares may impact the price at which Shareholders may be able to sell their Shares. In addition, the Sponsor and its affiliates may have substantial direct investments in ether outside of the Trust. The Sponsor and its affiliates are permitted to manage such investments, taking into account their own interests, without regard to the interests of the Trust or its Shareholders. The Sponsor and its affiliates reserve the right, subject to compliance with applicable law, to sell into the market or redeem through an Authorized Participant at any time some or all of the Shares of the Trust acquired for their own accounts. The Sponsor and its affiliates face potential conflicts of interest in determining whether, when and in what amount to sell or redeem Shares of the Trust. The Sponsor and its affiliates are under no obligation to consider the effect of sales or redemptions on the Trust and other Shareholders in deciding whether to sell or redeem their Shares. The Sponsor and its affiliates may invest or trade in or stake digital assets for their own accounts, which activities may conflict or compete with the Trust. Additionally, the Sponsor does not have policies and procedures requiring that personnel pre-clear trading activity in certain digital assets, including ether. The Sponsor may not be able to fully mitigate the risk of conflicts of interest in connection with the purchase, sale and staking of digital assets. There is no guarantee that every employee, officer, director, or similar person associated with the Sponsor and its affiliates will refrain from engaging in impermissible activity in violation of their duties to the Trust and Sponsor.

The Sponsor will have the authority to manage the operations of the Trust, and this may create or give the appearance of a conflict with shareholders’ best interests. The Sponsor may select service providers that are affiliates, including the Custodians, the Index Provider, the Distributor, and the Administrator. The Sponsor may have a conflict of interest in selecting an affiliated service provider because doing so increases the overall revenue for its affiliates. You should be aware that there may be less expensive service providers or parties with greater experience or expertise than the affiliates selected by the Sponsor. Because of the Sponsor’s affiliated status, it may be disincentivized from replacing affiliated service providers. In connection with this conflict of interest, Shareholders should understand that affiliated service providers will be compensated for providing services to the Trust. Clients of the affiliated service providers may pay commissions at negotiated rates which are greater or less than the rate paid by the Sponsor. The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients.

The Sponsor may indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.

Fidelity Product Services LLC is the Index Provider for the Fidelity Ethereum Reference Rate and an affiliate of the Sponsor, which may create conflicts of interest as a result of such relationship. The Index Provider does not share officers or personnel with the Sponsor. The Index Provider restricts membership of the Index Committee to members who do not manage money in any product and who are not employees of the Sponsor. Pursuant to the Index Provider’s policies, Index Provider personnel that possess knowledge of a material change to the Index are restricted from trading in Shares of the Trust during periods in which a such a change had occurred but before such change is made public. However, Shareholders should be aware that the Index Provider has not taken the interests of the Shareholders into consideration when creating the Index, and the Index Provider will have no obligation to take the interests of the Shareholders into account when maintaining, modifying, reconstituting or discontinuing the Index. Actions taken by the Index Provider in respect of the Index may have an adverse impact on the value or liquidity of the Shares. The interests of the Index Provider and the Shareholders may not be aligned. The Index Provider will have no responsibility or liability to the Shareholders.

Resolution of Conflicts Procedures

The Trust Agreement will provide that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust or any Shareholders or any other person, on the other hand, the Sponsor will resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Issues Relating to Valuations of Assets

To the extent it is required to do so, the Sponsor will value the Trust’s assets in accordance with the valuation policies of the Sponsor; however, the manner in which the Sponsor exercises its discretion with respect to valuation decisions will impact the valuation of assets of the Trust. To the extent that fees are based on valuations, the exercise of discretion in valuation by the Sponsor will give rise to conflicts of interest including in connection with the calculation of Sponsor Fees. In addition, various divisions and units within the Sponsor and its affiliates are required to value assets, including in connection with managing or advising other accounts for clients, such as registered and unregistered funds and owners of separately managed accounts. These various divisions, units and affiliated entities may, but are under no obligation to, share information regarding valuation techniques and models or other information relevant to the valuation of a specific asset or category of assets. Regardless of whether or not the Sponsor has access to such information, to the extent the Sponsor values the assets held by the Trust, the Sponsor will value investments according to its valuation policies, and may value an identical asset differently than such other divisions, units or affiliated entities.

DUTIES OF THE SPONSOR

The general fiduciary duties that would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by purchasing the Shares, are deemed to consent).

Additionally, under the Trust Agreement, the Sponsor will have the following obligations as a sponsor of the Trust:

•

Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Retain independent public accountants to audit the accounts of the Trust;

•	Employ attorneys to represent the Trust;

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Select the Trust’s Trustee, Administrator, Transfer Agent, Custodians, Distributor, Index Provider, insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

•	Provide for the safekeeping and use of the Trust’s assets;

•	Not employ or permit others to employ the Trust’s assets in any manner except for the benefit of the Trust;

•	At all times act with integrity and good faith and exercise due diligence in all activities relating to the Trust and in resolving conflicts of interest;

•	Enter into directly or through its delegates an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

•

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•	In connection with purchase orders, receive directly or through its delegates the amount of ether or cash in a Basket;

•

In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of ether or cash, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

•

Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

•

In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant or the Authorized Participant Designee, the quantity of ether attributable to the Shares redeemed;

•	Interact with the Custodians and any other party as required;

•	Facilitate staking of the Trust’s ether through the Custodian(s) with one or more Node Operators.

•

Cause the Trust to comply with all rules, orders and regulations of the Exchange, and take all such other actions that may reasonably be taken and are necessary for the Shares to remain listed, quoted or traded on the Exchange until the Trust is terminated or the Shares are no longer listed, quoted or traded on the Exchange;

•

Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

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Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

•	Perform such other services as the Sponsor believes the Trust may from time to time require; and

•

In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

Consistent with the intention to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, the Sponsor will not have the power to vary the investments of the Trust and must manage the Trust’s assets in accordance with the strict limitations set forth in the Trust Agreement.

To the extent that a law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Sponsor.

LIABILITY AND INDEMNIFICATION

Trustee

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own fraud, willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers under the Trust Agreement;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f) in the exercise or administration of the trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The Trustee or any officer, affiliate, director, employee, or agent of the Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust Agreement; provided, however, that the Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

Sponsor

The Sponsor will not be under any liability to the Trust, the Trustee or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any ether or other assets held in trust hereunder; provided, however, this provision will not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee’s counsel or by any other Person for any matters arising hereunder. The Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustee other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

In addition, as will be described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

The Sponsor and its shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust and held harmless against any loss, liability or expense incurred hereunder without gross negligence, bad faith, or willful misconduct on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement. Any amounts payable to a Sponsor Indemnified Party under Section 6.7 of the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.

Custodians

The Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its ether and any recovery may be limited, even in the event of fraud. In addition, the Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond its reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to Custodians may be limited.

Cash Custodian

In carrying out its duties and obligations under the Cash Custody Agreement, the Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence. The Trust has agreed to indemnify the Cash Custodian and its nominees from all loss, damage and expense suffered or incurred by the Cash Custodian or its nominee in the performance of its duties.

The Index Provider

The Index Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Index. The Index Provider does not make any express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the Index or any data included therein. The Index Provider does not guarantee the accuracy, completeness, or performance of the Index or the data included therein and shall have no liability in connection with the Index or index calculation, errors, omissions or interruptions of any Fidelity index or any data included therein. The Index Provider has contracted with an independent calculation agent to calculate the Index. Without limiting any of the foregoing, in no event shall the Index Provider have any liability for any special, punitive, direct, indirect or consequential damages (including lost profits) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages.

PROVISIONS OF LAW

According to applicable law, indemnification of the Sponsor is payable only if the Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of the Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS

The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances, Shareholders will have no voting rights under the Trust Agreement.

The Sponsor will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee will be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Sponsor. The Sponsor is governed by a board of directors. The President and Treasurer of the Sponsor are as follows:

Cynthia Lo Bessette, 1969, serves as President of the Sponsor. She has been Head of Fidelity’s Digital Asset Management division since 2023, leading teams responsible for the management and development of the investment framework and infrastructure for crypto research, asset tokenization, digital asset/crypto trading, and settlement and the development and implementation of new investment capabilities and investment products and solutions, business development, and digital asset education. Previously, in her role as Head of Fidelity’s Asset Management and Digital Assets Legal, Ms. Lo Bessette led a team providing legal and regulatory guidance across Asset Management and built a team providing legal and regulatory guidance and support to the Fidelity Digital Assets business and blockchain-related technology research and development in the Fidelity Center for Applied Technology. Prior to joining Fidelity in August 2019, Ms. Lo Bessette was Executive Vice President and General Counsel of OppenheimerFunds, and a Director of OFI International, Ltd, the U.K. affiliate of OppenheimerFunds, and OppenheimerFunds ICAV.

Craig S. Brown, 1977, serves as Treasurer of the Sponsor. Mr. Brown is a Vice President in Fidelity’s Asset Management Treasurer’s Office, where he is responsible for oversight of regulatory matters as well as the financial reporting and accounting policy for the Fidelity funds. He also serves as Deputy Treasurer of the Fidelity Equity and High Income Funds. Previously, as Vice President, Mr. Brown led oversight of the Fidelity funds’ financial reporting, fund service providers, including custodian banks, and engagement with the funds’ independent registered public accounting firms. Prior to joining Fidelity in January 2013, Mr. Brown was an Assistant Treasurer with Sun Capital Advisors Trust and an Assistant Vice President with J.P. Morgan Fund Services.

BOOKS AND RECORDS

The Trust keeps its books of record and account at the office of the Sponsor located at 245 Summer Street, Boston, MA 02210, or at the offices of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.

The Trust will keep a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.

STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the 1934 Act. The Administrator will assist and support the Sponsor in the preparation of such reports.

The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust is the calendar year. The Sponsor may select an alternate fiscal year to the extent permitted under applicable law.

GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that (i) the forum selection provisions do not apply to suits brought to enforce a duty or liability created by the 1934 Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, or the rules and regulations promulgated thereunder. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust. Notwithstanding the foregoing, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or 1934 Act.

LEGAL MATTERS

Litigation and Claims

Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

Chapman and Cutler LLP has advised the Sponsor in connection with the Shares being offered. Chapman and Cutler LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Dechert LLP rendered an opinion regarding the material U.S. federal income tax consequences of ownership of the Shares. Certain opinions of counsel will be filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MATERIAL CONTRACTS

Administration Agreement

Under the Administration Agreement, the Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s ether and calculating the NAV per Share of the Trust and the NAV of the Trust and supplying pricing information to the Sponsor for the relevant website. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services.

Standard of Care; Limitations of Liability

The Administrator shall exercise reasonable care, prudence and diligence in carrying out all of its duties and obligations under the Administration Agreement, and shall be liable to the Trust only for direct losses suffered or incurred by the Trust resulting from the failure of the Administrator to exercise its standard of care.

The Administrator shall be responsible for the performance only of such duties as are set forth in the Administration Agreement and, except as otherwise provided in the Administration Agreement, shall have no responsibility for the actions or activities of any other party, including other service providers.

The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator’s duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator’s appointment as administrator for the Trust. Unless directly caused by or resulting from, the failure of the Administrator to exercise its standard of care, the Administrator shall have no liability for errors of judgment or for any loss or damage resulting from the performance or nonperformance of its duties under the Administration Agreement.

Neither the Trust nor the Administrator shall be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys’ fees) arising in connection with the Administration Agreement even if advised of the possibility of such damages.

The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under the Administration Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

Indemnity

The Trust will indemnify the Administrator against, and hold Administrator harmless from, any loss, damage, or expense that may be imposed on, incurred by, or asserted against the Administrator as a result of any action or omission taken in accordance with any instruction, except to the extent that such loss, damage, or expense is caused by the negligence, misfeasance or willful misconduct of the Administrator in the manner in which it carries out the instruction.

The Trust agrees to indemnify and hold the Administrator and its directors, officers, employees and agents harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with any action or omission by the Administrator in the performance of its duties under the Administration Agreement, or as a result of the Administrator acting upon any instructions reasonably believed by it to have been communicated to it or upon reasonable reliance on information or records given or made by the Trust. However, the Trust will not indemnify the Administrator from losses, damages and expenses occasioned by or resulting from the negligence, misfeasance or willful misconduct of the Administrator, its officers, employees or agents as the case may be.

Administrator’s Fee

Pursuant to the Trust’s unitary fee structure, the Administrator’s fee is paid by the Sponsor in accordance with the Administration Agreement.

Governing Law

The Administration Agreement is governed by the laws of the Commonwealth of Massachusetts.

Termination of the Administration Agreement

The Administration Agreement shall continue in full force and effect until the first to occur of: (i) termination for convenience by the Administrator by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (ii) termination for convenience by the Trust by an instrument in writing delivered or mailed to the Administrator, such termination to take effect not sooner than thirty (30) days after the date of such delivery; (iii) termination by the Administrator, by an instrument in writing delivered or mailed to the Trust if the Administrator reasonably determines that servicing the Trust raises regulatory or reputational concerns, with such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iv) termination by the either party by written notice delivered to the other party, based upon: (a) the terminating party’s determination that there is a reasonable basis to conclude that the other party is insolvent or that the financial condition of the other party is deteriorating in any material respect, in which case termination shall take effect upon the other party’s receipt of such notice or at such later time as the terminating party shall designate; (b) the other party committing a material breach of the Administration Agreement, and failing to remedy such material breach within ninety (90) days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach; or (c) the relevant state or federal authority withdrawing its authorization of the either party.

Custodial Services Agreements

The Custodial Services Agreements for Anchorage Digital, BitGo, and FDA establish the rights and responsibilities of the Custodian, Sponsor, and the Trust with respect to the ether in the Trust’s ether custody account, which is established and maintained by the Custodians.

Access to the Custody Account; Transfers and Storage

The Custodians have been engaged to keep the Trust’s ether in safe custody.

The Custodians will provide the Sponsor with the information that is necessary for third parties to make deposits to the Trust’s account. To support the Trust’s ordinary course deposits and withdrawals, the Custodians’ services will allow the Sponsor to receive a recipient address for deposits by a third party, and to initiate the transfer and broadcast to the blockchain supporting the relevant asset. Subject to completed blockchain transactions to the provided recipient addresses and completion of required transaction screening by the Custodians, the Custodians will credit all ether properly authorized by the Trust or the Sponsor to the Trust’s account.

The Custodians will only allow withdrawals of ether from the Trust’s account based on authorized instructions from the Sponsor or the Trust.

Standard of Care; Limitations of Liability

Under the Anchorage Digital Custodial Services Agreement, except for Anchorage Digital’s bad acts, Anchorage shall not be liable for any losses, whether in contract, tort, or otherwise, for any amount in excess of the fees paid in the twelve months prior to when the liability arises less the aggregate amount of any losses for which Anchorage Digital is or was liable during such period. Additionally, in no event shall Anchorage Digital be liable for (i) losses which arise from Anchorage Digital’s compliance with applicable laws, including sanctions laws administered by OFAC; (ii) special, indirect or consequential damages, or lost profits or loss of business arising in connection with the Anchorage Digital Custodial Services Agreement regardless of whether Anchorage Digital was advised of the possibility of such damages or if such possibility was reasonably foreseeable; or (iii) losses which arise as a result of the non-return of digital assets that have been delegated to anchorage or a third party for on-chain services, such as staking, voting, and signaling, unless such losses occur as a result of Anchorage Digital’s fraud or intentional misconduct. Anchorage Digital shall not be liable to the Trust for delays, suspension of operations, whether temporary or permanent, failure in performance of the Anchorage Digital Custodial Services Agreement, or interruption of service in each case to the extent it is directly due to a cause or condition entirely beyond the reasonable control of Anchorage Digital.

Under the BitGo Custodial Services Agreement, BitGo’s liability is limited as follows, among others: other than claims arising from BitGo’s fraud, willful misconduct, or gross negligence, in no event shall the aggregate liability of BitGo, its affiliates and service providers, or any of their respective officers, directors, agents, employees or representatives, exceed the fees paid or payable to BitGo under BitGo Custodial Services Agreement during the 3-month period immediately preceding the first incident giving rise to such liability. BitGo’s liability for gross negligence shall be limited to the value of the affected ether. Additionally, BitGo, its affiliates and service providers, or any of their respective officers, directors, agents, employees or representatives, shall not be liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages, whether based in contract, tort, negligence, strict liability, or otherwise, arising out of or in connection with authorized or unauthorized use of the company site or the services, or BitGo Custodial Services Agreement, even if BitGo has been advised of or knew or should have known of the possibility of such damages. BitGo shall have no liability whatsoever for performance or for failure to perform pursuant to inaccurate instructions given by the Sponsor or the Trust, except in the case of BitGo’s negligence, fraud, or willful misconduct. BitGo shall not bear any liability, whatsoever, for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from BitGo’s negligence, fraud, or willful misconduct. BitGo shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of BitGo.

Under the FDA Custodial Services Agreement, FDA agrees to exercise the reasonable care of a professional custodian for hire. In no event will FDA be responsible or liable for any loss, claim or damage suffered by the Client, except to the extent of a final, non-appealable judicial determination that such loss, claim or damage directly resulted from the gross negligence, willful misconduct or fraud of FDA. Further, FDA is not liable for any loss that is caused, directly or indirectly, by any non-adherence by the Trust to FDA’s policies and procedures, any action taken by FDA, which in its sole discretion, may be necessary or advisable to inspect and protect the security of the digital assets or accounts of the Trust. Other exceptions under the FDA Custodial Services Agreement may include force majeure events (i.e., events out of the control of FDA, which make compliance by FDA with the terms of the FDA Custodial Services Agreement impossible) or losses resulting from FDA’s reasonable reliance on an instruction reasonably understood as provided by the Trust to FDA. FDA shall only be responsible for the performance of those duties as are expressly set forth in the FDA Custodial Services Agreement, including the performance of any instructions given in accordance with it. FDA does not have implied duties or obligations and is not subject to, nor required to comply with, any other agreement to which the Trust is a party. Pursuant to the FDA Custodial Services Agreement, FDA does not warrant or guarantee the form, authenticity, value or validity of any asset received by FDA. FDA is not responsible for the security, functionality, or availability of the Ethereum network. Furthermore, FDA cannot cancel or reverse a transaction that has been submitted to the Ethereum network, except by an instruction to halt a withdrawal of ether within three hours immediately following receipt of a confirmation provided to the Trust by FDA of a pending withdrawal transaction. To the extent FDA does not cause or contribute to a loss that the Trust or

Sponsor suffers in connection with any ether transaction initiated by or on behalf of the Trust or Sponsor, FDA will have no liability for such loss.

Indemnity

Under the Anchorage Digital Custodial Services Agreement, the Trust shall defend and indemnify and hold harmless Anchorage Digital, its directors, officers, employees and agents (“Anchorage Indemnified Party”) from and against losses, damages, fines, fees (including reasonable fees of attorneys and accountants), and penalties asserted in or incurred as a result of claims, demands, suits, or proceedings by any person or entity arising out of or in connection with the Anchorage Digital Custodial Services Agreement, except to the extent arising out of (i) Anchorage Digital’s gross negligence, willful misconduct or fraud as determined by a non-appealable, adjudication by an arbiter of competent jurisdiction, provided, however, that Anchorage Digital shall be released and held harmless for directions from the Trust, and any results thereof, even if following such direction constitutes gross negligence or misconduct by Anchorage Digital; and (ii) any material breach by Anchorage Digital of its obligations, warranties and representations thereunder. The Trust further agrees to indemnify Anchorage Digital for actual, reasonable legal costs and expenses directly related to the Trust’s account or any related account that are a result of any regulatory inquiry, legal action, litigation, dispute, or investigation whether such situations occur or are anticipated, that arise or relate to the Trust. The Trust further agrees to defend, indemnify and hold each Anchorage Indemnified Party and any financial institution harmless from and against any losses or claims arising from or related to (i) Anchorage Digital’s execution of the directions instituted by the Trust or anyone acting on the Trust’s behalf or at its direction; (ii) instructions submitted via the Anchorage API, provided that such instructions were submitted pursuant to a validly generated Anchorage API key; and (iii) the actions or omissions of any party to whom the Trust may have given access to an Anchorage API key.

Under the BitGo Custodial Services Agreement, the Trust will defend, indemnify and hold harmless BitGo, its affiliates, and each of its or their respective officers, directors, agents, employees, and representatives, from and against any liabilities, damages, losses, costs and expenses, including but not limited to reasonable attorneys’ fees and costs resulting from any third-party claim, demand, action or proceeding arising out of or related to the Trust’s (i) use of BitGo’s custodial services; (ii) breach of the BitGo Custodial Services Agreement, or (iii) violation of any applicable law in connection with its use of BitGo’s custodial services.

Under the FDA Custodial Services Agreement, the Trust will indemnify, defend and hold harmless FDA, its parent companies, subsidiaries and affiliates, and its and their directors, officers, agents and employees, against any and all claims, costs, causes of action, losses, liabilities, lawsuits, demands and damages, fines, penalties and expenses, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with the FDA Custodial Services Agreement or any action taken or not taken pursuant hereto, except to the extent that FDA would be liable under FDA Custodial Services Agreement.

Insurance

Ether is not subject to the protections or insurance provided by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Any insurance coverage obtained by or for the Custodians is solely for the benefit of the Custodians and does not guarantee or insure the Trust in any way. There is no third-party insurance held on behalf of the ether accounts.

Inspection and Audit Rights

The Trust does not enjoy audit or inspection rights under the Custodial Services Agreements. The Sponsor relies on the Custodians’ System and Organization Controls (“SOC”) reports to provide assurances as to the controls that support the proof of existence of the Trust’s ether at the Custodians. SOC reports are internal control evaluations conducted by independent auditors. A SOC 1 report addresses the controls at a service organization that are likely to be relevant to user entities’ internal control over financial reporting. A SOC 2 report addresses controls at a service organization relevant to security, availability, processing integrity, confidentiality, or privacy in order to support users’ evaluations of their own systems of internal control. The Custodians engage an independent auditor to conduct both a SOC 1, Type II audit and a SOC 2, Type II audit. The SOC 1, Type II and SOC 2, Type II reports include controls over private key management.

Fees and Expenses

Pursuant to the Trust’s unitary fee structure, the Custodians’ fees are paid by the Sponsor in accordance with a Fee Schedule to the applicable Custodial Services Agreement. Additionally, the Custodians involved in facilitating the Trust’s staking program will receive a portion of the Staking Fees, which will be paid from the proceeds of the Node Operator’s staking activities that the Trust receives from the Ethereum network.

Modification of Agreement

The Custodial Services Agreements may be modified only by written agreement signed by both the Trust and the applicable Custodian.

Governing Law

The Custodial Services Agreements are governed by the laws of the State of New York.

Term and Termination

The term of the Custodial Services Agreements shall continue unless terminated in accordance with their terms.

Pursuant to the Anchorage Digital Custodial Services Agreement, Anchorage Digital may terminate the Anchorage Digital Custodial Services Agreement in its entirety for any reason and without cause by providing at least one-hundred-eighty (180) days’ prior written notice to the Trust and the Trust may terminate the Anchorage Digital Custodial Services Agreement in whole or in part for any reason by providing at least thirty (30) days’ prior written notice to Anchorage Digital.

Pursuant to the BitGo Custodial Services Agreement, either party may terminate the agreement in its entirety, or for one or more BitGo’s custody services, at any time and for any reason upon (i) in the case of BitGo, one hundred and twenty (120) days prior written notice to the Trust or (ii) in the case of the Trust, sixty (60) days prior written notice to BitGo.

Pursuant to the FDA Custodial Services Agreement, either party may terminate the agreement (i) with or without cause upon thirty (30) days’ prior written notice to the other party, (ii) for material breach of the agreement and the failure to cure such breach by the breaching party within seven (7) days after receiving written notice of the material breach from the non-breaching party, and (iii) upon insolvency.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and Fidelity Distributors Company LLC, Fidelity Distributors Company LLC assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

Indemnity and Limitations on Liability

In its capacity as Distributor, Fidelity Distributors Company LLC is indemnified and held harmless against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the ground that the Trust’s offering documents included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, or any other statute or the common law. However, the Trust will not indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of Distributor. In no case (i) is the indemnity of the Trust in favor of Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Trust or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Agreement, or (ii) is the Trust to be liable under its indemnity agreement with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent).

Term and Termination

The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on sixty (60) days’ prior written notice.

Governing Law

The Distribution Agreement is governed by the laws of the Commonwealth of Massachusetts.

Transfer Agency Agreement

State Street serves as the Transfer Agent. The Transfer Agent, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

Resignation, Discharge or Removal of Transfer Agent

Either the Trust or the Transfer Agent may terminate the Transfer Agency and Service Agreement for cause for the reasons set forth in the Transfer Agency and Service Agreement, such as either party’s bankruptcy or committing a material breach of the Transfer Agency and Service Agreement. The Trust may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Sponsor determines to liquidate the Trust and terminate its registration with the SEC.

Limitation on Transfer Agent’s Liability

The Transfer Agent will not be liable for the disposition of EUAs or moneys, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Transfer Agency and Service Agreement in the absence of negligence, willful misconduct or bad faith on its part. In no event will the Transfer Agent be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Trustee, the Administrator or the Cash Custodian or any entity acting on behalf of any of them which the Transfer Agent believes is given as authorized by the Trust Agreement, the Administration Agreement or the Cash Custody Agreement, respectively; or (ii) from or on behalf of any Authorized Participant which the Transfer Agent believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Transfer Agent has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Transfer Agent be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Transfer Agent will not be liable for any delay in performance or for the non-performance of any of its obligations under the Transfer Agency and Service Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Transfer Agent will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

Indemnification of Transfer Agent

The Transfer Agent, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Transfer Agency and Service Agreement and under each other agreement entered into by the Transfer Agent in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Transfer Agency and Service Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Transfer Agent.

Governing Law

The Transfer Agency and Services Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts

Cash Custody Agreement

Under the Cash Custody Agreement, the Cash Custodian will keep safely all cash and other non-ether assets of the Trust delivered to the Cash Custodian and, on behalf of the Trust, the Cash Custodian shall, from time to time, accept delivery of cash and other non-ether assets for safekeeping. Amounts received in connection with the sale of ether shall be deposited into the Cash Account.

Standard of Care; Limitations of Liability

The Cash Custodian shall exercise reasonable care, prudence and diligence and shall be liable to the Trust for all loss, damage and expense suffered or incurred by the Trust resulting from the failure of the Cash Custodian to exercise such reasonable care, prudence and diligence.

The Cash Custodian shall not be liable if the Cash Custodian (or any sub-custodian) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which the Cash Custody Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Cash Custodian, unless, in each case, such delay or nonperformance is caused by the breach by the Cash Custodian of its standard care or a malfunction or failure of equipment operated or utilized by the Cash Custodian other than a malfunction or failure beyond the Cash Custodian’s control and which could not reasonably be anticipated and/or prevented.

Indemnity

Under the Cash Custody Agreement, the Trust agrees to indemnify and hold harmless the Cash Custodian and its nominees from all loss, damage and expense (including reasonable attorneys’ fees) suffered or incurred by the Cash Custodian or its nominee caused by or arising from actions taken by the Cash Custodian on behalf of the Trust in the performance of its duties and obligations under the Cash Custody Agreement; provided however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the Cash Custodian’s breach of its standard of care.

Cash Custodian’s Fee

Pursuant to the Trust’s unitary fee structure, the Cash Custodian’s fees are paid by the Sponsor in accordance with the Cash Custody Agreement.

Governing Law

The Cash Custody Agreement is governed by the laws of the State of New York.

Termination of the Cash Custody Agreement

With respect to the Trust, the Cash Custody Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Cash Custodian by an instrument in writing delivered or mailed to the Trust, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Trust by an instrument in writing delivered or mailed to the Cash Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Trust by written notice delivered to the Cash Custodian, based upon the Trust’s determination that there is a reasonable basis to conclude that the Cash Custodian is insolvent or that the financial condition of the Cash Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Cash Custodian’s receipt of such notice or at such later time as the Trust shall designate.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder (as defined below), and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder (as defined below). The discussion below is based on the Code, Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.

Taxation of the Trust

The Sponsor and the Trustee will treat the Trust as a “grantor trust” for U.S. federal income tax purposes.

As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. The Trust will engage in staking activity. If staking is treated for U.S. federal income tax purposes as a passive ministerial and administrative activity, it should be permissible for the Trust. To that end, on November 10, 2025, the Treasury Department and IRS issued a Revenue Procedure that provided a safe harbor for trusts that otherwise qualify as investment trusts and as grantor trusts to stake their digital assets without jeopardizing their tax status as investment trusts and grantor trusts for U.S. federal income tax purposes. The Revenue Procedure provides specific requirements that must be satisfied by a Trust in order to be eligible to rely on the safe harbor.

The Trust intends to operate so that it will qualify under the Revenue Procedure to be treated for U.S. federal income tax purposes as a grantor trust. In the opinion of Dechert LLP, although not free from doubt, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).

The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions and representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Instead, the Trust’s income, expenses and amounts realized should “flow through” to the Shareholders, and the Trustee will report to Shareholders and the IRS on that basis. The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions of counsel’s opinion and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Although the Trust intends to operate within the safe harbor outlined in Revenue Procedure 2025-31, neither the Sponsor nor the Trustee has received a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter.

If the Trust were viewed as undertaking activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.

Taxation of U.S. Shareholders

Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any (including staking income, as applicable), and as if it directly incurred its respective pro rata share of the Trust’s expenses, subject to some specialized allocation rules for widely held fixed investment trusts. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in cash, the delivery of cash to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares and the purchase of the Trust of additional ether with the cash will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be based upon the amount of cash contributed and the date that the Trust purchased the ether with the cash. In the case of a Shareholder that acquires Shares as part of the creation of a Basket in kind, the delivery of ether to the Trust in exchange for a pro rata share of the underlying ether represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the ether held in the Trust will be the same as its tax basis and holding period for the ether delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying ether related to such Shares.

Current IRS guidance on the treatment of convertible virtual currencies classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of ether. Because ether is a new technological innovation, the U.S. federal income tax treatment of ether or transactions relating to investments in ether may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of virtual currency transactions, such as transactions involving ether. While the IRS has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in ether or in transactions relating to investments in ether is unknown. Moreover, future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The Trust expects to sell or use ether to pay certain expenses of the Trust or to fund cash redemptions or distributions if and when applicable. If the Trust sells ether (for example to generate cash to pay fees or expenses) or is treated as selling ether (for example by using ether to pay fees or expenses), a Shareholder will generally recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the ether that was sold. A Shareholder’s tax basis for its share of any ether sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the ether held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the ether remaining in the Trust should be equal to its tax basis for its share of the total amount of the ether held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the ether that was sold.

Upon a Shareholder’s sale of some or all of its Shares, the Shareholder will be treated as having sold the pro rata share of the ether held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the ether held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. A selling Shareholder may recognize additional gain or loss when the Trust sells or disposes of ether, as described above, attributable to the portion of the year the Shares were held. Based on current IRS guidance, such gain or loss on the sale of Shares (as well as any gain or loss realized by a Shareholder on account of the Trust selling ether) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the ether that was sold and otherwise will be short-term capital gain or loss.

Sales of ether to fund cash redemptions or distributions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed or receiving a distribution. These gains or losses generally would equal the difference between the amount realized from the sale of the ether and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ether held in the Trust that is sold to fund the redemption or distribution, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder. In accordance with Revenue Procedure 2025-31, the Trust expects to make distributions at least quarterly of net staking rewards.

If permitted, Authorized Participants may request an in-kind distribution of Trust assets when an Authorized Participant redeems its Shares at any time prior to 30 business days before the Trust’s termination date. An

Authorized Participant will not recognize gain or loss if the Authorized Participant only receives whole Trust assets in exchange for the identical amount of the Authorized Participant’s pro rata portion of the same Trust assets held by the Trust. However, if the Authorized Participant is acting on its own behalf and also receives cash in exchange for a Trust asset or a fractional portion of a Trust asset, the Authorized Participant will generally recognize gain or loss based on the difference between the amount of cash received and the Authorized Participant’s tax basis in such Trust asset or fractional portion.

A redemption of some or all of a Shareholder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the ether received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for ether received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the ether held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the ether received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the ether received by the Shareholder generally will be a taxable event.

After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the ether held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the ether held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption for ether, that is treated as the basis of the ether received by the Shareholder in the redemption.

Except for cash temporarily held to pay Trust expenses, to pay for distributions, to facilitate redemption transactions, or received in creation transactions, the Trust will only invest in ether. In the event of a fork, the Sponsor will cause the Trust to irrevocably abandon any digital asset resulting from a fork in the Ethereum network (other than what the Sponsor determines to be ether). If the Trust were to change this policy, the Trust would need to seek and obtain certain regulatory approvals, including an amendment to the Trust’s registration statement of which this Prospectus is a part and approval of an application by the Exchange to amend its listing rules. If, despite such abandonment, the Trust were to receive any digital asset resulting from a fork in the Ethereum network (other than what the Sponsor determines to be ether), the Trust Agreement requires the Sponsor to cause the forked asset to be sold and have the proceeds distributed to the Shareholders. The sale of a forked asset received by the Trust will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.

While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of ether. Therefore, if an airdrop results in holders of ether receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it would have similar tax consequences to those described above for a hard fork.

If the Trust were to receive staking rewards, any such staking rewards received by the Trust is expected to be treated as taxable income and reportable to Shareholders based on the Trust’s interpretation of current IRS guidance, regardless of whether such rewards are distributed by the Trust. Sales of ether to fund cash distributions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed.

The Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.

3.8% Tax on Net Investment Income

Certain U.S. Shareholders, who are individuals, are required to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.

United States Information Reporting and Backup Withholding; Tax Return Reporting for

Cryptocurrency

The Trustee will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains or losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in virtual currency, which includes a Shareholder’s interest in ether held by the Trust.

Taxation of Authorized Participants

If an Authorized Participant invests in the Trust on its own behalf, the Authorized Participant will generally recognize income, gain, loss or deduction as described for U.S. Shareholders. If an Authorized Participant is

acting as agent for one or more other persons, who are the beneficial owners of the Shares, the Authorized Participant will be obligated to issue an information statement to the beneficial owners, who will recognize the consequences described above for U.S. Shareholders.

Taxation of Non-U.S. Shareholders and in Jurisdictions Other Than the United States

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to taxable income effectively connected with a U.S. trade or business. If amounts received in connection with staking are not treated as effectively connected with a U.S. trade or business, such amounts could be subject to U.S. withholding if such payments were treated as U.S. source income.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.

PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS

The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan. Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying ether held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.

By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Sponsor, the Trustee, a custodian or any of their respective affiliates (the “Transaction Parties”) has through this Prospectus and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this Prospectus and related materials will not make a Transaction Party a fiduciary to the Plan.

INFORMATION YOU SHOULD KNOW

This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. None of the Trust or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) any relevant prospectus supplement.

You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

INTELLECTUAL PROPERTY

The Sponsor owns trademark registrations for the Trust. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

The Sponsor also owns trademark registrations for the Sponsor. The Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Sponsor continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN INFORMATION

BY REFERENCE

The Sponsor has filed on behalf of the Trust a registration statement on Form S-3 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.

Information about the Trust and the Shares can also be obtained from the Trust’s website, which is www.fidelity.com. The Trust’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Sponsor will make available, free of charge, on the Trust’s website the Trust’s Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust is subject to the informational requirements of the 1934 Act and will file certain reports and other information with the SEC under the 1934 Act. These filings will contain certain important information that does not appear in this Prospectus. The reports and other information are available online at www.sec.gov.

The SEC allows the “incorporation by reference” of information into this Prospectus, which means that information may be disclosed to you by referring you to other documents filed or which will be filed with the SEC. The following documents filed by the Trust are so incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 25, 2026;

2.

Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2026, as filed with the SEC on May 6, 2026; and for the fiscal quarter ended June 30, 2026, as filed with the SEC on August 6, 2026.

3.	Current Report on Form 8-K as filed with the SEC on February 5, 2026; and

4.

The description of the Shares contained in the registration statement on Form 8-A filed with the SEC on July 8, 2024, as updated by Exhibit 4.2 to the Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 14, 2025.

Unless otherwise provided therein, any reports filed (but not those that are furnished) by the Trust with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination or completion of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of it from the filing dates of such documents and shall automatically update or supersede, as applicable, any information included in, or incorporated by reference into this Prospectus. The statements in or portions of a future document incorporated by reference in this Prospectus may update and replace statements in and portions of this Prospectus or the above listed documents.

The Sponsor will provide you without charge, upon your written or oral request, a copy of any or all of the information that has been incorporated by reference into this Prospectus but not delivered with the Prospectus. Please direct your written requests to FD Funds Management LLC, 245 Summer Street, Boston, MA 02210, telephone requests by calling 1-800-FIDELITY or by sending an e-mail request to fidfunddocuments@fidelity.com.

You may also obtain information about the Trust by visiting its website at www.fidelity.com. Information contained in the Trust’s website is not part of this Prospectus.

PRIVACY POLICY

The Trust and the Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.

The Trust and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.

The Trust and the Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.

Third-party service providers with whom the Trust and the Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of the Sponsor’s current Privacy Policy, which is applicable to the Trust, is available at www.fidelity.com/privacy.

FIDELITY ETHEREUM FUND

SHARES

PROSPECTUS

[    ], 2026

1.9912508.102	ETH-PRO-[ ]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

An indeterminate number of the securities is being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(d) and 457(u), the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently on an annual basis. The Trust shall not bear any expenses in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Item 15. Indemnification of Directors and Officers.

The Trust Agreement will provide that the Trust shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel and fees and expenses incurred in connection with enforcement of its indemnification rights under the Trust Agreement), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated thereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under the Trust Agreement; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit Description

3.1**	Certificate of Trust, incorporated by reference to Exhibit 3.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

4.1*	Form of Third Amended and Restated Trust Agreement

5.1*	Opinion of Chapman and Cutler LLP as to legality

8.1*	Opinion of Dechert LLP as to tax matters

10.1**	Form of Authorized Participant Agreement, incorporated by reference to Exhibit 10.1 of the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on June 24, 2026

10.2**	Distribution Agreement, incorporated by reference to Exhibit 10.2 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.3.1**	Form of Anchorage Digital Custodial Services Agreement, incorporated by reference to Exhibit 10.3.1 of the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on June 24, 2026

Exhibit No.	Exhibit Description

10.3.2**	BitGo Custodial Services Agreement, incorporated by reference to Exhibit 10.3.2 of the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on June 24, 2026

10.3.4**	FDA Custodial Services Agreement, incorporated by reference to Exhibit 10.3 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.4**	Administration Agreement, incorporated by reference to Exhibit 10.4 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.4.1**	Amendment to the Administration Agreement, incorporated by reference to Exhibit 10.4.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on June 21, 2024

10.5**	Transfer Agency Agreement, incorporated by reference to Exhibit 10.5 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.5.1**	Amendment to the Transfer Agency Agreement, incorporated by reference to Exhibit 10.5.1 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.6**	Form of Amended and Restated Sponsor Agreement, incorporated by reference to Exhibit 10.6 of the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on June 24, 2026

10.7**	Cash Custody Agreement (Custodian Agreement), incorporated by reference to Exhibit 10.7 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.8**	Accession Agreement, incorporated by reference to Exhibit 10.8 of the Trust’s Registration Statement on Form S-1 (File No. 333-278249) filed on May 31, 2024

10.9*	License Agreement

23.1**	Consent of Independent Registered Public Accounting Firm, incorporated by reference to Exhibit 23.1 of the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on July 24, 2026

23.2*	Consent of Chapman and Cutler LLP (included in Exhibit 5.1)

23.3*	Consent of Dechert LLP (included in Exhibit 8.1)

107**	Filing Fee Tables incorporated by reference to Exhibit 107 of the Trust’s Registration Statement on Form S-3 (File No. 333-297005) filed on June 24, 2026

*	Filed herewith.
**	Previously filed.
***	To be filed by amendment.

(b) Financial Statement Schedules.

Not applicable.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S–3, Form SF-3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and the State of Massachusetts, on August 11, 2026.

FIDELITY ETHEREUM FUND
FD Funds Management LLC, as Sponsor of the Trust

By:	/s/ Cynthia Lo Bessette
Name: Cynthia Lo Bessette
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Lo Bessette	Cynthia Lo Bessette President (Principal Executive Officer)	August 11, 2026

/s/ Craig S. Brown	Craig S. Brown Treasurer (Principal Financial and Accounting Officer)	August 11, 2026

*	The registrant is a trust and the persons are signing in their capacities as officers of FD Funds Management LLC, the Sponsor of the registrant.